UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

US Foods Holding Corp.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023

PROXY STATEMENT

NOTICE OF ANNUAL MEETING

THURSDAY, MAY 18, 2023

9 AM (CENTRAL DAYLIGHT TIME)

OUR CULTURE
EXPECT EXCELLENCE
I challenge myself and others to delight customers every time
STOP WASTE
I take action every day to eliminate waste
YOU MATTER
I care for my co-workers, enable their success, and make winning fun
TEAM UP
I engage the right people, in the right way, at the right time
TALK STRAIGHT
I seek the truth and exchange objective feedback

April 5, 2023

DEAR FELLOW STOCKHOLDER

On behalf of the Board of Directors, I am pleased to invite you to attend US Foods’ 2023 Annual Meeting of Stockholders on Thursday, May 18, 2023, at 9:00 a.m. Central Daylight Time. We are pleased to announce that, in order to ensure expanded access for as many stockholders as possible, this year’s annual meeting will be a completely “virtual meeting” of stockholders.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the virtual Annual Meeting, the representation of your shares and your vote at the Annual Meeting are very important. I encourage you to review this Proxy Statement and submit your vote today. Instructions for voting your shares are set forth in the Proxy Statement.

2022 was a year of great progress for US Foods during which we demonstrated strong execution against our long-range plan by profitably growing market share, optimizing our gross margins, continuing to improve our operational efficiencies, and delivering value to shareholders through prudent capital allocation. In addition, the Board recently appointed Dave Flitman as our new Chief Executive Officer and a member of our Board. Dave brings to us a wealth of global business leadership, executive management skills and extensive commercial distribution experience, along with significant expertise in operational excellence, supply chain, and general management with more than 35 years of experience in manufacturing and distribution across multiple industries, including food distribution. The Board was excited to welcome Dave to the US Foods team and we look forward to working closely with him as we chart a dynamic path forward.

With Dave serving as our Chief Executive Officer, I have once again assumed the role of Non-Executive Chair of the Board, and I am excited to continue to work with the US Foods team in this capacity. It is a privilege to serve as your Chair and I greatly value your support of US Foods. On behalf of the Board and everyone at US Foods, we are grateful for your continued trust and support. Thank you for being a US Foods stockholder.

Sincerely,

ROBERT M. DUTKOWSKY

Chair of the Board

2022 was a year of great progress for US Foods during which we demonstrated strong execution against our long-range plan

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 18, 2023
9 a.m. (Central Daylight Time)

We are pleased to provide notice of the 2023 Annual Meeting of Stockholders of US Foods Holding Corp. (including any adjournments, postponements or continuations thereof, the “Annual Meeting”). This year’s Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend and participate in the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/USFD2023 where you will be able to listen to the meeting live, submit questions, and vote.

As described in the proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), the holders of our Common Stock, par value $0.01 per share (“Common Stock”), and the holders of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), voting together as a single class, will be asked to:

1.	Elect 12 director nominees to our board of directors (our “Board”);
2.	Approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement;
3.	Vote, on an advisory basis, on the frequency of future advisory votes on executive compensation;
4.	Approve an amendment to our Restated Certificate of Incorporation to add a federal forum selection provision;
5.	Approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation and to remove obsolete provisions;
6.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023;
7.	Consider a stockholder proposal on a policy regarding limitations on accelerated vesting of performance-based share awards of senior executive officers upon a change in control, if properly presented at the Annual Meeting; and
8.	Transact such other business that may properly come before the Annual Meeting.

In addition, the holders of our Series A Preferred Stock, voting as a separate class, will be asked to elect a 13th director nominee, designated by KKR Fresh Aggregator L.P. and KKR Fresh Holdings L.P. (collectively, “KKR”) under the terms of an Investment Agreement, dated as of April 21, 2020 (the “Investment Agreement”).

Stockholders of record at the close of business on March 21, 2023, are entitled to notice of, and to vote at, the Annual Meeting.

Beginning on or about April 5, 2023, a Notice of Internet Availability of Proxy Materials (“Notice”) was mailed to each of our stockholders of record as of March 21, 2023. In addition, the Proxy Statement and our 2022 Annual Report to Stockholders are available at www.proxyvote.com and accessible with the 16-digit control number found on the Notice. As more fully described in the Notice, all stockholders may choose to access these materials online or may request printed or emailed copies.

We encourage you to vote your shares as soon as possible. Specific instructions for voting over the internet or by telephone or mail are included in the Notice. If you attend the virtual Annual Meeting and vote electronically during the meeting, your vote will replace any earlier vote.

By Order of the Board of Directors,

ANDREW M. JOHNSTONE Interim General Counsel	STEPHANIE D. MILLER Corporate Secretary

Access The Proxy Statement And Vote In One of Four Ways:

Internet	Telephone	Mail	At the Meeting
Visit the website on your proxy or voting instruction form	Call the telephone number on your proxy or voting instruction card	Sign, date, and return your proxy or voting instruction card in the enclosed envelope	Attend the virtual Annual Meeting at www.virtualshareholdermeeting. com/USFD2023

Please refer to the Notice or the information forwarded by your bank, broker or other nominee to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 18, 2023. The proxy statement and our 2022 Annual Report are available at https://materials.proxyvote.com/912008.

2     US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by our board of directors (the “Board”) of US Foods Holding Corp., a Delaware corporation (“US Foods,” the “Company,” “we,” “us” or “our”), for the Annual Meeting of Stockholders scheduled to be held on May 18, 2023 (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) at 9 a.m., Central Daylight Time. You will be able to attend and participate in the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/USFD2023 where you will be able to listen to the meeting live, submit questions, and vote. This Proxy Statement and accompanying form of proxy card were first mailed to stockholders on or about April 5, 2023.

Proposal 5: Amend our Restated Certificate of Incorporation to Reflect New Delaware Law Provisions regarding Officer Exculpation and to Remove Obsolete Provisions	74
Proposal 6: Ratification of Appointment of Independent Registered Public Accounting Firm	77
Audit Committee Report	78
Proposal 7: Stockholder Proposal	79
Security Ownership of Certain Beneficial Owners, Directors, and Officers	82
About the Meeting	85
About Voting	90
Other Matters	93
Appendix A	95
Appendix B	98

FORWARD-LOOKING STATEMENTS

Statements in this Proxy Statement which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; increases in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change or related legal, regulatory or market measures; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; the impact of governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; the replacement of the London Interbank Offered Rate (“LIBOR”) with an alternative reference rate; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective integration of acquired businesses; misalignment of stockholder interests; potential costs associated with stockholder activism; changes in tax laws and regulations and resolution of tax disputes; certain provisions in our governing documents; health and safety risks to our associates and related losses; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events; and management of retirement benefits and pension obligations.

For a detailed discussion of these risks, uncertainties and other factors that could cause our results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Additionally, we operate in a highly competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible to predict all risks nor identify all uncertainties. The forward-looking statements contained in this Proxy Statement speak only as of the date of this Proxy Statement and are based on information and estimates available to us at this time. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     3

US FOODS AT A GLANCE

US Foods Holding Corp. is one of America’s great food companies and a leading foodservice distributor, providing restaurants, healthcare, hospitality, governmental and educational institutions with a broad and innovative food offering, a comprehensive suite of e-commerce, technology and business solutions and omni-channel solutions that enable our customers to receive product in ways that best suit their needs. Our success is powered by our talented US Foods associates who come to work every day with one goal in mind: to help our customers Make It.

70	86	$34.1B	~6,500	~4,000
Distribution Facilities	CHEF’STORE® locations	in revenue	trucks in our fleet	sales associates

150+	~29,000	>400,000	~6,000	~250,000
years in business	associates	products	suppliers	customers

LEARN MORE ABOUT US

You can learn more about US Foods, by visiting our website, www.usfoods.com Learn about our CSR initiatives in our most recent CSR report at www.usfoods.com/csr

@usfoods	@usfoods	us_foods	US Foods	US Foods

Note: Information provided above is for fiscal 2022 or as of February 16, 2023.

4    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PROXY SUMMARY

INFORMATION ABOUT THE ANNUAL MEETING

You have received these proxy materials because the Board is soliciting your proxy to vote your shares during the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Time and Date:	9 a.m. (Central Daylight Time) on Thursday, May 18, 2023
Location:	Virtual Meeting (www.virtualshareholdermeeting.com/USFD2023)
Record Date:	The close of business on March 21, 2023

MATTERS TO BE VOTED UPON

At the Annual Meeting, the holders of our Common Stock, par value $0.01 per share (“Common Stock”), and the holders of our Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), voting together as a single class, will be asked to vote upon the following matters:

	Board Recommendation	Page
Proposal 1 – Election of 12 Director Nominees	FOR EACH OF OUR BOARD NOMINEES	12
Proposal 2 – Advisory approval of the compensation paid to our named executive officers, as disclosed in the Proxy Statement	FOR	38
Proposal 3 – Advisory vote on the frequency of future advisory votes on executive compensation	ONE YEAR	71
Proposal 4 – Amendment to our Restated Certificate of Incorporation to add a federal forum selection provision	FOR	72
Proposal 5 – Amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation and to remove obsolete provisions	FOR	74
Proposal 6 – Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023	FOR	77
Proposal 7 – Stockholder Proposal on a policy regarding limitations on accelerated vesting of performance-based share awards of senior executive officers upon a change in control, if properly presented	AGAINST	79

In addition, the holders of our Series A Preferred Stock will be asked to vote as a separate class on a 13th director nominee designated by KKR Fresh Aggregator L.P. and KKR Fresh Holdings L.P. (collectively, “KKR”) under the terms of an Investment Agreement, dated as of April 21, 2020 (the “Investment Agreement”).

Stockholders of record at the close of business on March 21, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     5

PROXY SUMMARY

DIRECTOR HIGHLIGHTS

Our Board currently has 14 members, 13 of whom are standing for election for a one-year term, expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal. Twelve of the director nominees will be voted upon by our common stockholders and the holders of our Series A Preferred Stock, voting together as a single class. The 13th director nominee, who was designated by KKR under the terms of the Investment Agreement, will be voted upon only by the holders of the Series A Preferred Stock, voting as a separate class. The following table provides summary information about our current directors.

Name	Age	Director Since	Gender or Racial Diversity	Independent(1)	Compliance with Stock Ownership Guidelines(2)
Cheryl A. Bachelder	66	2018
James J. Barber, Jr.(3)	62	2022
Court D. Carruthers(4)	50	2016
Robert M. Dutkowsky Chair of the Board	68	2017
Scott D. Ferguson(3)	49	2022
David E. Flitman(5)	58	2023
Marla Gottschalk	62	2022
Sunil Gupta	64	2018
Carl Andrew Pforzheimer	61	2017
Quentin Roach	56	2022
Nathaniel H. Taylor(6)	46	2020			N/A
David M. Tehle	66	2016
David A. Toy(3)	56	2022
Ann E. Ziegler	64	2018

(1)	All directors are independent in accordance with the standards of the New York Stock Exchange (the “NYSE”), except for Mr. Flitman, our CEO.
(2)	All applicable directors were in compliance with (or were on track to be in compliance with) the guidelines at the end of 2022. Mr. Taylor has elected to waive his right to receive compensation for serving on the Board and is not subject to our Stock Ownership Guidelines.
(3)	Appointed pursuant to the Cooperation Agreement with Sachem Head Capital Management LP and certain of its affiliates.
(4)	Mr. Carruthers has not been nominated to stand for election in 2023.
(5)	Mr. Flitman was appointed to the Board, effective January 5, 2023.
(6)	Designated by KKR under the terms of the Investment Agreement.

6     US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

   Independent Chair of the Board

   13 of 14 directors are independent

   Fully independent Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees

   Comprehensive and strategic approach to enterprise risk management

   Audit Committee oversight of cybersecurity

   Nominating and Corporate Governance Committee oversight of corporate social responsibility (“CSR”)

   Compensation and Human Capital Committee oversight of diversity and inclusion

   Proactive stockholder engagement

   Annual say-on-pay vote

   Declassified Board – all directors elected annually

   No stockholder rights plan (poison pill)

   Majority vote standard in uncontested director elections and plurality vote standard in contested director elections

   Stockholders can amend bylaws and no supermajority is required

   Stock ownership guidelines for directors and executive officers

   No stock hedging or pledging permitted by directors and executive officers

   Strong commitment to diversity

   Annual Board and committee self-evaluations

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     7

PROXY SUMMARY

INDEPENDENCE, DIVERSITY, AGE AND TENURE

During the past five fiscal years, we have added nine new independent directors to our Board, adding five diverse directors such that the Board reflects a more diverse composition, with three of our directors being women and two of our directors being racially or ethnically diverse. In all, 13 of 14 current directors are independent and all members of our Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee are independent. We believe the composition of the Board strikes a balanced mix of experienced leaders with varying professional backgrounds and other differentiating personal characteristics who provide a broad spectrum of experience and expertise. The differing tenures of our directors allow the Board to benefit from fresh perspectives of newer directors while ensuring we retain the knowledge and experience of longer-serving directors.

Note: The illustrations above reflect the composition of the Board as of the date of this Proxy Statement.

8     US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PROXY SUMMARY

QUALIFICATIONS AND RELEVANT EXPERIENCE

The Board is comprised of individuals with experience in key areas relevant to US Foods. Each director nominee was nominated based on the unique experience, qualifications and skills that he or she brings to the Board. This blend of diverse backgrounds provides the Board with the benefit of a broad array of perspectives. The table below highlights some of the experience and skills embodied by our directors, as well as our director demographics. If an individual is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in such area.

	Bachelder	Barber	Carruthers**	Dutkowsky	Ferguson	Flitman	Gottschalk	Gupta	Pforzheimer	Roach	Taylor	Tehle	Toy	Ziegler
Director
Committee Membership*
Audit Committee							●		●			●	●
Compensation and Human Capital Committee	●	●	●							●		●
Executive Committee	●			●	●							●		●
Nominating and Corporate Governance Committee					●		●	●						●

Knowledge, Skills and Experience
Food Industry
Supply Chain and Logistics
CEO Leadership
Sustainability and Corporate Responsibility
Accounting/Finance
Risk Management
Technology
Marketing & Strategy
Human Capital Management
Other Public Company Board(s)
Demographics
GENDER
Male
Female
RACE/ETHNICITY
American Indian or Alaska Native
Asian
Black or African American
Hispanic or Latino
Native Hawaiian or Other Pacific Islander
White / Caucasian

= director designated as an Audit Committee “financial expert” at US Foods.
*	Committee membership reflects membership information as of the date of this Proxy Statement.
**	Mr. Carruthers has not been nominated to stand for election in 2023.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     9

PROXY SUMMARY

WHAT THESE SKILLS BRING TO US FOODS:

Food Industry	Experience in the food industry provides the Board with an enhanced understanding of the industry and is highly important to strategic planning and risk oversight of our business and operations.
Supply Chain and Logistics	Experience in supply chain management and logistics provides the Board with an enhanced understanding of a crucial aspect of the Company’s operations and is important to overseeing risk in our supply chain and operations.
CEO Leadership	CEO leadership experience brings different perspectives into the boardroom and is important for monitoring strategy, developing a high-performing executive leadership team and capital allocation.
Sustainability and Corporate Responsibility	Brings understanding and experience regarding environmental and CSR issues that are relevant to our Company and the sustainability of the communities in which we operate.
Accounting/ Finance	Accounting and finance experience is important in overseeing our financial reporting, internal controls and capital allocation, which are critical to our success.
Risk Management	Experience in risk management is critical in overseeing the risks we face today and anticipating emerging risks that could impact us in the future.
Technology	Experience in technology is important to assess the tools we utilize to support our business infrastructure, supply chain and customer service, and also to oversee cybersecurity and information security risks.
Marketing & Strategy	Marketing and strategy experience is important in understanding our growth strategy and customer-centric focus.
Human Capital Management	Human capital management experience is important to assess compensation practices, diversity mix, talent, training programs and corporate culture, which we depend upon to attract and retain key personnel and motivate our associates to perform and create long-term stockholder value.
Other Public Company Board(s)	Experience in public company governance, expertise in the purpose and functioning of a board, and oversight of strategic planning and management team performance are all important to understanding and protecting stockholders’ interests.

10     US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation and Human Capital Committee’s decisions regarding the design of our 2022 executive compensation program marked a return to traditional (pre-pandemic) plan designs in both our annual and long-term incentive plans, taking into account the need to address the CEO transition and the resulting uncertainties for the executive team. For 2022, our executive compensation program emphasized our strategic and operational priorities, focused on profitable market share growth, and optimized gross margins and operational efficiency to position us for long-term growth.

2022 Base Salary Key Decisions

No annual merit-based salary increases were provided to our NEOs in 2022 except an increase for Mr. Hancock consistent with market benchmarking.

Mr. Iacobucci’s salary was increased in May 2022 upon his appointment as our Interim Chief Executive Officer.

Mr. Locascio’s salary was increased in May 2022 to align to market practices and for retention purposes.

2022 Long-Term Equity Incentive Plan (“LTIP”) Key Decisions

Based on stockholder feedback and market practice, we re-introduced performance-based RSUs (“PRSUs”) to our annual LTIP program resulting in a mix of time-based restricted stock units (“RSUs”) (50%) and PRSUs (50%).

The 2022 PRSUs’ are subject to performance goals related to Adjusted EBITDA growth rate (70%) and Return on Invested Capital (“ROIC”) (30%), each with different growth targets for each year in the three-year performance period (2022, 2023, and 2024) ending December 31, 2024. These performance metrics are directly linked to our long-term growth strategy, which we believe will drive shareholder value. Earned and vested PRSUs are paid after the end of the performance period.

2022 Annual Incentive Plan (“AIP”) Key Decisions

We returned to our pre-pandemic practice of setting annual (instead of two half-year) performance targets based on Adjusted EBITDA and market share improvement, selecting performance goals aligned with our long-term growth strategy: Adjusted EBITDA (60%) and Local Sales and National Sales Market Share Growth (20% each).

No increases in annual target bonus percentages were provided to our NEOs in 2022, except an increase for Mr. Hancock consistent with market benchmarking.

Additional Leadership Transition / Special Retention Awards in 2022

In connection with our leadership transition that occurred in May 2022, we modified Messrs. Iacobucci and Locascio’s compensation and made various equity grants and severance agreement amendments for our executive team, including our NEOs, to ensure short- and medium-term stability across the Company’s leadership.

IMPORTANT DATES FOR 2024 ANNUAL MEETING

Deadline to include stockholder proposals in our Proxy Statement	Period to submit stockholder proposals not included in our Proxy Statement	Period for stockholders to nominate director candidates for election
On or before December 7, 2023	Between January 19, 2024 and February 18, 2024	Between January 19, 2024 and February 18, 2024

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     11

PROPOSAL 1

The Board
of Directors
recommends
a vote FOR each
of the Board’s
director
nominees on the
proxy card.

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. The Board is currently comprised of 14 directors, 13 of whom are independent under the corporate governance standards of the NYSE. All of our directors are subject to annual election.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated 13 individuals to serve for one-year terms until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified (or their earlier death, resignation, retirement, disqualification, or removal).

Twelve of the 13 director nominees will be voted upon by the holders of our Common Stock and the holders of our Series A Preferred Stock, voting together as a single class. Proxies solicited by the Board will be exercised for the election of each of the following 12 nominees: Cheryl A. Bachelder, James J. Barber, Jr., Robert M. Dutkowsky, Scott D. Ferguson, David E. Flitman, Marla Gottschalk, Sunil Gupta, Carl Andrew Pforzheimer, Quentin Roach, David M. Tehle, David A. Toy and Ann E. Ziegler, unless you vote “against” one or more of the nominees or elect to abstain from voting. The Board agreed to nominate, and recommend, Messrs. Ferguson, Barber and Toy for election to the Board at the Annual Meeting in connection with the Cooperation Agreement described below beginning on page 33

One of the 13 director nominees, Nathaniel H. Taylor, has been designated by KKR pursuant to the Investment Agreement (“KKR Designee”). The holders of Series A Preferred Stock will vote separately, as a class, on the election of Mr. Taylor to hold office until the 2024 annual meeting of stockholders and until his successor is duly elected and qualified (or until his earlier death, resignation, retirement, disqualification, or removal). Only the holders of Series A Preferred Stock have the right to vote on the election of Mr. Taylor and proxies solicited by the Board from holders of our Series A Preferred Stock will be exercised for the election of Mr. Taylor unless the holder votes “against” or abstains from voting for Mr. Taylor. In the event KKR or its affiliates no longer beneficially own at least 50% of the shares of our Series A Preferred Stock purchased under the Investment Agreement or an equivalent amount of our Common Stock, on an as-converted basis, Mr. Taylor (or his successor) will resign, and KKR and its affiliates will no longer have the ability to designate a nominee to the Board.

12    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

ELECTION OF DIRECTORS

SKILLS, EXPERIENCE, AND COMMITMENT TO DIVERSITY

The Board seeks members with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board believes that maintaining a diverse membership enhances the Board’s discussions and enables the Board to better represent all of the Company’s constituents. The Board is currently comprised of sitting chief executive officers, former chief executive officers, former chief financial officers, a former chief operating officer, a former chief procurement officer, private equity investors and a tenured business school professor. During the past five fiscal years, we refreshed nine of our board positions with independent directors, adding five diverse directors such that the Board reflects a more diverse composition, with three of our directors being women and two of our directors being racially or ethnically diverse.

Our Corporate Governance Guidelines provide that individuals will be considered for nomination to the Board based on their business and professional experience, judgment, gender, race and ethnicity, skills, background, and other unique characteristics as the Board deems appropriate. Accordingly, the Board is committed to actively seeking out highly qualified women and individuals from minority groups as well as candidates with diverse or non-traditional backgrounds, skills, and experiences as part of the director search process.

Director candidates should demonstrate a reputation for integrity, strong values, discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant career experience, along with other skills and characteristics that meet the current needs of the Board. The Nominating and Corporate Governance Committee and the Board will also consider whether candidates meet applicable independence standards where appropriate and evaluate any potential conflicts of interest with respect to each candidate.

Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. If a director nominee, other than the KKR Designee or a director nominated in connection with the Cooperation Agreement, should become unavailable to serve at the time of the Annual Meeting, shares represented by proxy may be voted for the election of a substitute nominee to be designated by the Board. Alternatively, in lieu of designating a substitute, the Board may reduce the size of the Board.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    13

ELECTION OF DIRECTORS

BACKGROUND AND EXPERIENCE OF DIRECTORS

The professional background and experience of each of the Company’s director nominees is provided below. We believe that our director nominees collectively provide an appropriate mix of experience and skills relevant to the size and nature of our business.

12 Nominees for Election as Directors with a term expiring at the 2024 Annual Meeting, to be elected by the holders of our common stock and holders of series a preferred stock, voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING 12 DIRECTOR NOMINEES.

Cheryl A. Bachelder INDEPENDENT		James J. Barber, Jr. INDEPENDENT

Age 66 Director since: 2018 Committees: Compensation and Human Capital (Chair) Executive	Other Current Public Company Directorships: None Past Public Company Directorships: Pier 1 Imports, Inc. Popeyes Louisiana Kitchen, Inc.	Age 62 Director since: 2022 Committees: Compensation and Human Capital	Other Current Public Company Directorships: C.H. Robinson Worldwide, Inc. Past Public Company Directorships: None

Ms. Bachelder serves on the board of directors, as Lead Director, of Chick-fil-A, Inc., a family-owned and privately held restaurant chain, and the advisory board of Procter & Gamble’s franchising venture, Tide Cleaners. She previously served as Interim Chief Executive Officer of Pier 1 Imports, Inc., a home furnishings and decor retailer, from December 2018 to November 2019, a role to which she was appointed in connection with her service on the Pier 1 board of directors. Pier 1 filed for Chapter 11 bankruptcy in February 2020. During her career, Ms. Bachelder served as Chief Executive Officer of Popeyes Louisiana Kitchen, Inc., a multinational restaurant operator and franchisor, from 2007 until her retirement in 2017, during which time she also served as a director. Prior to her role with Popeyes, she served as President and Chief Concept Officer of KFC restaurants, a division of Yum! Brands, Inc. Ms. Bachelder’s earlier career included brand leadership roles at Domino’s Pizza, RJR Nabisco, Gillette, and Procter & Gamble.		Mr. Barber is the former Chief Operating Officer of United Parcel Service, Inc. (“UPS”), one of the world’s largest package delivery companies, serving in this role from March 2018 to January 2020. Mr. Barber began his career as a package delivery driver for UPS. He then spent over thirty years at UPS holding roles of increasing responsibility including as President of UPS International, from May 2013 to February 2018; President of UPS Europe, from July 2011 to April 2013; District Manager, from January 2006 to July 2011; Region and District Controller, from June 1993 to December 2005; Accounting Manager, from January 1989 to May 1993; and Accounting Billing Supervisor, from June 1984 to December 1989. Mr. Barber previously served as a trustee for The UPS Foundation, and on the boards of UNICEF and the Folks Center for International Business at the University of South Carolina.

Skills and Qualifications		Skills and Qualifications

◼     Ms. Bachelder is an accomplished executive, with extensive experience in the food industry and a track record of creating strong brand value.

◼     Her expertise provides valuable insights as the Company executes on our Great Food. Made Easy.® strategy.

◼     Ms. Bachelder is an experienced public company director, with expertise in human capital management, including oversight of incentive compensation.

◼     Mr. Barber has substantial supply chain expertise, honed as an executive leading global operations at UPS over more than three decades, and provides valuable insight given his deep knowledge of distribution and logistics as well as complex transportation operations.

◼     He also has broad international experience, having lived outside the U.S. for many years, which brings a unique perspective to the Board.

14    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

ELECTION OF DIRECTORS

Robert M. Dutkowsky (Non-Executive Chair of the Board) INDEPENDENT*		Scott D. Ferguson INDEPENDENT

Age 68 Director since: 2017 Committees: Executive (Chair) Other Current Public Company Directorships: Pitney Bowes Inc. (Chair) Raymond James Financial, Inc. The Hershey Company	Past Public Company Directorships: McAfee, Inc. (Lead Independent Director) Tech Data Corporation (Chairman) The ADT Corporation	Age 49 Director since: 2022 Committees: Executive Nominating and Corporate Governance Other Current Public Company Directorships: None	Past Public Company Directorships: Autodesk, Inc. Elanco Animal Health Incorporated Olin Corporation

Mr. Dutkowsky served as the Executive Chairman of US Foods Holding Corp. from May 2022 until January 2023. Earlier in his career, he served as Executive Chairman of Tech Data Corporation, a technology distributor, from June 2018 to July 2020. He previously served as Chief Executive Officer of Tech Data from October 2006 to June 2018. Prior to joining Tech Data, Mr. Dutkowsky served as President and Chief Executive Officer, and Chairman of the board of directors of Egenera, Inc., a software company, from 2004 to 2006; President and Chief Executive Officer, and Chairman of the board of directors of J.D. Edwards & Co., Inc., a software company, from 2002 to 2004; and President and Chief Executive Officer, and Chairman of the board of directors of GenRad, Inc., an electronic equipment manufacturer, from 2000 to 2002. He also served as Executive Vice President, Markets and Channels, from 1997 to 1999; and President, Data General, in 1999, of EMC Corporation, a data storage manufacturer. Mr. Dutkowsky began his career at IBM, a technology company, where he served in several senior management positions.		Mr. Ferguson is the founder and managing partner of Sachem Head Capital Management LP, an investment management firm based in New York, which he started in 2012. Prior to starting Sachem Head Capital, Mr. Ferguson spent nine years as an investment professional at Pershing Square Capital Management, L.P., an investment advisory firm. Prior to that, Mr. Ferguson served as a Vice President at American Industrial Partners LLC, a private equity firm, from 1999 to 2001; and as a business analyst at McKinsey & Company, a management consulting firm, from 1996 to 1999.

Skills and Qualifications		Skills and Qualifications

◼     Mr. Dutkowsky has substantial senior executive leadership experience.

◼     He has substantial experience in distribution and provides valuable governance perspectives based on his experience as a board member, and, in some cases, chairman, of numerous public and private companies across a wide range of industries.

◼     Mr. Dutkowsky also has human capital management expertise, including oversight of incentive compensation.

◼     Mr. Ferguson brings extensive finance and accounting skills as well as the perspective of one of our largest shareholders, Sachem Head.

◼     He also maintains strong relationships in the investment community, which helps him provide critical insight to discussions on our business and operations.

◼     Mr. Ferguson has significant experience with strategy and risk management oversight as well as corporate governance gained through service on other public company boards.

*	Mr. Dutkowsky served as our Executive Chairman, on an interim basis, from May 2022 (concurrent with Andrew Iacobucci’s appointment as Interim CEO) until January 5, 2023 (the date on which Mr. Flitman became our CEO). When Mr. Flitman commenced his role as CEO, Mr. Dutkowsky resumed his position as our Non-Executive Chair of the Board. The Board has determined that Mr. Dutkowsky’s interim service as our Executive Chairman does not disqualify him as an independent director in accordance with the NYSE rules.

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ELECTION OF DIRECTORS

David E. Flitman		Marla Gottschalk INDEPENDENT

Age 58 Director since: 2023 Committees: None Other Current Public Company Directorships: Veritiv Corporation	Past Public Company Directorships: Builders FirstSource, Inc. BMC Stock Holdings, Inc.	Age 62 Director since: 2022 Committees: Audit Nominating and Corporate Governance Other Current Public Company Directorships: Reynolds Consumer Products Inc. Big Lots, Inc.	Past Public Company Directorships: GATX Corporation Potbelly Corporation Visteon Corporation

Mr. Flitman has served as the Chief Executive Officer since January 2023. Mr. Flitman previously served as Chief Executive Officer and a member of the board of directors of Builders FirstSource, Inc., serving in this role since April 2021. Prior to that, Mr. Flitman served as President and Chief Executive Officer and a member of the board of directors of BMC Stock Holdings, Inc. from August 2018 until its merger with Builders FirstSource. In addition, Mr. Flitman previously served as Executive Vice President of Performance Food Group Company and was President and Chief Executive Officer of its Performance Foodservice division from January 2015 to September 2018. From January 2014 to December 2014, Mr. Flitman served as Chief Operating Officer and President USA & Mexico of Univar Solutions Inc. Mr. Flitman joined Univar in December 2012 as President USA with additional responsibility for Univar’s Global Supply Chain & Export Services teams. From November 2011 to September 2012, he served as Executive Vice President and President of Water and Process Services at Ecolab Inc.; and prior to that, from August 2008 to November 2011, Mr. Flitman served as Senior Executive Vice President of Nalco Holding Company until it was acquired by Ecolab in 2011. He also served as President of Allegheny Power System from February 2005 to July 2008. Before holding these executive positions, Mr. Flitman spent nearly twenty years in operational, commercial, and global business leadership positions at DuPont de Nemours, Inc. Since July 2017, Mr. Flitman has also served as a member of the board of directors of Veritiv Corporation where he serves as the Chair of the Compensation and Leadership Development Committee.		Ms. Gottschalk served as Chief Executive Officer of The Pampered Chef Ltd., a direct seller of high-quality kitchen and entertaining products, from 2006 to 2013; and as President and Chief Operating Officer from 2003 to 2006. From 1989 until 2003, she served in a variety of senior roles at Kraft Foods, including Senior Vice President of Financial Planning and Investor Relations, Executive Vice President and General Manager of the Post Cereal division, and Vice President of Marketing and Strategy of the Kraft Cheese Division. Ms. Gottschalk currently serves as a member of the board of directors of privately held UL Solutions Inc., a global leader in applied safety science delivering testing, inspection, certification and software services, and was previously a strategic board advisor for privately held Ocean Spray Cranberries, Inc. from 2015 until 2022.

Skills and Qualifications		Skills and Qualifications

◼     As an experienced public company CEO, Mr. Flitman brings a wealth of global business leadership experience, executive management skills and extensive commercial distribution experience across multiple industries, including food distribution.

◼     He has a substantial experience as a public company director, including as chair of a compensation committee.

◼     Mr. Flitman’s role as our Chief Executive Officer provides valuable information about our operations and brings a management perspective to the deliberations of the Board.

◼     Ms. Gottschalk has substantial executive leadership experience and over 25 years of experience in consumer products.

◼     She was qualified as a Certified Public Accountant and is designated as a financial expert (for Audit Committee purposes).

◼     Ms. Gottschalk is an experienced public company director.

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ELECTION OF DIRECTORS

Sunil Gupta INDEPENDENT		Carl Andrew Pforzheimer INDEPENDENT

Age 64 Director since: 2018 Committees: Nominating and Corporate Governance	Other Current Public Company Directorships: None Past Public Company Directorships: None	Age 61 Director since: 2017 Committees: Audit Other Current Public Company Directorships: Tastemaker Acquisition Corp	Past Public Company Directorships: None

Prof. Gupta joined Harvard Business School in 2006 as a professor and was named the Edward W. Carter Professor of Business Administration in 2007. He has served as the Chair of the General Management Program for senior executives from 2013-2019 and has been the Co-Chair of the Driving Digital Strategy executive education program since 2013. He also served as the Chair of the Marketing Department from 2008 to 2013. Before joining Harvard Business School, Prof. Gupta held a number of positions at the Columbia University Graduate School of Business, including serving as the Meyer Feldberg Professor of Business from 2000 to 2006. Prof. Gupta advises startup firms and public companies on driving digital strategies.		Mr. Pforzheimer is the co-Chief Executive Officer of Tastemaker Acquisition Corp., a publicly-traded special-purpose acquisition corporation formed to make investments in the restaurant and hospitality industry, and an instructor at the Harvard Business School in Cambridge, MA. He was the founder of Barteca Holdings, LLC, a multi-location restaurant group, where he served as Chief Executive Officer from 1995 to August 2016; and Chairman of the Board from 2012 to June 2018. Mr. Pforzheimer currently serves, and has served, on the boards of directors of several private restaurant companies throughout the U.S., including as Lead Director at Wisely, Inc., a restaurant technology company serving leading fast casual and full service restaurant chains across the country, until its acquisition by Olo Inc., a leading on-demand commerce platform, at the end of 2021. He is a member of the Education Policy Committee of the Culinary Institute of America and has also served on the board of directors of the Connecticut Restaurant Association.

Skills and Qualifications		Skills and Qualifications

◼     Prof. Gupta has over 30 years of research, teaching, and consulting experience in marketing and strategy, including over 10 years in digital marketing, and brings expertise in finance and risk assessment to our Board.

◼     He has a Ph.D. in Marketing from Columbia University.

◼     Prof. Gupta’s current research is in the area of digital technology and its impact on consumer behavior and firm strategy.

◼     Mr. Pforzheimer is a successful restaurateur with significant food industry leadership and customer service experience.

◼     He has substantive experience in sustainability, risk management and human capital management and provides valuable perspectives in these areas and others based on his executive leadership experience with independent restaurants.

◼     Mr. Pforzheimer provides our Board with unique insights into the restaurant and hospitality industries.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    17

ELECTION OF DIRECTORS

Quentin Roach INDEPENDENT		David M. Tehle INDEPENDENT

Age 56 Director since: 2022 Committees: Compensation and Human Capital	Other Current Public Company Directorships: None Past Public Company Directorships: None	Age 66 Director since: 2016 Committees: Audit (Chair) Compensation and Human Capital Executive	Other Current Public Company Directorships: Jack in the Box Inc. National Vision Holdings, Inc. Past Public Company Directorships: Genesco Inc.

Mr. Roach served as Senior Vice President & Chief Procurement Officer at Mondelēz International, Inc., an American multinational confectionery, food, holding and beverage and snack food company, from 2020 until 2022 where he was responsible for oversight of company-wide expenditures, working capital management, risk mitigation processes, supply chain ESG initiatives, supplier performance management and innovation improvements. Prior to joining Mondelēz, Mr. Roach served as Chief Procurement Officer and Senior Vice President of Global Supplier Management and Workplace Enterprise Services at Merck & Co., a multinational pharmaceutical company. From 2008 to 2011, Mr. Roach was Senior Vice President & Chief Procurement Officer of Bristol-Myers Squibb Company. From 2002 to 2008, he worked in various roles at Bausch & Lomb, including as Vice President of Global Customer Strategy/Sales, Marketing and Customer Service. Prior to that, Mr. Roach held leadership positions at Strong Health/University of Rochester, Delphi Corporation, and General Motors Corporation. Mr. Roach serves on the board of directors of Armada Supply Solutions, a provider of supply-chain management services for the food-service industry.		Mr. Tehle served as Executive Vice President and Chief Financial Officer of Dollar General Corporation, a discount retailer, from 2004 until retiring in July 2015. Prior to his work at Dollar General, Mr. Tehle was Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail company, from 1997 to 2004 and held finance positions at several companies, including Ryder System, Inc., a transportation and logistics company, and Texas Instruments Incorporated, a semiconductor design and manufacturing company.

Skills and Qualifications		Skills and Qualifications

◼     Mr. Roach has substantial executive leadership experience across a number of industries and sectors.

◼     He has deep expertise in supplier relationship management, sourcing strategies and material procurement.

◼     Mr. Roach has extensive knowledge of risk management and business planning to improve organizational growth prospects.

◼     Mr. Tehle has extensive knowledge of financial reporting, internal controls and procedures, and risk management. He also has experience with human capital management, including compensation oversight.

◼     He brings significant public company experience to the Board in addition to significant experience as chief financial officer of a public company.

◼     Mr. Tehle is designated as a financial expert (for Audit Committee purposes).

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ELECTION OF DIRECTORS

David A. Toy INDEPENDENT		Ann E. Ziegler INDEPENDENT

Age 56 Director since: 2022 Committees: Audit Other Current Public Company Directorships: None	Past Public Company Directorships: None	Age 64 Director since: 2018 Committees: Nominating and Corporate Governance (Chair) Executive	Other Current Public Company Directorships: Hanesbrands Inc. Reynolds Consumer Products Inc. Wolters Kluwer N.V. Past Public Company Directorships: Groupon, Inc. Kemper Corporation

Mr. Toy served as the Chief Executive Officer of Heartisan Foods Inc., an omni-channel market leader in smoked, flavored, and kosher all-natural cheese, from June 2021 until September 2022. Previously, Mr. Toy served in numerous positions for Sauer Brands, Inc., a manufacturer of food products, including as Chief Customer Steward, from August 2020 to June 2021; and President of Foodservice, from August 2019 to August 2020. Mr. Toy served as Chief Financial Officer for Diversey Inc., a provider of cleaning and hygiene products, from September 2017 to June 2018. Prior to that, he held a variety of positions at Kraft Heinz Company, one of the largest food and beverage companies in the world, including as President, US Foodservice, from 2015 to April 2017; Group Vice President, North America Foodservice, from 2013 to 2015; Vice President, SAP Implementation and Transformation, from 2011 to 2013; and Vice President, Finance and Group Chief Financial Officer of Foodservice, from 2008 to 2011. Mr. Toy served in a number of roles for Lexmark International, Inc., a manufacturer of laser printers and imaging products, including as Vice President Finance, SAP Implementation, from 2007 to 2008; Group Chief Financial Officer, Inkjet Printers and Supplies, from 2004 to 2007; Director Corporate Planning, from 2002 to 2004; and Senior Manager, Finance, from 1999 to 2003. Prior to that, Mr. Toy served in various multi-functional roles at Eastman Chemical Company, a global specialty materials company, from 1991 to 1999. Mr. Toy has served as a member of the board of directors of Due North, a North American designer and manufacturer of refrigerated marketing solutions since August 2021.		Ms. Ziegler served as Senior Vice President and Chief Financial Officer of CDW Corporation, a technology solutions provider, from 2008 until her retirement in 2017. From 2005 to 2008, Ms. Ziegler served as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Food and Beverage, a division of Sara Lee Corporation, a global consumer goods company. From 2003 to 2005, she served as Chief Financial Officer of Sara Lee Bakery Group. From 2000 to 2003, she served as Senior Vice President, Corporate Development of Sara Lee. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at the law firm Skadden, Arps, Slate, Meagher & Flom. She also serves on the board of governors of the Smart Museum of Art of the University of Chicago.

Skills and Qualifications		Skills and Qualifications

◼     Mr. Toy has extensive food industry leadership experience and knowledge, and he brings critical insight to the Board from a vendor perspective.

◼     He also has a strong financial and accounting background, having started his career in numerous finance-based roles.

◼     Mr. Toy is designated as a financial expert (for Audit Committee purposes).

◼     Ms. Ziegler brings significant executive leadership experience in the food and technology industries.

◼     She has extensive knowledge of financial reporting, internal controls and procedures, risk management, corporate development, and mergers and acquisitions.

◼     Ms. Ziegler brings significant public company experience to the Board, in addition to significant experience as a chief financial officer of a public company.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    19

ELECTION OF DIRECTORS

Nominee for election as a director with a term expiring at the 2024 annual meeting, to be elected separately by the holders of our Series A Preferred Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING DIRECTOR NOMINEE.

Nathaniel H. Taylor INDEPENDENT

Age 46 Director since: 2020 Committees: None Other Current Public Company Directorships: None	Past Public Company Directorships: National Vision Holdings, Inc. Academy Sports and Outdoors, Inc.

Mr. Taylor joined Kohlberg Kravis Roberts & Co., a private equity firm, in 2005 and is Co-Head of Global Private Equity. This includes oversight across Europe, Asia and the Americas and covers traditional large and mid-cap private equity, impact, core and growth equity. Prior to this role, Mr. Taylor served as Co-Head of the firm's Americas Private Equity platform. He is a member of several investment and management committees at Kohlberg Kravis Roberts & Co. He has been involved with many investments at Kohlberg Kravis Roberts & Co., with a particular emphasis on the consumer and technology sectors. Mr. Taylor also helped establish Kohlberg Kravis Roberts & Co.'s operations in India. Prior to joining Kohlberg Kravis Roberts & Co., Mr. Taylor was an investor with Bain Capital.

Mr. Taylor previously served as a director of US Foods from 2011 to 2017. He was designated by KKR, which owns more than 10% of our outstanding equity, as a director nominee under the terms of the Investment Agreement.

Skills and Qualifications

◼     Mr. Taylor has substantial corporate finance and technology experience, as well as experience managing and growing investments in customer-focused and technology-driven companies.

◼     Mr. Taylor is an experienced public company director.

20    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

ELECTION OF DIRECTORS

DIRECTOR NOMINATING PROCESS

The Nominating and Corporate Governance Committee recommends candidates to the Board it believes are qualified and suitable to become members of the Board. The Nominating and Corporate Governance Committee also considers the performance of incumbent directors in determining whether to recommend them for reelection. Recommendations may be received by the Nominating and Corporate Governance Committee from various sources, including current and former directors, a search firm retained by the Nominating and Corporate Governance Committee, stockholders, Company executives, and candidates themselves. Pursuant to the Investment Agreement, the Board has agreed to nominate, and recommend, the KKR Designee for election to the Board at the Annual Meeting. In connection with the Cooperation Agreement described below beginning on page 33, the Board has agreed to nominate, and recommend, Messrs. Ferguson, Barber and Toy for election to the Board at the Annual Meeting.

In the case of a vacancy on the Board, including a vacancy created by an increase in the size of the Board, the Nominating and Corporate Governance Committee will recommend to the Board an individual to fill the vacancy (except for a vacancy created by the death, resignation or removal of the KKR Designee or a director nominated in connection with the Cooperation Agreement).

STOCKHOLDER NOMINATIONS

Stockholders who wish to identify director candidates for consideration by the Nominating and Corporate Governance Committee should write to the address provided in the section entitled “Communications with Our Directors” on page 31. Stockholders may also nominate directors for election to the Board as described in the section entitled “Stockholder Proposals For the 2024 Annual Meeting” on page 93. All submissions should comply with the requirements set forth in our Bylaws.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    21

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

Governance Highlights

Declassified Board - all directors elected annually
Independent Chair
Majority vote standard in uncontested director elections
Shareholders can amend bylaws without a supermajority vote
No shareholder rights plan (poison pill)
Annual Board and committee self-evaluations
Annual say-on-pay vote with more than 80% support since 2018
Regular Enhancements since the IPO in 2016 demonstrate the Board’s commitment to highly regarded governance practices.

2022

    Separated Chair / CEO roles

    Refreshed 3 of 4 committee chairs and rotated
Committee assignments

    Expanded Compensation Committee (now Compensation
and Human Capital Committee) charter to capture its
human capital oversight responsibilities

IPO through 2021

    Expanded Nominating and Corporate Governance
Committee Charter to reflect oversight of corporate
social responsibility strategies

    Added directors and refreshed membership of
Audit, Nominating and Corporate Governance and
Compensation Committees

    Removed supermajority vote standard to remove
directors and amend Charter and Bylaws

    Adopted majority vote standard in uncontested director
elections with director resignation policy

    Appointed Lead Independent Director

22    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

SEPARATE CEO AND CHAIR ROLES

The Board separates the roles of Chief Executive Officer and Chair of the Board. On January 5, 2023, Mr. Flitman commenced his role as our Chief Executive Officer and as a director. Concurrently, Mr. Dutkowsky resumed his position as our Non-Executive Chair of the Board.

David E. Flitman	Robert M. Dutkowsky

Chief Executive Officer	Chair of the Board

As Chief Executive Officer, Mr. Flitman:	As Chair of the Board, Mr. Dutkowsky:

■    Sets strategic direction for the Company

■    Leads the development of the Company’s short and long-term plans

■    Sets meaningful and measurable operating and strategic goals for the Company

■    Focuses on execution of the Company’s goals

■    Establishes a strong performance culture

■    Responsible for organizational structure, operating model and management succession

■    Provides day-to-day leadership over operations

■    Provides regular updates to the Board on key issues, status of operations and business developments

■    Sets the “tone at the top”

■    Confers with the CEO on the Company’s strategy and long-term plan

■    Serves as a liaison between management and the Board

■    Presides over Board meetings and facilitates leadership

■    Sets the Board’s schedule and prioritizes topics of focus

■    Directs stockholder engagement and leads governance matters

■    Provides management with feedback regarding information that is necessary for the independent directors to effectively perform their duties

■    Leads the Board’s annual review of the CEO’s performance

■    Serves as Chair of Executive Committee

The Board believes this allocation of responsibilities provides a clear and efficient leadership structure for the Company.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    23

CORPORATE GOVERNANCE

MEETINGS OF THE BOARD AND ITS COMMITTEES

15 Total Board meetings during 2022	Each director attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served during fiscal 2022.

Committee Membership*	Audit	Compensation and Human Capital	Nominating and Corporate Governance	Executive	CEO Search Committee
Cheryl A. Bachelder
James J. Barber, Jr.
Court D. Carruthers
Robert M. Dutkowsky
Scott D. Ferguson
David E. Flitman
Marla Gottschalk
Sunil Gupta
Carl Andrew Pforzheimer
Quentin Roach
Nathaniel H. Taylor
David M. Tehle
David A. Toy
Ann E. Ziegler

Denotes Committee Chair

*	Reflects committee membership as of the date of this Proxy Statement, other than the CEO Search Committee which did not continue in existence beyond the appointment of Mr. Flitman as the Company’s new Chief Executive Officer.

AUDIT COMMITTEE	Members:	Meetings during 2022: 6
Ms. Gottschalk
Mr. Pforzheimer
Mr. Tehle (Chair)
Mr. Toy

The Audit Committee assists the Board in overseeing and monitoring: (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, independence, and performance, (4) the performance of our internal audit function, and (5) our risk management policies and procedures including with regard to cybersecurity.

The Board has determined that Messrs. Pforzheimer, Tehle, and Toy and Ms. Gottschalk each qualifies as an independent director under the corporate governance standards of the NYSE and the additional audit committee independence requirements under the rules of the SEC. The Board has also determined that Messrs. Tehle and Toy and Ms. Gottschalk each qualify as an “audit committee financial expert,” as defined by SEC rules. All members of the Audit Committee are familiar with finance and accounting practices and principles and are financially literate.

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CORPORATE GOVERNANCE

COMPENSATION AND HUMAN CAPITAL COMMITTEE	Members:	Meetings during 2022: 5
Ms. Bachelder (Chair)
Mr. Barber
Mr. Carruthers
Mr. Roach
Mr. Tehle

The Compensation and Human Capital Committee assists the Board in discharging its responsibilities relating to: (1) establishing our compensation program and setting the compensation of our executive officers, (2) overseeing our incentive and equity-based compensation plans, and (3) overseeing management of human capital. The Compensation and Human Capital Committee may delegate to management the authority to approve awards of shares, share options or other forms of award pursuant to the Company’s equity-based plans to participants who are not officers.

The Board has determined that Ms. Bachelder and Messrs. Barber, Roach, and Tehle each qualifies as an independent director under the corporate governance standards of the NYSE, including the additional compensation committee independence requirements.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Members:	Meetings during 2022: 5
Mr. Ferguson
Ms. Gottschalk
Mr. Gupta
Ms. Ziegler (Chair)

The Nominating and Corporate Governance Committee (1) assists the Board by identifying individuals qualified for membership on the Board and its committees, (2) recommends individuals to the Board for nomination as members of the Board and its committees, (3) oversees the Company’s environmental and CSR efforts, and (4) advises and makes recommendations to the Board on corporate governance matters and the overall governance structure of our Company and Board. The Nominating and Corporate Governance Committee also oversees the annual self-evaluation process for the Board and each of its committees, as well as the progress of the Company’s CSR strategies.

The Board has determined that Mmes. Gottschalk and Ziegler and Messrs. Ferguson and Gupta each qualifies as an independent director under the corporate governance standards of the NYSE.

EXECUTIVE COMMITTEE	Members:
Ms. Bachelder
Mr. Dutkowsky (Chair)
Mr. Ferguson
Mr. Tehle
Ms. Ziegler

The Executive Committee meets and may exercise certain powers of the Board as may be delegated from time to time, except as limited by law, between regularly scheduled meetings of the Board when it is not practical or feasible for the Board to meet or as otherwise directed by the Board.

The Executive Committee consists of our Chair of the Board, the chairs of each of the Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee, and any other director as may be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE

CEO SEARCH COMMITTEE	Members:
Ms. Bachelder
Mr. Ferguson
Mr. Tehle (Chair)
Mr. Toy
Ms. Ziegler

The CEO Search Committee was formed in May 2022, pursuant to the Cooperation Agreement with Sachem Head (described further beginning on page 33), for the purpose of conducting a search for a new chief executive officer of the Company. This Committee did not continue in existence beyond the appointment of Mr. Flitman as the Company’s new Chief Executive Officer.

26    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD ATTENDANCE AT THE ANNUAL MEETING

Although the Company does not have a written policy concerning Board attendance at annual meetings of the Company’s stockholders, it is our expectation that all directors attend the annual meetings of our stockholders. All of our directors then in office attended the 2022 annual meeting of stockholders.

DIRECTOR EDUCATION AND ORIENTATION

In order to ensure each director’s engagement with and understanding of our strategy, each director participates in an extensive orientation program upon joining the Board, including meeting with members of our executive leadership team and other key management team members to gain a deeper understanding of the Company’s businesses and operations. We also hold committee-specific orientation sessions when a director joins a committee for the first time. Directors make onsite market visits, join in supply chain discussions, engage in driver ride-alongs and participate in immersive warehouse and process education. Companywide discussions (e.g. “fireside chats”) are also scheduled with new directors, affording our directors the opportunity to interact with our associates and gain perspective on our company and culture.

At the Board level, periodic briefing sessions are provided to directors on subjects that would assist them in discharging their duties both at the full Board and Board committee levels. Access to director resources are provided to our Board members at the Company’s expense.

ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS

The Nominating and Corporate Governance Committee oversees the annual self-evaluation process for the Board and each of its committees. These self-evaluations are generally designed to assess whether the Board or the respective committee is functioning effectively and to provide a mechanism for the Board or the respective committee to identify potential areas for improvement. For example, in a typical year, in furtherance of the Board’s commitment to maintaining a diverse Board membership, the Board self-evaluation specifically asks directors to assess the Board’s progress against that commitment. When completed in a typical year, the results of the self-evaluations and any appropriate recommendations or action plans are discussed among the members of the Board and each of its committees.

The Nominating and Corporate Governance Committee undertook an abbreviated self-evaluation process for 2022 due to the fact that the Board added five new directors during the year and would be adding a new director and CEO in early 2023. The Board expects to return to its typical annual self-evaluation process in 2023.

RISK OVERSIGHT

Our approach to enterprise risk management is designed to effectively identify, assess, prioritize, mitigate, and monitor the Company’s principal risks. Management is responsible for the Company’s day-to-day risk management activities. The Board’s role is to exercise informed risk oversight, which is done both directly and indirectly through its committees. For each of the Company’s top risks, the Board and/or its applicable committee receives periodic updates from a senior member of management. The Board’s effectiveness in risk oversight is bolstered through open dialogue with management, established monitoring and reporting processes, and the collective knowledge and experience of its members.

Oversight of Certain Key Risks: Certain of the Company’s key risks are specifically allocated to the Board and its committees as part of the Company’s overall enterprise risk management process as follows:

Risk	Oversight
Pricing/Margin Pressure	Board
Supply Chain Cost Structure	Board
Group Purchasing Organization (GPO) Disintermediation & Dependency	Board
Labor Relations	Board
Associate Safety	Compensation and Human Capital Committee
Cyber Security	Audit
Food Safety	Audit

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CORPORATE GOVERNANCE

General Oversight: There are several ways the Board and its committees undertake their risk oversight responsibilities, including:

BOARD OF DIRECTORS OVERSIGHT

◼   Receives updates on our business operations, financial results, and long-range plan at its regularly scheduled meetings

◼   Monitors overall culture and risk management environment

◼   Advises management on shaping corporate purpose, values and strategy

◼   Receives an annual enterprise risk management report, which includes probability and potential economic and reputational impact assessments, as well as mitigation actions and monitoring plans

◼   Receives periodic (at least annual) updates from management regarding each identified top enterprise risk as well as an annual cybersecurity report

AUDIT COMMITTEE OVERSIGHT

◼   Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans

◼   Monitors independence of our independent auditor, including reviewing our proposed hiring of any current or former employees of our independent auditor

◼   Oversees the implementation of new accounting standards

◼   Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and SEC filings

◼   Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls

◼   Oversees enterprise risk management assessment and receives annual reports on significant risk areas

◼   Oversees cybersecurity and receives annual cybersecurity report, which includes a review of potential digital threats and vulnerabilities and our cybersecurity framework designed to protect confidentiality, integrity, and availability of critical assets and information

◼   Receives quarterly updates on litigation, ethics and compliance and food safety trends, and other applicable regulatory developments

COMPENSATION AND HUMAN CAPITAL COMMITTEE OVERSIGHT	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERSIGHT

◼   Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by employees

◼   Evaluates our executive compensation programs to ensure adequate ties to Company performance

◼   Reviews risks related to talent acquisition, retention and development, employee safety, as well as management succession planning

◼   Conducts an annual review of our corporate governance policies and practices

◼   Oversees corporate governance, receiving quarterly updates on emerging corporate governance issues and trends

◼   Oversees annual self-evaluation process for the Board and each of its committees, which includes soliciting directors’ views on our strategy and enterprise risks

◼   Monitors and oversees our environmental and corporate social responsibility strategies including our Product, Planet and People initiatives as well as our greenhouse gas emission reduction commitments

◼   Oversees succession planning and refreshment efforts for the Board

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STOCKHOLDER ENGAGEMENT

We recognize the value of listening to our stockholders and considering their perspectives. Throughout the year, we maintain an ongoing dialogue with our stockholders to discuss their areas of focus and to provide updates on our corporate governance, executive compensation, sustainability and human capital management programs. The feedback we receive from our stockholders informs our boardroom agenda.

COMMUNICATE	ENGAGE

We communicate with our stockholders through:

◼   Quarterly earnings presentations

◼   Securities and Exchange Commission (“SEC”) filings including our annual report and proxy statement

◼   Our annual CSR report

◼   Investor meetings, conferences, press releases and our website

We engage with our stockholders through our Investor Relations team and our ESG team, along with select members of our executive leadership team, to increase their understanding of our business and industry and to listen to their feedback and perspectives. A director participates in these discussions when requested.
REPORT	RESPOND
We share stockholder feedback with the Board and its committees through periodic updates including reports on public statements and voting policies released by our stockholders and proxy advisory firms.	Since going public, we have enhanced our public disclosure and strengthened our practices relating to corporate governance, pay-for-performance, board diversity, product sustainability, greenhouse gas emissions, human capital management and workforce demographics in response to stockholder feedback.

HIGHLIGHTS OF SPRING 2022 ENGAGEMENT

In the spring of 2022, we conducted a stockholder outreach directed at our largest stockholders as part of the activities that led to the Cooperation Agreement with Sachem Head (described further beginning on page 33).

INVITED		MET
28	stockholders representing approximately	16	stockholders representing approximately
80%	of our outstanding stock	58%	of our outstanding stock

These calls were generally led by our Board Chair, often with other directors participating as well as executive leadership. Through these individual engagements with our stockholders, we gained further insight into their views. We highlighted recent progress on these topics, including the following:

◼	Strategic Priorities – Our strategic investments, responses to COVID-19, initiatives contributing to earnings growth and shareholder value creation.

◼	Financial Growth Plans – Our plans to grow profitable market share, further optimize gross margins and improve operational efficiencies.

◼	Governance – Our separation of the Chair of the Board and CEO roles, recent Board committee refreshment, new directors providing complementary skillsets and increased Board diversity.

In addition to these discussions, we met with shareholder advisory firms during our spring engagement efforts.

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CORPORATE GOVERNANCE

RESPONSIVENESS TO SHAREHOLDER PROPOSAL

At our 2022 annual meeting in May, 68% of our stockholders voted to approve a proposal asking us to adopt science-based greenhouse gas (“GHG”) emissions reduction targets. We responded in July 2022 by announcing our submission of formal GHG reduction targets to the Science Based Targets initiative (“SBTi”) for approval, and in December 2022, the following goals were approved by SBTi:

◼	US Foods Holding Corp. commits to reduce absolute scopes 1 and 2 GHG emissions 32.5% by 2032 from a 2019 base year.

◼	US Foods commits that 67% of its suppliers by emissions covering purchased goods and services will have science-based targets by 2027.

As part of our responsiveness to this proposal, we took the affirmative step to report our scopes 1 and 2 emissions for 2021 and baseline scope 3 emissions for 2019, and we integrated these targets into our business strategy and financial planning under the US Foods Long-Range Plan. We also committed to report progress against these targets in US Foods’ annual Corporate Social Responsibility Report and via the Climate Disclosure Project’s (“CDP”) annual Climate Change questionnaire.

To reach these goals in the timeframe that we have committed to, we have already taken a number of demonstrated steps to reduce GHG emissions across our fleet and our facilities. Specifically, as to scope 1, we have begun to optimize our truck routing to reduce miles driven, we have deployed new vehicle technologies including the first battery-electric trucks at our La Mirada, CA, distribution center, and we continue to utilize alternative fuels including compressed natural gas, renewable natural gas and renewable diesel fuel. Our scope 2 GHG reduction initiatives include investing in renewable energy such as solar array installations and improving energy efficiency by accelerating the adoption of energy-efficient equipment and technologies. Finally, as one of the largest foodservice distributors in the U.S., the bulk of our scope 3 GHG emissions come from our suppliers, so we are actively collaborating with our suppliers to encourage them to set science-based targets by 2027 and to support them in their own climate change journeys.

HIGHLIGHTS OF FALL 2022 ENGAGEMENT

In the fall of 2022, we conducted a stockholder outreach directed at our largest stockholders to discuss ESG-related topics including corporate governance, executive compensation, diversity and inclusion and sustainability matters.

INVITED		MET
30	stockholders representing approximately	14	stockholders representing approximately
80%	of our outstanding stock	63%	of our outstanding stock

These calls were led by our General Counsel and our Corporate Secretary and included the participation of directors when appropriate. Through these individual engagements with our stockholders, we gained further insight into their views on our governance and compensation practices, our ESG program and our related disclosures. Overall, our stockholders provided positive feedback with regard to our progress in 2022 across all three components of ESG, and they expressed their support for the following:

◼	Environment – Our initiatives focused on reducing our scope 1 and 2 GHG emissions by optimizing routing to reduce miles driven, deploying new vehicle technology, utilizing alternative fuels for our fleet, investing in renewable energy such as solar array installations, and accelerating the adoption of energy-efficient equipment and technologies.

◼	Social – Our differentiating Hungry For Better program focused on products that are local, sustainable and support well-being, including responsibly sourced seafood, plant protein, simple ingredients, responsible disposables and sustainable packaging.

◼	Governance – Our declassified board, our independent Chair of the Board and oversight of our ESG program.

◼	Diversity and Inclusion – Our success in exceeding our annual goal to fill 40% of new or open leadership roles with diverse candidates; improved transparency for our workforce demographics.

◼	Executive Compensation – The reinstatement of our pre-pandemic practice of awarding performance-based RSUs as part of our annual long-term incentive program design (with performance-based RSUs comprising 50% of long-term awards).

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COMMUNICATIONS WITH OUR DIRECTORS

All interested parties, including our stockholders, who wish to contact the Company’s directors may send written correspondence, to the attention of the Corporate Secretary, at the following address:

US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
generalcounsel@usfoods.com

Communications may be addressed to an individual director (including our Chair of the Board), or to the non-management directors. Stockholders who wish to communicate with us may also contact our Corporate Secretary.

CORPORATE SOCIAL RESPONSIBILITY

Our Nominating and Corporate Governance Committee, pursuant to its charter, oversees our CSR program, including program strategy, areas of focus, goals and progress. The Nominating and Corporate Governance Committee receives quarterly reports from management regarding our CSR initiatives and accomplishments.

Our General Counsel and Corporate Secretary, together, lead a cross-functional CSR working group to advance our CSR objectives. This working group is comprised of leaders and subject matter experts from across the enterprise, including Supply Chain, Real Estate, Merchandising, Human Resources, Investor Relations, Legal and Communications. The General Counsel reports directly to our Chief Executive Officer, and the CSR Working Group regularly works with members from our executive leadership team to plan for, and assess progress against, environment, social and governance commitments and priorities.

OUR CSR STRATEGY

Our CSR strategy is organized around our commitments in three key focus areas:

PRODUCTS

Support an ethical, sustainable and resilient supply chain:

Prioritize supplier diversity, uphold responsible sourcing practices and offer customers a best-in-class portfolio of products that are local, sustainable and support well-being.

PEOPLE Prioritize associates & community: Make a positive difference in the lives of our associates and the communities we serve.

PLANET

Reduce GHG emissions and environmental footprint:

Reduce energy intensity and waste in our facilities, improve transportation efficiency and prioritize alternative fuels in our fleet, and engage suppliers in our value chain.

Key Initiatives in these areas in 2022 and beyond include:

◼ Responsible Sourcing ◼ Supplier Diversity ◼ Sustainable & Well-Being Products (Hungry For Better and Serve Good Programs) ◼ Serve Local Program	◼ Employee Engagement ◼ Diversity & Inclusion ◼ People Development ◼ US Foods Scholars ◼ Hunger Relief/Charitable Giving	◼ Greenhouse Gas Emissions ◼ EVs/Alternative Fuels ◼ Reduce Miles Driven ◼ Solar/Renewable Energy ◼ Energy Efficiency ◼ Waste Management/Recycling ◼ Supplier Engagement

For further information about our commitments, our most recent CSR Report and additional information regarding our CSR strategy, efforts, initiatives, and accomplishments can be found at http://www.usfoods.com/csr.

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CORPORATE GOVERNANCE

CODE OF CONDUCT

Our Code of Conduct is guided by our values and expectations which we believe are important to delivering exceptional service with the highest degree of honesty and integrity. We require all of our directors, officers and associates, including our principal executive officer, principal financial officer, principal accounting officer and controller, to understand and abide by the Code of Conduct, as it sets out expectations for how we work with each other, and with customers, suppliers, communities and government officials, representing our commitment to continuously deliver excellence with honesty and integrity.

Our Code of Conduct addresses the following, among other topics:

◼  Diversity, inclusion and equal opportunity;

◼  Workplace safety;

◼  Conflicts of interest;

◼  Food safety;

◼  Competition and fair dealing;

◼  Compliance with laws;

◼  Anti-corruption and anti-bribery;

◼  Responsible sourcing / human rights;

◼  Accurate books and records;

◼  Professional conduct, including customer relationships and receipt of payments or gifts;

◼  Insider trading;

◼  Confidential information;

◼  Intellectual property;

◼  Accurate communications and financial disclosures;

◼  Philanthropy; and

◼  Environmental stewardship and sustainability.

Our Code of Conduct, which is reviewed periodically by our Audit Committee, requires strict adherence to all laws and regulations applicable to our business and requires employees to report any violations or suspected violations of the Code of Conduct. We have published the Code of Conduct on our website at www.usfoods.com under the heading “About US Foods—Code of Conduct.”.

Reporting a Concern or Violation

Our Code of Conduct explains that there are a variety of ways for an employee to get help or report a concern, including through an employee’s manager, any other US Foods manager, Human Resources, an associate’s local Legal team member or any other member of the Law Department (including any member of the Ethics & Compliance team), or anonymously through the Check-In Line. Our Check-In Line is an externally hosted hotline, which is available 24 hours a day, seven days a week, with translation services if needed. Our Check-In Line contact information can be found on our website at www.usfoods.com under the heading “About US Foods—Code of Conduct.”

Any report to any one of our multiple channels for reporting concerns that relates to our accounting, internal controls or other financial or audit matters is forwarded to our Vice President, Internal Audit who is then responsible for reporting such matters to the Chair of our Audit Committee. All such matters are investigated and responded to in accordance with the procedures established by the Audit Committee to ensure compliance with the Sarbanes-Oxley Act of 2002.

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CORPORATE GOVERNANCE MATERIALS

The Board has adopted Corporate Governance Guidelines in furtherance of its commitment to the principles of good corporate governance. The Board and the Nominating and Corporate Governance Committee review the Corporate Governance Guidelines annually and make amendments, as they deem necessary or appropriate, based on stockholder feedback, changes in the rules of the SEC or the corporate governance standards of the NYSE, or best practices.

As described above, the Board has also adopted a Code of Conduct that applies to all of our directors, officers, and associates, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our directors agree to comply with the Code of Conduct annually. We intend to make available any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our investor relations website.

Copies of our Corporate Governance Guidelines; the charters of each of the Audit Committee, the Compensation and Human Capital Committee, and the Nominating and Corporate Governance Committee; and our Code of Conduct are publicly available and may be found by visiting the “Corporate Governance—Governance Documents” page of our investor relations website at https://ir.usfoods.com/investors/corporate-governance/governance-documents/.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Under the terms of the Company’s insider trading policy, our directors and executive officers are prohibited from engaging in transactions that involve short-term trades, short sales, exchange traded options, hedging, margin loans, or pledging of or relating to our Common Stock. The Company’s insider trading policy does not currently prevent our associates, other than executive officers, from engaging in hedging, pledging or other speculative transactions, but it allows management to consider whether to prohibit our associates from engaging in these transactions.

RELATED PARTY TRANSACTIONS

The Audit Committee has adopted a written policy related to the review and approval of related party transactions. Under the policy, the Audit Committee evaluates, and if appropriate, approves any proposed transactions involving the Company and in which any of our directors, nominees for director, executive officers or significant stockholders (or persons related to any of them) has a direct or indirect interest. Under the policy, certain related party transactions are deemed to be pre-approved, for example, those transactions where the aggregate amount will not exceed $120,000 or where the rates or charges involved are determined by competitive bids. In determining whether to approve a proposed related party transaction, the Audit Committee considers, among other things, whether: the terms of the transaction are fair to the Company and would apply if the transaction did not involve a related party; there are compelling business reasons for the Company to enter into the related party transaction and the nature of any available alternative transactions; the transaction would impair the independence of an otherwise independent director; or the transaction would create an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.

TRANSACTION WITH SACHEM HEAD

On May 10, 2022, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP, a Delaware limited partnership, and certain of its affiliates (collectively, “Sachem Head”).

Pursuant to the Cooperation Agreement, Sachem Head agreed to withdraw its notice of stockholder nomination of its five director candidates and its demand to inspect books and records, pursuant to Section 220 of the General Corporation Law of the State of Delaware, and the Company agreed to, among other things, (i) increase the size of the Board to 13 directors immediately following the Company’s 2022 annual meeting of shareholders held on May 18, 2022 (the “2022 Annual Meeting”), (ii) immediately following the 2022 Annual Meeting, (A) appoint Scott Ferguson, David Toy and James Barber, Jr. to the Board (collectively, the “New Directors”); (B) establish the CEO Search Committee as a new committee of the Board, consisting of five directors, which was charged with conducting a nationwide search run by a nationally recognized search firm for a new CEO of the Company among internal and external candidates; (C) appoint Mr. Ferguson and Mr. Toy to the CEO Search Committee; and (D) appoint at least one New Director to each standing committee of the Board; and (iii) following the Company’s hiring of a new permanent CEO, increase the size of the Board to fourteen (14) directors and appoint the new CEO to the Board.

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CORPORATE GOVERNANCE

Under the terms of the Cooperation Agreement, following their appointments to the Board, Mr. Barber was appointed as a member of the Compensation and Human Capital Committee, Mr. Ferguson was appointed as a member of the Executive Committee and the Nominating and Corporate Governance Committee, and Mr. Toy was appointed as a member of the Audit Committee.

The Cooperation Agreement further provided, among other things, that:

◼	Mr. Ferguson deliver an executed irrevocable resignation letter, which provides that he will tender his resignation as a director if Sachem Head’s aggregate net long ownership falls below the lesser of 50% of its then-current beneficial ownership of the outstanding shares of the Company’s Common Stock and 9,717,426 shares (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Condition”);

◼	as long as Sachem Head’s ownership remains at or above the Minimum Ownership Condition, in the event any New Director is no longer able to serve as a director of the Company for any reason, Sachem Head will be permitted to propose a replacement director, subject to the approval of the Board (which approval shall not be unreasonably withheld);

◼	Sachem Head is subject to customary standstill restrictions, including, among others, with respect to acquiring beneficial ownership of more than 9.9% of the shares of Common Stock in the aggregate, proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions;

◼	until the Termination Date (described below), Sachem Head will vote all shares of Common Stock beneficially owned by it and over which it has direct or indirect voting power in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company and (ii) any other proposal submitted to stockholders; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposals (other than the election, removal or replacement of directors), Sachem Head will be permitted to vote in accordance with the ISS or Glass Lewis recommendation; and provided, further, that Sachem Head will be permitted to vote in its sole discretion with respect to any extraordinary transaction;

◼	each party will not make any public or private disparaging statements about the other party or sue the other party, subject to certain exceptions;

◼	Mr. Ferguson is permitted to share the Company’s confidential information with Sachem Head’s employees, advisors and other representatives pursuant to a confidentiality agreement;

◼	unless otherwise mutually agreed in writing by each party, the Cooperation Agreement will remain in effect until the later of multiple dates, latest of which being 15 days following the date that Mr. Ferguson no longer serves on the Board (the effective date of such termination, the “Termination Date”); and

◼	the Company reimbursed Sachem Head for documented out-of-pocket costs, fees and expenses incurred in connection with its engagement with the Company, the negotiation and execution of the Cooperation Agreement and related matters.

KKR INVESTMENT

On May 6, 2020 (the “Issuance Date”), the Company issued 500,000 shares of its Series A Preferred Stock to KKR for an aggregate purchase price of $500 million, or $1,000 per share, pursuant to the Investment Agreement. In connection with the investment, under a registration rights agreement, dated May 6, 2020, the Company agreed to provide KKR with certain customary registration rights with respect to shares of the Company’s Common Stock issued in connection with any future conversion of the Series A Preferred Stock.

The Series A Preferred Stock ranks senior to the shares of Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock has a liquidation preference of $1,000 per share. Holders of the Series A Convertible Stock are entitled to a cumulative dividend at the rate of 7.0% per annum, payable quarterly in arrears. If the Company does not declare and pay a dividend on the Series A Preferred Stock, the dividend rate will increase by 3.0% to 10.0% per annum until all accrued but unpaid dividends have been paid in full.

Dividends on the Series A were payable in kind, through the issuance of additional shares of Series A Preferred Stock, for the first four dividend payment dates, through March 31, 2021, and subsequently are payable in cash or in kind (or a combination of both) at the option of the Company. From the Issuance Date through March 31, 2021, we paid dividends in-kind to KKR of 32,281 shares of Series A Preferred Stock, and as of the Record Date, KKR held 371,044 shares of Series A Preferred Stock, which represented approximately 7% of the Company’s Common Stock on an as-converted basis.

The Series A Preferred Stock is convertible at the option of the holders at any time into shares of Common Stock at an initial conversion price of $21.50 per share and an initial conversion rate of 46.5116 shares of Common Stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments. At any time after May 6, 2023, if the volume weighted average price

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CORPORATE GOVERNANCE

of Common Stock exceeds the mandatory conversion price of $43.00 per share, as may be adjusted, for at least twenty trading days in any period of thirty consecutive trading days, the Company has the option to convert all of the outstanding shares of Series A Preferred Stock into Common Stock.

At any time after May 6, 2025, the Company may redeem some or all of the Series A Preferred Stock for a per share amount in cash equal to: (i) the sum of 100% of the liquidation preference thereof, plus all accrued and unpaid dividends, multiplied by (ii) (A) 105% if the redemption occurs at any time after May 6, 2025 and prior to May 6, 2026, (B) 103% if the redemption occurs at any time after May 6, 2026 and prior to May 6, 2027, and (C) 100% if the redemption occurs at any time after May 6, 2027.

Upon certain change in control events involving the Company, on or before the fifth business day prior to the effective date of such change in control event, the holders of the Series A Preferred Stock must either (i) convert their shares of Series A Preferred Stock into Common Stock at the then-current conversion price or (ii) cause the Company to redeem their shares of Series A Preferred Stock for an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends. In the case of either clause (i) or (ii) above, if such change in control occurs on or before May 6, 2025, the Company will also be required to pay the holders of the Series A Preferred Stock a “make-whole” premium.

The holders of our Series A Preferred Stock are entitled to vote with our common stockholders on an as-converted basis, voting together as a single class. Holders of the Series A Preferred Stock are also entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, increases or decreases in the number of authorized shares of Series A Preferred Stock and issuances of shares of Series A Preferred Stock after the Issuance Date, other than shares issued as in kind dividends with respect to shares of Series A Preferred Stock issued on the Issuance Date. So long as KKR or its affiliates beneficially own shares of Series A Preferred Stock and/or shares of Common Stock that represent, in the aggregate and on an as-converted basis, at least 50% of the shares of Common Stock beneficially owned by KKR, on an as-converted basis, as of the Issuance Date, KKR has the right to designate one director to be nominated by the Board for election to the Board.

Until KKR no longer has the right to designate a director for election to the Board, it and its affiliates have committed to vote all of their shares of Series A Preferred Stock and/or Common Stock (i) in favor of each director nominated and recommended for election by the Board, (ii) against any stockholder nominations for director which are not approved and recommended for election by the Board, (iii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (iv) for any proposal approved by the KKR-designated director. With regard to all other matters submitted to the vote of stockholders, KKR and its affiliates are under no obligation to vote in the same manner as recommended by the Board or otherwise.

In February 2021, KKR Capital Markets, LLC (“KCM”), an affiliate of KKR, acted as a joint bookrunning manager in the private offering by our direct, wholly-owned subsidiary, US Foods, Inc., of $900 million aggregate principal amount of its 4.750% Senior Notes due 2029 and realized $1,113,750 in fees in the form of a discount to the purchase price which was equivalent to the fees realized by the other lead joint bookrunning manager for the offering. In addition, in November 2021, KCM (i) received $540,000 for debt advisory fees for services rendered in connection with the Company’s $900 million new incremental senior secured loan facility and (ii) acted as a joint bookrunning manager in the private offering by our direct, wholly-owned subsidiary, US Foods, Inc., of $500 million aggregate principal amount of its 4.625% Senior Notes due 2030 and realized $450,000 in fees in the form of a discount to the purchase price which was equivalent to the fees realized by the other lead joint bookrunning manager for the offering.

Additionally, as of December 31, 2022, investment funds managed by an affiliate of KKR held approximately $15 million in aggregate principal amount of our incremental senior term loan facility due 2026, as reported by the administrative agent.

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DIRECTOR COMPENSATION

For 2022, our director compensation program provided for the following retainer payments. Non-employee directors serving on the Board each receive an annual cash retainer of $100,000. Our Chair of the Board receives an additional annual cash retainer of $175,000, the Chair of the Audit Committee receives an additional annual cash retainer of $25,000, and the Chair of the Compensation and Human Capital Committee and the Chair of the Nominating and Corporate Governance Committee each receive an additional annual cash retainer of $20,000. Directors who serve on standing committees (other than the Executive Committee) receive an additional annual payment of $5,000 for each standing committee beyond their first committee (excluding the Executive Committee). All cash retainers are paid quarterly, in arrears. In addition, each non-employee director receives an annual equity grant consisting of $160,000 in restricted stock units (“RSUs”), which will vest on the earlier of the first anniversary of the grant date and our first annual meeting of stockholders that occurs after the grant date. Mr. Flitman, who is also an employee, does not receive additional compensation for serving on the Board. Mr. Dutkowsky did not receive Board retainer payments during the period that he served as our Executive Chairman on an interim basis. Mr. Taylor has elected to waive his right to receive compensation for serving on the Board, including any annual cash retainer or RSU grant.

In completing its review, the Nominating and Corporate Governance Committee receives assistance from an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). The Board reviews the recommendations of the Nominating and Corporate Governance Committee and determines the form and amount of director compensation.

The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding our director compensation. During 2022, the Nominating and Corporate Governance Committee recommended, and the Board approved, the following changes to our Board retainer payments: (i) an increase in the value of the annual equity grant for our non-employee directors from $150,000 to $160,000, and (ii) a cash retainer in the amount of $175,000 for our Chair of the Board following separation of the Chair of the Board and Chief Executive Officer roles. In addition to the above- described retainer payments, the Board approved a one-time additional cash payment to each Executive Committee member in the amount of $20,000 to recognize work undertaken during our 2022 proxy contest. The Board also approved a quarterly cash retainer in the amount of $15,000 to be paid to the Chair of the CEO Search Committee and a quarterly cash retainer in the amount of $10,000 to be paid to each other member of the CEO Search Committee. The CEO Search Committee did not continue in existence beyond the appointment of Mr. Flitman as the Company’s new Chief Executive Officer. Other than as described above, the Board made no changes to our director compensation for 2022.

Our stock ownership guidelines that apply to each of our non-employee directors provide that each non-employee director is expected to own and retain shares of our Common Stock with a value of at least five times the annual cash retainer, or $500,000, within five years of the date the director joins the Board. Our stock ownership guidelines do not apply to Mr. Taylor since he has waived his right to receive compensation for serving on the Board. All applicable non-employee directors were in compliance with (or were on track to be in compliance with) the guidelines at the end of 2022.

The following table reflects the fees earned by our non-employee directors who were compensated for their service in fiscal 2022. As further detailed in the footnotes to the table, Mr. Dutkowsky’s compensation reflects a combination of amounts paid to Mr. Dutkowsky (1) as compensation for Board service under our director compensation program from January 2, 2022 through May 8, 2022 and (2) as compensation for serving as our Executive Chairman from May 9, 2022 through December 31, 2022.

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DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(5) ($)		Option Awards(6) ($)	Total ($)
Ms. Bachelder	158,462	160,001	(3)	—	318,462
Mr. Barber	62,363	160,001	(3)	—	222,363
Mr. Carruthers	124,080	160,001	(3)	—	284,080
Mr. Dutkowsky(1)	427,349	2,000,025	(4)	—	2,427,374
Mr. Ferguson	83,022	160,001	(3)	—	243,023
Ms. Gottschalk	79,190	160,001	(3)	—	239,190
Mr. Gupta	100,000	160,001	(3)	—	260,001
Mr. Pforzheimer	100,000	160,001	(3)	—	260,001
Mr. Roach	76,099	160,001	(3)	—	236,100
Mr. Taylor	—	—		—	—
Mr. Tehle	180,989	160,001	(3)	—	340,990
Mr. Toy	83,022	160,001	(3)	—	243,023
Ms. Ziegler	160,343	160,001	(3)	—	320,344
(1)	During fiscal 2022, Mr. Dutkowsky received director compensation in accordance with the Company’s standard director compensation program through May 8, 2022. From May 9, 2022 through the end of fiscal 2022, Mr. Dutkowsky served as our Executive Chairman on an interim basis. In connection with his interim service as our Executive Chairman, Mr. Dutkowsky received base pay of $500,000 annually (paid bi-weekly while serving in this role), and, on June 6, 2022, received a grant of 61,219 RSUs, which vest on the one-year anniversary of the grant date (subject to certain exceptions). The Compensation and Human Capital Committee set Mr. Dutkowsky’s compensation during this interim role based on competitive market data. While serving in this interim role, Mr. Dutkowsky’s compensation for service as Executive Chairman replaced his standard director compensation. On January 5, 2023, the date on which Mr. Flitman commenced his role as CEO, Mr. Dutkowsky resumed his position as our Non-Executive Chair of the Board.
(2)	The amounts reported in this column represent the grant date fair value of the RSUs granted to our non-employee directors (other than Mr. Taylor) in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).
(3)	On May 18, 2022, each non-employee director (other than Messrs. Dutkowsky and Taylor) received a grant of 4,908 RSUs, which vest upon the earlier to occur of the first anniversary of the grant date or, for any director who is not re-elected or does not stand for re-election, the 2023 annual meeting date, subject to the director’s continued service through the vesting date (unless the director’s service was terminated due to death or disability). The value shown was calculated by multiplying the number of RSUs granted by $32.60, the closing price of a share of our Common Stock on the grant date.
(4)	The value of RSUs shown was calculated by multiplying the number of RSUs granted (61,219) by $32.67, the closing price of a share of our Common Stock on the June 6, 2022 grant date.
(5)	The following table reflects the aggregate number of outstanding RSUs held by each non-employee director (excluding Mr. Taylor who did not hold any RSUs) at the end of fiscal 2022:
Name	Aggregate RSUs (#)
Ms. Bachelder	4,908
Mr. Barber	4,908
Mr. Carruthers	4,908
Mr. Dutkowsky	61,219
Mr. Ferguson	4,908
Ms. Gottschalk	4,908
Mr. Gupta	4,908
Mr. Pforzheimer	4,908
Mr. Roach	4,908
Mr. Tehle	4,908
Mr. Toy	4,908
Ms. Ziegler	4,908
(6)	The following table reflects the aggregate number of outstanding stock options held by each non-employee director at the end of fiscal 2022 (those non-employee directors who are not listed in the table did not hold any stock options at the end of fiscal 2022):
Name	Aggregate Stock Options (#)
Mr. Carruthers	2,436
Mr. Tehle	2,436

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    37

PROPOSAL 2

The Board of
Directors
Recommends a
vote FOR this
Proposal on the
Proxy Card.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole and our executive compensation philosophy, policies, and practices described in this Proxy Statement.

With this Say-on-Pay proposal, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Although the vote on this proposal is advisory and non-binding on the Company and the Board and its committees, we value the perspectives of our stockholders, and the Compensation and Human Capital Committee will consider the outcome of the vote when making future executive compensation decisions.

As discussed in the sections entitled “Compensation Discussion and Analysis” beginning on page 39 and “Executive Compensation” beginning on page 57, which we urge you to review carefully, our executive compensation program is designed to attract, motivate, and retain the right talent and appropriately incentivize our executive officers to stay committed to executing our long-range plan and increasing long-term stockholder value.

We believe our fiscal 2022 executive compensation program demonstrates our philosophy of aligning pay with performance and is supported by sound compensation policies and practices.

The Board unanimously recommends that our stockholders vote for the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement.”

38    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Human Capital Committee determines and approves the compensation of our named executive officers (“NEO”). Our NEOs for fiscal 2022 and their positions were as follows:

Andrew E. Iacobucci*	Former Interim Chief Executive Officer; Senior Executive Vice President, Field Operations and Chief Commercial Officer (Current)
Pietro Satriano**	Former Chief Executive Officer
Dirk J. Locascio	Executive Vice President, Chief Financial Officer
John A. Tonnison	Executive Vice President, Chief Information and Digital Officer
William S. Hancock	Executive Vice President, Chief Supply Chain Officer
Steven M. Guberman	Executive Vice President, Nationally Managed Business

*	On May 9, 2022, Mr. Iacobucci was appointed Interim Chief Executive Officer following the termination of Mr. Satriano’s employment with the Company. Mr. Iacobucci served as our Interim Chief Executive Officer until the commencement of David E. Flitman’s role as our new Chief Executive Officer on January 5, 2023. Effective January 5, 2023, Mr. Iacobucci became the Company’s Executive Vice President, Chief Transition Officer and on March 24, 2023 he was appointed to his new permanent role.
**	Mr. Satriano served as our Chief Executive Officer until May 9, 2022.

EXECUTIVE SUMMARY

COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. The following guiding principles form the basis of our executive compensation philosophy:

Appropriately balance annual and long-term incentive compensation opportunities to align with our goals, priorities, and the creation of stockholder value;	Balance risk and reward to encourage sustainable financial performance; and	Offer fiscally responsible programs that ensure accountability in meeting our performance goals.

FISCAL 2022 HIGHLIGHTS

Despite the challenges resulting from a CEO transition related to the Cooperation Agreement with Sachem Head, the strong performance of our 29,000 associates helped drive net sales of $34.1 billion, an increase of 16% over fiscal 2021. Further, we exceeded the high end of our fiscal 2022 guidance with Adjusted EBITDA of $1.31 billion in 2022, a 24% increase over the prior year and a record achievement for the Company. We also achieved Diluted Earnings per Share (“EPS”) of $1.01, as well as Adjusted Diluted EPS of $2.14 per share which was an increase of 38% over fiscal 2021. These strong results demonstrate that we are delivering on our promises and effecting solid execution against our long-range plan.

For the majority of the year, Mr. Iacobucci served as interim CEO and led the business to a strong finish in 2022, driving strong market share growth and margin expansion which, in turn, achieved significant earnings growth despite the challenging macro environment. Under the leadership of Dave Flitman, we will remain focused on executing against our long-range strategy to profitably grow market share, further optimize our gross margins, and improve our operational efficiencies. Notable achievements during fiscal 2022 include:

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    39

COMPENSATION DISCUSSION AND ANALYSIS

Expanded our profitable market share:

◼   Exceeded 1.5x restaurant market growth in 2022 driven by strong execution.

◼   Independent case growth of 4.3% over the prior year despite third party estimates of a declining market.

◼   Improved customer mix and profitability, leveraging our differentiated sales support strategy and our omni-channel options including our latest MOXē mobile ordering platform.

◼   Opened 6 CHEF’STOREs in 2022; accelerating growth plan with eight or more anticipated openings in 2023.

Continued to improve operational efficiencies:

◼   Reduced routing mileage and increased cases per mile well above 2019 levels, despite case volume being lower than 2019.

◼   Improved turnover and productivity in the second half of 2022.

◼   Focused optimization efforts on markets with most significant opportunities.

Further optimized gross margins:

◼   Managed inflation and deflation effectively through established pricing and procurement processes.

◼   Collaborated with vendors representing approximately 40 percent of spend to improve our cost of goods sold.

◼   Continued momentum with inbound logistics program to ensure improved process and economics aligned with the market.

◼   Achieved $70 million of total synergies in 2022 related to our Food Group acquisition.

Returned value to shareholder through prudent capital allocation:

◼   Reduced net leverage ratio to 3.5x at the end of fiscal 2022, in line with our guidance and a reduction from a net leverage ratio of 4.6x at the end of fiscal 2021.

◼   Reduced net debt in fiscal 2022 by $220 million.

◼   Announced the Company’s first share repurchase program for up to $500 million, resulting in the purchase of $31 million of shares through January 2023.

Note: All reconciliations to non-GAAP financial measures can be found in Appendix A.

LOOKING AHEAD TO 2023

By leveraging the momentum of 2022, the Company expects continued increases in volume and earnings in 2023 through the execution against the three pillars of our long-range plan to grow market share, expand gross margins and improve operational efficiencies. We expect to deliver $1.45 to $1.51 billion of Adjusted EBITDA and $2.45 to $2.65 Adjusted Diluted EPS in fiscal 2023. We also expect continued EBITDA margin expansion in 2023 as we increase gross profit per case above 2022 and achieve more operational efficiencies through improved turnover and initiatives. Further, as we continue to increase earnings and reduce total debt in 2023, we expect our Net Leverage Ratio to be below 3.0x by year end, inclusive of any share repurchases.

Note: We are not providing a reconciliation of certain forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted Diluted EPS and Net Leverage Ratio, because we are unable to predict with reasonable certainty the financial impact of certain significant items, including restructuring costs and asset impairment charges, share-based compensation expenses, non-cash impacts of Last In First Out reserve adjustments, losses on extinguishments of debt, and business transformation costs, other gains and losses, business acquisition and integration related costs. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance periods. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

40    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2022 COMPENSATION DESIGN

The Compensation and Human Capital Committee’s decisions regarding the design of our 2022 executive compensation program marked a return to traditional (pre-pandemic) plan designs in both our annual and long-term incentive plans, taking into account the need to address the CEO transition and the resulting uncertainties for the executive team. For 2022, our executive compensation program emphasized our strategic and operational priorities, focused on profitable market share growth, and optimized gross margins and operational efficiency to position us for long-term growth.

2022 Base Salary (page 50)

No annual merit-based salary increases were provided to our NEOs in 2022, except an increase for Mr. Hancock consistent with market benchmarking. Mr. Iacobucci’s salary was increased in May 2022 upon his appointment as our Interim Chief Executive Officer. Mr. Locascio’s salary was increased in May 2022 to align to market practices and for retention purposes.

2022 Annual Incentive Plan (“AIP”) Awards (page 50)

We returned to our pre-pandemic practice of setting annual (instead of two half-year) performance targets based on Adjusted EBITDA and market share improvement, selecting performance goals aligned with our long-term growth strategy. Our 2022 performance goals utilized the following performance metrics:

◼	Adjusted EBITDA (60%)
◼	Local Sales and National Sales Market Share Growth (20% each)

No increases in annual target bonus percentages were provided to our NEOs in 2022, except an increase for Mr. Hancock consistent with market benchmarking. The Compensation and Human Capital Committee retained discretion to reduce or eliminate AIP bonus payments if, regardless of achievement against the performance metrics, the Company’s financial performance did not warrant such payments.

2022 Long-Term Equity Incentive Plan (“LTIP”) Awards (page 52)

Based on stockholder feedback and market practice, we re-introduced performance-based RSUs (“PRSUs”) to our annual LTIP program. As a result, our 2022 equity grants consisted of a mix of time-based restricted stock units (“RSUs”) (50%) and PRSUs (50%). The 2022 PRSUs are subject to performance goals related to Adjusted EBITDA growth rate (70%) and Return on Invested Capital (“ROIC”) (30%). These performance metrics are directly linked to our long-term growth strategy, which we believe will drive shareholder value. Due to difficulty in establishing a single target annual growth rate for Adjusted EBITDA and ROIC for the 2022-2024 performance period, the 2022 PRSUs consist of different growth targets for each year in the three-year performance period (2022, 2023, and 2024). The ultimate vesting and payout at the end of the 2022-2024 performance period will be determined by a simple average of each year’s payout percentages.

Leadership Transition / Special Retention Awards (page 53)

In connection with our leadership transition that occurred in May 2022, we modified Messrs. Iacobucci and Locascio’s compensation and made various equity grants and severance agreement amendments for our executive team, including our NEOs, to ensure short- and medium-term stability across the Company’s leadership.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    41

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PRACTICES

The Compensation and Human Capital Committee evaluates whether our executive compensation program is consistent with both our pay-for-performance philosophy and best practices among our peer group and the overall market. The following table reflects the features of our executive compensation program that the Compensation and Human Capital Committee believes reinforce our pay-for-performance philosophy and best practices.

WHAT WE DO…	WHAT WE DON’T DO…

   Pay-for-Performance Philosophy. Directly link a substantial portion of our executive officers’ compensation opportunities to our financial and/or stock performance.

   Benchmarking. Review external market data when making compensation decisions and generally target compensation opportunities within a competitive range of the median of our peer group.

   Independent Compensation Consultant. The Compensation and Human Capital Committee selects and engages its own independent consultant, Meridian.

   Stock Ownership Guidelines. Require stock ownership equal to 6x base salary for our CEO and 3x base salary for our other executive officers.

   “Double-trigger” Change in Control (“CIC”) Severance Benefits. Our executive officers are entitled to enhanced CIC severance benefits only if their employment is terminated by the Company without cause or by the executive officer for good reason within 18 months following a CIC.

   Clawback Policy. Maintain an Executive Compensation Recoupment Policy that provides for recovery of certain incentive-based compensation paid to our executive officers in the event of a restatement of our financial results due to material noncompliance with any financial reporting requirement under federal securities laws, whether or not attributable to any fraud by the executive officer.

   Long-Term Performance Targets. As part of our normal cycle, grant performance-based awards with performance goals over a three-year period, a practice which we returned to in 2022.

   Pre-Established Targets. Set our AIP and performance-based equity goals at the beginning of the applicable performance periods and did not change the targets in light of the COVID-19 pandemic.

   Annual Say on Pay Vote. Provide stockholders with the opportunity to cast an advisory vote on our executive compensation on an annual basis.

   No Excise Tax Reimbursements or Gross-Ups. We do not reimburse our executive officers for CIC excise taxes. We do not reimburse our executive officers for taxes related to their annual executive allowance or any other compensation or benefits.

   No Uncapped Incentive Compensation Opportunities. Our AIP and annual LTIP performance-based equity awards have maximum payouts of 150% and 200% of their target levels, respectively.

   No Accelerated Vesting of Equity Awards upon CIC. We do not provide for accelerated vesting of long-term incentive awards upon a CIC, except where awards are not assumed or there is a qualifying termination within 18 months following the CIC.

   No Employment Agreements for Defined Terms. We do not have fixed-term employment agreements with any of our executive officers, including our CEO.

   No Repricing of Underwater Stock Options. We do not allow repricing of outstanding stock options without stockholder approval.

   No Excessive Perquisites. We do not provide excessive perquisites to our executive officers.

   No Supplemental Retirement Benefits. We do not offer supplemental retirement benefit plans to any of our executive officers.

   No Stock Hedging or Pledging. We do not allow our executive officers to engage in hedging or pledging transactions involving our stock.

42    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

PAY-FOR-PERFORMANCE ALIGNMENT

Annual Cash Incentive Plan

As a result of our fiscal 2022 financial performance, as described in more detail under “Fiscal 2022 Annual Incentive Plan Awards” starting on page 50, cash awards approximately equal to 120.54% of target were paid to our NEOs under our fiscal 2022 AIP as follows:

Named Executive Officer	Fiscal 2022 AIP Award
Andrew E. Iacobucci	$1,493,047
Pietro Satriano	N/A(1)
Dirk J. Locascio	$791,465
John A. Tonnison	$650,895
William S. Hancock	$620,580
Steven M. Guberman	$597,522
(1)	Mr. Satriano served as our Chief Executive Officer until May 9, 2022. He received $923,112 in connection with his 2022 AIP pursuant to his separation agreement with the Company.

Vesting of Prior Performance-Based Awards

There were no prior year performance awards that vested based on financial performance during the three-year performance period ended December 31, 2022. In 2020, the Compensation Committee determined that it was not possible to determine meaningful performance goals for a three-year period after recognizing the significant impact of the COVID-19 pandemic on the Company’s business, as well as then-current uncertainty of the ongoing nature and duration of such impact.

Emphasis on Performance Based Equity

For 2022, the Compensation and Human Capital Committee, wishing to incentivize financial performance, determined that one-half of the grant date LTIP value should be awarded in the form of PRSUs and one-half of the grant date LTIP value should be awarded in the form of time-based RSUs. The Compensation and Human Capital Committee did not approve any additional types of equity awards to our NEOs in connection with the 2022 annual LTIP grant. The change in LTIP mix over time from pre-pandemic to recovery is illustrated in the below graph:

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    43

COMPENSATION DISCUSSION AND ANALYSIS

PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. We strive to provide a total compensation package to our executive officers that is competitive with employers who compete with us for talent and is equitable among our workforce, balancing pay-for-performance alignment with retention considerations. This means that even during temporary downturns in either the foodservice distribution industry or the general economy, our program is designed to appropriately incentivize our executive officers to stay committed to executing our long-range plan and increasing long-term stockholder value. The guiding principles described in the section entitled “Executive Summary” above form the basis of our executive compensation philosophy.

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program for fiscal 2022 was built upon the following framework:

Base Salary
Description	◼	Fixed amount based on market, role and individual-based factors.
Objective	◼	Attracts talent and supports retention. Forms basis for AIP target award.
Considerations	◼	Determined based on competitive market data and considering level of responsibility, individual experience, tenure, qualifications, and, when applicable, individual performance.
Fiscal 2022 Decisions	◼	No annual merit increases were approved during fiscal 2022, except an increase for Mr. Hancock consistent with market benchmarking.
	◼	Mr. Iacobucci’s salary was increased in May 2022 upon his appointment as our Interim Chief Executive Officer.
	◼	Mr. Locascio’s salary was increased in May 2022 to align to market practices and for retention purposes.
Annual Incentive Plan Award
Description	◼	Variable, performance-based annual cash based on achievement against pre-set performance goals.
Objective	◼	Links executive pay to our financial performance.
	◼	Drives the achievement of annual business objectives.
Considerations	◼	AIP targets, as a percentage of base salary, are determined based on competitive market data.
	◼	AIP performance goals are constructed with input from management and the independent compensation consultant, with target performance representing attainable performance and maximum performance representing exemplary performance.
Fiscal 2022 Decisions	◼	Returned to practice of setting annual performance targets.
	◼	Performance goals based on Adjusted EBITDA and improvement in local and national market share. No individual performance component.
	◼	No increases in annual target bonus percentages were provided to our NEOs in 2022, except an increase for Mr. Hancock consistent with market benchmarking.
	◼	Compensation and Human Capital Committee retained discretion to reduce or eliminate bonus payouts under certain circumstances (but did not exercise this discretion with respect to 2022 AIP awards).
Long-Term Incentive Plan Award
Description	◼	Variable, performance-based equity compensation in the form of PRSUs, which are earned based on achievement of pre-set performance goals over a three-year performance period.
	◼	Time-based equity compensation in the form RSUs the value of which is directly tied to our share price.
Objective	◼	PRSUs incentivize achievement of three-year financial goals and link executive pay to our financial performance.
	◼	RSUs encourage executive retention through multi-year vesting schedule.
	◼	Both PRSUs and RSUs support our long-range plan by providing executive officers with an ownership stake in the Company and aligning executive officers’ interests with those of our stockholders.
Considerations	◼	LTIP target grant date values are determined based on competitive market data.
	◼	PRSU goals are Adjusted EBITDA growth rate and ROIC growth.
Fiscal 2022 Decisions	◼	Same grant date value for each NEO under the 2022 LTIP as prior year, except for Messrs. Iacobucci, Hancock and Guberman.
	◼	Executive officers’ LTIP target value allocated equally between grants of time-based RSUs and PRSUs.
Leadership Transition / Special Retention Award
Description	◼	Modified certain compensation elements in connection with our May 2022 leadership transition.
Objective	◼	Compensate Mr. Iacobucci for increased responsibility as Interim Chief Executive Officer.
	◼	Compensate Mr. Locascio for leadership and performance during a period of transition.
	◼	Ensure short- and medium-term stability across the Company’s leadership.
Considerations	◼	Determined based on competitive market data, level of responsibility and retention goals.
Fiscal 2022 Decisions	◼	Modified Messrs. Iacobucci and Locascio’s compensation, including retention cash bonus for Mr. Locascio.
	◼	Made various equity grants and severance agreement amendments for our executive team, including our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

HOW WE MAKE COMPENSATION DECISIONS

The Compensation and Human Capital Committee, in consultation with management and its independent compensation consultant, regularly evaluates whether our executive compensation program reinforces our pay-for-performance philosophy and enhances long-term stockholder value creation.

COMPENSATION AND HUMAN CAPITAL COMMITTEE OVERSIGHT

The Compensation and Human Capital Committee is responsible for overseeing our executive compensation program. The Compensation and Human Capital Committee determines and approves all compensation for our NEOs, including the framework and components of our executive compensation program. When setting compensation levels, the Compensation and Human Capital Committee is assisted by our CEO, who evaluates the performance of and presents an annual compensation recommendation for each of our other executive officers.

For fiscal 2022, this annual process was led by our former CEO, Pietro Satriano, during the first quarter of 2022, prior to his May 2022 departure. Our Chair of the Board, working closely with the Chair of the Nominating and Governance Committee and the Chair of the Compensation and Human Capital Committee, together evaluate our CEO’s performance. For fiscal 2022, our Chair of the Board consulted with our CEO in setting his annual goals, and our CEO provided a self-assessment of his performance. Our Chair of the Board solicited feedback from the full Board in executive session on the CEO’s performance which was shared with him, and this feedback was also shared with the Compensation and Human Capital Committee to inform its decisions regarding CEO compensation.

The Compensation and Human Capital Committee, with the assistance of its independent compensation consultant and inputs from the members of our human resources, legal, and finance organizations, annually assesses whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by our associates. As a result of the assessment, the Compensation and Human Capital Committee has concluded that our compensation plans, policies, and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.

The Compensation and Human Capital Committee uses several resources and analytical tools when making decisions related to executive compensation. These resources and tools are described below.

INDEPENDENT COMPENSATION CONSULTANT

Meridian Compensation Partners provides independent advice to the Compensation and Human Capital Committee in connection with matters pertaining to executive compensation. The scope of services Meridian provides includes:

◼	Attending, as requested, select Compensation and Human Capital Committee meetings and assisting with associated preparation work;

◼	Supporting the Compensation and Human Capital Committee’s decision-making with respect to executive compensation matters;

◼	Providing advice on our compensation peer group;

◼	Providing competitive market studies;

◼	Providing advice on our incentive plan documents;

◼	Conducting an annual compensation risk assessment; and

◼	Updating the Compensation and Human Capital Committee on emerging best practices and changes in the regulatory and compensation governance environment.

Meridian is engaged directly by the Compensation and Human Capital Committee to provide these services. In fiscal 2022, Meridian did not provide any services to management that were unrelated to executive compensation. In addition, as described in the section entitled “Director Compensation” on page 36, Meridian assists the Nominating and Corporate Governance Committee in the review of our non-employee director compensation program.

After evaluating information presented in accordance with the independence rules of the NYSE, the Compensation and Human Capital Committee concluded that Meridian was independent.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    45

COMPENSATION DISCUSSION AND ANALYSIS

HUMAN RESOURCES DEPARTMENT

Our Human Resources Department (“HR”) also works with Meridian to compile benchmarking data (consisting of peer group analysis and supplemental external compensation survey data analysis) and provide recommendations with respect to annual base salary, AIP, and LTIP compensation decisions to the Compensation and Human Capital Committee.

As requested by the Compensation and Human Capital Committee, HR works with Meridian to gather and analyze relevant competitive market data and to identify and evaluate various alternatives for features of our executive compensation program.

ROLE OF CEO IN DETERMINING EXECUTIVE COMPENSATION

Our CEO assists the Compensation and Human Capital Committee by evaluating the performance of our other executive officers and recommending compensation levels. Our CEO also consults with management with respect to recommendations for the Company’s performance goals used in the AIP and LTIP. In preparing recommendations to the Compensation and Human Capital Committee, our CEO consults benchmarking data and other market surveys from Meridian and HR. Our CEO structures his recommendations to adhere to the principles and objectives described in the section entitled “Philosophy of Our Executive Compensation Program” above. For fiscal 2022, our annual executive compensation process was led by our former CEO, Pietro Satriano, during the first quarter of 2022, prior to his May 2022 departure.

Our CEO is not involved in, or present during, discussions of the Compensation and Human Capital Committee or Board related to his own compensation.

USE OF COMPETITIVE MARKET DATA

We believe our executive compensation program should be competitive with the external market for executive talent. For our executive officers, we generally construct external market comparisons by examining peer group proxy statement data and compensation market survey data. We generally target base salary, annual cash incentive target, and long-term equity incentive target opportunity to be within a competitive range of median for similar executive positions in our peer group. Although the elements of our compensation packages are structured with market practice as a guide, the Compensation and Human Capital Committee believes in the importance of retaining flexibility in structuring our compensation programs and adjusting compensation for the evolving business environment.

Periodically, the Compensation and Human Capital Committee and Meridian review our peer group to evaluate whether it continues to reflect companies that are similar to us in business, size, and complexity and with which we compete for top executive talent. In selecting our peer group:

◼	Only publicly-traded U.S. companies and other companies that file periodic reports with the SEC were considered to ensure access to data.

◼	Potential peers were identified from the following categories:

◼	Food distributors;

◼	Non-food distributors in high-volume/low-margin businesses, such as trading companies and distributors, retail distributors, health care distributors, and technology distributors;

◼	Food/staples retailers; and

◼	Food products companies.

◼	The list of potential peers was narrowed based on comparable revenue and EBITDA margin.

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COMPENSATION DISCUSSION AND ANALYSIS

PEER GROUP

The Compensation and Human Capital Committee approved the following peer group of companies for executive pay and program comparison purposes for fiscal 2022, which was the same peer group that the Company used for fiscal 2021.

◼ Arrow Electronics, Inc. ◼ Avnet, Inc. ◼ Campbell Soup Company ◼ CDW Corporation ◼ Conagra Brands, Inc. ◼ Genuine Parts Company	◼ Henry Schein, Inc. ◼ The Kraft Heinz Company ◼ Owens & Minor, Inc. ◼ Performance Food Group Company ◼ TD SYNNEX Corporation(1) ◼ Sysco Corporation	◼ Tyson Foods, Inc. ◼ United Natural Foods, Inc. ◼ WESCO International, Inc. ◼ W.W. Grainger, Inc.

(1)	Formerly known as SYNNEX Corporation prior to its name change on November 3, 2021.

INTERNAL ANALYSIS IN SETTING COMPENSATION ELEMENTS

With respect to annual base salary, AIP awards, and LTIP awards, the Compensation and Human Capital Committee also considers the internal equity of the compensation awarded by using comparisons within the Company based on, among other factors, role, title, tenure, and relative responsibilities.

CONSIDERATION OF 2022 SAY-ON-PAY VOTE

At our 2022 annual meeting, stockholders continued to show strong support for our executive compensation program, with approximately 82% of the votes cast approving, on an advisory basis, the compensation paid to our NEOs. The Compensation and Human Capital Committee considered this result and the support received in the past (more than 90% of the votes cast approving our executive compensation program each year since 2018). In response to stockholder feedback and market practice, the Compensation and Human Capital Committee reinstated our pre-pandemic practice of awarding PRSUs as part of the 2022 LTIP design (with PRSUs comprising 50% of the long-term awards). Similar to the prior year, our executive compensation program for fiscal 2022 continued to emphasize performance and retention-based compensation opportunities designed to incentivize our executive officers to execute our long-range plan and increase long-term stockholder value.

We value the perspectives of our stockholders, and the Compensation and Human Capital Committee will continue to consider the outcomes of say-on-pay votes when making future executive compensation decisions.

OVERVIEW OF 2022 ANNUAL INCENTIVE PLAN DESIGN

Our AIP is designed to offer cash compensation opportunities for eligible associates, including our executive officers, based upon the Company’s annual financial performance. Payments under our AIP are generally made in the first quarter of the fiscal year following the plan year completion. Our executive officers are not eligible to receive an AIP award unless they were employed by the Company at the end of the plan year.

◼	Full Year Goals: We returned to our practice of setting performance targets based on annual measures.

◼	Goals to Drive Annual Business Objectives: To focus our executive officers on our overall financial performance, profitability, and continued market share growth, the Compensation and Human Capital Committee approved 2022 AIP goals consisting of:

◼	60% Adjusted EBITDA

◼	20% Local Sales Market Share Growth

◼	20% National Sales Market Share Growth

The Compensation and Human Capital Committee retained discretion to reduce or eliminate payouts under the 2022 AIP if it was determined that, despite achievement against the AIP performance goals, the Company’s performance did not warrant such payments.

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COMPENSATION DISCUSSION AND ANALYSIS

In February 2022, the Compensation and Human Capital Committee approved the 2022 AIP design framework, the metrics for the performance goals, the Company’s 2022 performance goals and annual target awards for our NEOs. The framework for the 2022 AIP for our NEOs was based on the following:

AIP Award	=	Eligible Earnings	X	AIP Target Percentage	X	Business Performance Factor

◼	Eligible Earnings equal the NEO’s base salary earnings during the applicable plan year. If an NEO’s salary changed during the year, those changes are reflected in the NEO’s Eligible Earnings for purposes of calculating his target award under the AIP.

◼	The AIP Target Percentage is the percentage used to determine the NEO’s target award (i.e., the award the NEO would receive if the target level of performance was achieved). The AIP Target Percentage is multiplied by Eligible Earnings to determine the NEO’s target award. Individual AIP Target Percentages are reviewed annually against competitive market data. The Compensation and Human Capital Committee approves AIP Target Percentages for each NEO at the beginning of each plan year.

◼	The Business Performance Factor is calculated based on the Company’s actual performance against predetermined annual goals for Adjusted EBITDA and the growth (or decline) of local and national market share. The Business Performance Factor is multiplied by each NEO’s target award to arrive at the cash bonus award payable to the NEO.

Potential cash bonus awards under the 2022 AIP ranged from 0% to 150% of the NEO’s target award. The Compensation and Human Capital Committee believes that our executive officers’ annual cash bonuses should be based on the Company’s achievement of its performance goals. For this reason, the 2022 AIP did not include any individual performance component. However, the Compensation and Human Capital Committee retained the ability to use negative discretion to reduce or eliminate an AIP award based on individual performance.

OVERVIEW OF 2022 LONG-TERM EQUITY INCENTIVE PLAN AWARDS

ANNUAL LONG-TERM EQUITY AWARD STRUCTURE

LTIP awards are made pursuant to the Company’s 2019 Long-Term Incentive Plan (the “2019 Plan”) which is designed to align our NEOs’ interests with our long-term performance and provide the Company with an important means to recruit, retain, and motivate key personnel. LTIP awards are designed to compensate our NEOs for their long-term commitment to the Company, while motivating sustained increases in our financial performance and stockholder value. Moreover, the LTIP creates long-term incentive opportunities that are competitive with the opportunities offered by the companies with which we compete for talent.

In 2022, based on stockholder feedback, proxy advisor expectations and market practice, we returned to our pre-pandemic practice of including PRSUs as one of the components of the 2022 LTIP, with a mix of one-half PRSUs and one-half RSUs. The below chart illustrates the 2022 LTIP mix:

48    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our equity awards are granted with a per share price equal to the closing price of one share of our Common Stock on the date of grant. The Compensation and Human Capital Committee set each NEO’s individual LTIP grant date target value based on competitive market data. The time-based RSUs vest ratably on an annual basis over three years, subject to the NEO’s continued employment through the applicable vesting date. The PRSUs vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during the three-year performance period ending on the last day of the Company’s 2024 fiscal year, subject to the executive’s continued employment with the Company.

The performance goals set for the PRSUs are based on a mix of Adjusted EBITDA growth rate and ROIC. Due to difficulty in establishing a single target annual growth rate for Adjusted EBITDA and ROIC for the 2022-2024 performance period, the 2022 PRSUs consist of different growth targets that are set for each year in the three-year performance period (2022, 2023, and 2024). The ultimate payout and vesting at the end of the three-year performance period will be determined by the simple average of the resulting payout percentages based on each year’s performance against that year’s growth rate. PRSUs are earned at between 0% to 200% of the target award amount based on the achievement of the performance goal(s) at the end of the performance period.

SPECIAL RETENTION AWARDS

In connection with our leadership transition that occurred in May 2022 and for the purpose of mitigating retention risk and ensuring short- and medium-term stability across the Company’s leadership, the Compensation and Human Capital Committee approved special retention awards for our executive leadership team, including our NEOs, in the form of time-based RSUs. The size of these awards were determined by the Compensation and Human Capital Committee based on market data. For Messrs. Iacobucci, Locascio and Guberman this special retention award will vest on March 29, 2024, subject to earlier vesting upon the occurrence of certain events. For each of Messrs. Hancock and Tonnison, half of the special retention award granted will vest on March 29, 2024, and the remaining half will vest on March 31, 2025, subject to earlier vesting upon the occurrence of certain events.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF 2022 EXECUTIVE COMPENSATION PROGRAM

For fiscal 2022, except as otherwise noted below, our NEOs’ compensation primarily consisted of a base salary, an AIP award, LTIP awards, and a Special Retention Award. Mr. Locascio also received the retention cash bonuses described below.

BASE SALARY

No annual merit-based salary increases were provided to our NEOs in 2022, except an increase for Mr. Hancock consistent with market practice. Mr. Iacobucci’s salary was increased in May 2022 upon commencement of his position as our Interim Chief Executive Officer. Mr. Locascio’s salary was increased in May 2022 to align to market practices and for retention purposes.

The following table shows the annual base salary rates that were in effect for fiscal 2022, as approved by the Compensation and Human Capital Committee:

Named Executive Officer	Fiscal 2022 Base Salary
Andrew E. Iacobucci(1)	$900,000
Pietro Satriano(2)	$1,071,000
Dirk J. Locascio(3)	$700,000
John A. Tonnison	$600,000
William S. Hancock(4)	$575,000
Steven M. Guberman	$550,800

(1)	Mr. Iacobucci’s salary was increased from $690,000 to $900,000, effective May 9, 2022.
(2)	Mr. Satriano served as our Chief Executive Officer until May 9, 2022.
(3)	Mr. Locascio’s salary was increased from $576,000 to $700,000, effective May 9, 2022.
(4)	Mr. Hancock’s salary was increased to $575,000 on February 13, 2022.

DISCRETIONARY CASH BONUS AND RETENTION

In May 2022, the Compensation and Human Capital Committee approved the payment of a $250,000 discretionary cash bonus to Mr. Locascio in recognition of his outstanding performance. The Compensation and Human Capital Committee also approved a cash retention award in the amount of $1,750,000 to be paid to Mr. Locascio if he remained as the Company’s Chief Financial Officer through March 31, 2023.

FISCAL 2022 ANNUAL INCENTIVE PLAN AWARDS

Eligible Earnings, the AIP Target Percentages, and AIP Target Awards for our NEOs under our fiscal 2022 AIP were as follows:

Named Executive Officer	Fiscal 2022 Eligible Earnings	AIP Target Percentage	Fiscal 2022 AIP Target Award
Andrew E. Iacobucci(1)	$825,781	150%	$1,238,671
Pietro Satriano(2)	N/A(2)	150%	N/A(2)
Dirk J. Locascio(3)	$656,620	100%	$656,620
John A. Tonnison	$600,000	90%	$540,000
William S. Hancock	$572,055	90%	$514,849
Steven M. Guberman	$550,800	90%	$495,720

(1)	Mr. Iacobucci’s AIP target increased from 90% to 150%, effective May 9, 2022, in connection with his appointment as Interim Chief Executive Officer. The 150% applied to his blended salary for the full 2022 plan year.
(2)	Mr. Satriano served as our Chief Executive Officer until May 9, 2022. As a result of his departure, Mr. Satriano’s original Fiscal 2022 Eligible Earnings of $1,071,000 became $510,559.
(3)	Mr. Locascio’s AIP target increased from 90% to 100%, effective May 9, 2022 and applied to his blended salary for the full 2022 plan year.

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COMPENSATION DISCUSSION AND ANALYSIS

Business Performance Factors and Potential Payouts

The Compensation and Human Capital Committee returned to its pre-pandemic practice of setting performance targets based on annual goals to align with our long-range plan (instead of two half-year goals). The threshold, target, and maximum goals and unweighted payout percentages for 2022 under the fiscal 2022 AIP are set forth in the following table:

Weight	Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (150% Payout)
60%	Adjusted EBITDA	$1.177B	$1.308B	$1.439B
20%	Local Sales Market Share Growth(1)	20 bps	40 bps	60 bps
20%	National Sales Market Share Growth(1)	30 bps	60 bps	90 bps

(1)	Compared to fiscal year end 2021.

The Compensation and Human Capital Committee believes the threshold and target levels of performance represented challenging but attainable performance, while the maximum level represented extremely challenging and exemplary performance. Prior to application of the relative weightings, the threshold payout percentage for each goal was 25% and the maximum payout percentage was 150%.

Fiscal 2022 AIP Actual Awards

Based on the Company’s actual performance against the goals described below, the business performance factor for the fiscal 2022 AIP was determined by the Compensation and Human Capital Committee as follows:

		FISCAL 2022 AIP			BUSINESS
WEIGHTING		THRESHOLD (25% Payout)	TARGET (100% Payout)	MAXIMUM (150% Payout)	PERFORMANCE FACTOR PAYOUT

60%	Adjusted EBITDA(1)				100.9%

20%	Improvement in Local Sales Market Share(2)				150%

20%	Improvement in National Sales Market Share(2)				150%

		2022 AIP BUSINESS PERFORMANCE FACTOR PAYOUT			120.54%

(1)	See Appendix A for a reconciliation of Adjusted EBITDA.
(2)	Compared to fiscal year end 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, based on the Company’s performance for fiscal 2022, the fiscal 2022 AIP awards approved by the Compensation and Human Capital Committee and paid to each NEO in 2023 were as follows:

Named Executive Officer	Fiscal 2022 AIP Target Award	Fiscal 2022 AIP Actual Award
Andrew E. Iacobucci	$1,238,671	$1,493,047
Pietro Satriano(1)	N/A(1)	N/A(1)
Dirk J. Locascio	$656,620	$791,465
John A. Tonnison	$540,000	$650,895
William S. Hancock	$514,849	$620,580
Steven M. Guberman	$495,720	$597,522

(1)	Mr. Satriano served as our Chief Executive Officer until May 9, 2022. He received $923,112 in connection with his 2022 AIP pursuant to his separation agreement with the Company.

FISCAL 2022 LONG-TERM INCENTIVE PLAN AWARDS

In 2022, based on stockholder feedback, proxy advisor expectations and market practice, we returned to our pre-pandemic practice of including PRSUs as one of the components of the fiscal 2022 LTIP with a mix of one-half PRSUs and one-half RSUs. The Compensation and Human Capital Committee maintained the same grant date value for each NEO under the 2022 LTIP as under the 2021 LTIP, except for Messrs. Iacobucci, Hancock and Guberman. The aggregate grant date value and the number of RSUs and PRSUs that were awarded to our NEOs under the 2022 LTIP, and the vesting conditions attributable to each of the awards, are as follows:

Named Executive Officer	Fiscal 2022 Aggregate Grant Value	Number of RSUs(1)	Number of PRSUs(2)
Andrew E. Iacobucci	$ 1,500,000	20,260	20,260
Pietro Satriano(1)	$ 6,000,000	81,038	81,038
Dirk J. Locascio	$ 1,000,000	13,507	13,507
John A. Tonnison	$ 1,000,000	13,507	13,507
William S. Hancock	$ 1,000,000	13,507	13,507
Steven M. Guberman	$ 1,250,000	16,883	16,883

(1)	The number of RSUs awarded was calculated by dividing one-half of the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date. The RSUs vest in three equal tranches annually on each anniversary of the grant date, generally subject to the NEO’s continued employment through the applicable vesting date.
(2)	The number of PRSUs awarded was calculated by dividing one-half of the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date.

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COMPENSATION DISCUSSION AND ANALYSIS

SPECIAL RETENTION AWARDS

In connection with our leadership transition that occurred in May 2022 and for the purpose of mitigating retention risk and ensuring short- and medium-term stability across the Company’s leadership, the Compensation and Human Capital Committee approved special retention awards for our executive team, including our NEOs, in the form of RSUs. The aggregate grant value and the number of Special Retention Awards that were awarded to our NEOs are as follows:

Named Executive Officer	Grant Value	Number of RSUs(1)
Andrew E. Iacobucci	$1,000,000	30,610
Pietro Satriano(2)	N/A	N/A
Dirk J. Locascio	$500,000	15,305
John A. Tonnison	$1,000,000	30,610
William S. Hancock	$1,000,000	30,610
Steven M. Guberman	$500,000	15,305

(1)	The number of RSUs awarded was calculated by dividing the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date. For Messrs. Iacobucci, Locascio and Guberman, the special retention award will vest on March 29, 2024, subject to applicable terms. For each of Messrs. Tonnison and Hancock, half of the special retention award granted will vest on March 29, 2024, and the remaining half will vest on March 31, 2025, subject to applicable terms.
(2)	Mr. Satriano served as our Chief Executive Officer until May 9, 2022.

EXECUTIVE SEVERANCE AGREEMENTS

All of our executive officers are employed “at will” and have no defined term of employment with us. Each of our executive officers has an executive severance agreement with the Company which provides additional compensation considerations in the event of (1) termination of the executive’s employment by the Company other than for “cause” or (2) termination of the executive’s employment by the executive with “good reason.” The executive severance agreements are designed to provide standard protections to both the executive officer and the Company and help us to ensure continuity and aid in recruitment and retention. We believe that the severance benefits are reasonable and appropriate to protect our executive officers against circumstances over which they do not have control.

The key terms of our executive severance agreements include:

◼	Severance Benefits. In the event of a qualifying termination and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) salary continuation for 18 months (24 months for Mr. Flitman), (4) a fixed bonus equal to 1.5 times (2.0 times for Mr. Flitman) the executive’s then-current AIP target award, payable in equal annual installments over 18 months (24 months for Mr. Flitman), and (5) if the executive timely elects to continue health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), a lump-sum payment equal to the aggregate premium cost for COBRA benefit continuation during the severance period. A change in control of the Company, by itself, does not trigger any severance benefits. In the event of a qualifying termination within 18 months following a change in control of the Company, and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) a lump sum payment equal to 24 months (36 months for Mr. Flitman) of the executive’s annual base salary, (4) a fixed bonus equal to 2.0 times (3.0 times for Mr. Flitman) the executive’s then-current AIP target award, and (5) if the executive timely elects to continue health coverage pursuant to COBRA, a lump-sum payment equal to the aggregate premium costs for COBRA benefit continuation during the severance period.

◼	Restrictive Covenants. Executive officers are subject to certain non-disclosure, non-competition, non-solicitation, and non-interference covenants. Additionally, executive officers must maintain the confidentiality of, and refrain from disclosing or using, our confidential information at all times and our trade secrets for any period of time during which the information remains a trade secret under applicable law.

◼	Clawback of Severance Benefits. An executive’s severance benefits are subject to “clawback” if he or she violates any of the above restrictive covenants or if a financial restatement results from fraud attributable to the executive. In addition to recovery of severance compensation pursuant to the foregoing, the Company may be entitled to recoup certain incentive compensation from the executive under our Executive Compensation Recoupment “Clawback” Policy, as described below.

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COMPENSATION DISCUSSION AND ANALYSIS

◼	No Excise Tax Reimbursements or Gross-Ups. Executive officers are not reimbursed for excise taxes in connection with a change in control of the Company. Further, no gross-ups on any severance benefits are provided to executive officers.

In May 2022, in conjunction with the Company’s entry into the Cooperation Agreement with Sachem Head, the Board terminated Mr. Satriano’s employment with the Company without cause (within the meaning of the Amended and Restated Executive Severance Agreement, dated as of January 3, 2018, by and between the Company and Mr. Satriano, and the Company’s other compensation and benefits arrangements). The details of Mr. Satriano’s separation compensation are described under “Potential Payments Upon Termination or Change in Control” beginning on page 64.

In connection with our leadership transition that occurred in May 2022, we modified certain terms of the executive severance agreements with our executive team, including with our NEOs, to provide that in the event the Company terminates an executive’s employment without cause prior to March 31, 2023, the vesting of such NEO’s equity awards that were scheduled to vest in March 2023 (to the extent then unvested) would accelerate in full immediately prior to such termination.

The Company made additional amendments to the executive severance agreements for each of Mr. Iacobucci and Mr. Locascio as follows:

◼	With regard to Mr. Iacobucci, we provided that in the event that the Company terminates Mr. Iacobucci employment without cause prior to March 31, 2024, the RSU grant made in connection with his appointment as interim CEO that is scheduled to vest in March 2024 (to the extent then unvested) would accelerate in full immediately prior to such termination; and

◼	With regard to Mr. Locascio, we provided that (1) Mr. Locascio would receive the full amount of his $1,750,000 retention bonus if he was terminated by the Company without cause prior to March 31, 2023, and (2) should he resign between April 1, 2023 and July 10, 2023, Mr. Locascio will be eligible for severance benefits under his executive severance agreement as if he had been terminated by the Company without cause.

COMPENSATION FOR DAVID E. FLITMAN

Mr. Flitman commenced his role as our new Chief Executive Officer on January 5, 2023. Mr. Flitman is not considered a “named executive officer” for purposes of this Proxy Statement because he was not an executive officer during 2022.

The CEO Search Committee of the Board was formed in May 2022 for the purpose of conducting a search for a new chief executive officer of the Company. The compensation package for Mr. Flitman was negotiated primarily with the Chair of the Compensation and Human Resources Committee, with support from the members of the CEO Search Committee that included two of the three directors named by Sachem Head pursuant to the Cooperation Agreement as well as the Board’s compensation consultant. This package was recommended by the Compensation and Human Resources Committee to the full Board, and the Board approved the package prior to Mr. Flitman’s appointment.

Mr. Flitman’s 2023 target compensation includes (i) base salary at an annual rate of $1,300,000, (ii) a target annual incentive bonus incentive opportunity equal to 150% of his annual base salary and (iii) an annual long-term incentive award with a target grant date value equal to 555% of his annual base salary.

In addition to his ongoing compensation, the Board approved one-time sign awards for Mr. Flitman to account for cash and equity awards that he forfeited at his prior employer. Mr. Flitman received one-time make-whole awards of (i) restricted stock units at a grant date value of $10,000,000 that vest ratably over a three-year period, (ii) a performance-based restricted stock unit award with a grant date value of $6,000,000 that vests based on attainment of certain stock price goals, subject to his continued employment through the applicable vesting dates, and (iii) a cash award of $3,000,000 that is subject to repayment if he voluntary terminates his employment prior to the six-month anniversary of his January 5, 2023 start date.

In addition, Mr. Flitman is a party to an executive severance agreement with the Company the key terms of which are described above.

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COMPENSATION DISCUSSION AND ANALYSIS

RETIREMENT BENEFITS AND OTHER COMPENSATION

The only retirement benefits currently provided to our executive officers are (1) those under the US Foods 401(k) Plan (our tax-qualified 401(k) savings plan), which is offered to all eligible associates, and (2) the continued vesting of any annual LTIP awards granted beginning in March 2020, provided that the executive has attained age 60 with at least five years of service and the awards have been outstanding for over a year prior to retirement. Mr. Guberman previously accrued benefits under the US Foods, Inc. Defined Benefit Pension Plan and the Alliant Foodservice, Inc. Pension Plan, which have since been consolidated into the US Foods Consolidated Defined Benefit Retirement Plan and are now frozen for all associates except those at a small number of union locations.

Each of our executive officers receives an annual executive allowance, which is intended to defray expenses such as those for financial and legal planning, and professional organization membership, and a monthly cellular phone allowance. We do not reimburse our executive officers for taxes related to their annual executive allowance or any other compensation or benefits.

EXECUTIVE COMPENSATION RECOUPMENT “CLAWBACK” POLICY

Our Executive Compensation Recoupment Policy provides that in the event of a restatement of our financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, we will use reasonable efforts to recover the amount of any excess incentive-based compensation paid to any current or former executive officer during the previous three fiscal years based on the erroneous financial data, whether or not attributable to any fraud by the executive officer, including compensation received under the AIP and LTIP. The Compensation and Human Capital Committee has the sole discretion, subject to applicable law, to determine the form and timing of the recoupment. This may include:

◼	Repayment from the executive;

◼	Recovery from any gain realized on vesting, exercise, settlement, sale or transfer of any equity-based award;

◼	Offsetting the recouped amount from any incentive compensation owed by the Company to the executive;

◼	Cancelling vested or unvested equity awards; or

◼	Any other recovery action permitted by law.

EXECUTIVE STOCK OWNERSHIP PROGRAM

Each of our executive officers is required to satisfy certain stock ownership guidelines. These guidelines have been designed to closely align our executive officers’ financial interests with those of our stockholders. The guidelines require equity holdings with a value of six times base salary for our CEO and three times base salary for our executive officers. Executive officers have five years from their hire or promotion date to reach the applicable guideline.

All of our NEOs were in compliance with the guidelines at the end of fiscal 2022.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation and Human Capital Committee

Cheryl A. Bachelder, Chair
James J. Barber, Jr.
Court D. Carruthers
Quentin Roach
David M. Tehle

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EXECUTIVE COMPENSATION

FISCAL 2022 SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of the NEOs, listed by name and current position below, for fiscal 2022, as well as fiscal 2021 and fiscal 2020 where applicable:

Name and Principal Position	Year	Salary(4) ($)	Bonus(5) ($)	Stock Awards(6) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)
Andrew E. Iacobucci Former Interim Chief Executive Officer; Senior Executive Vice President, Field Operations and Chief Commercial Officer(1)	2022	826,154	—	2,500,079	—	1,493,047	—	28,953	4,848,233
	2021	699,531	—	2,108,661	625,018	472,751	—	29,160	3,935,121
	2020	718,043		1,666,672	333,335	—	—	30,685	2,748,735
Pietro Satriano Former Chief Executive Officer(2)	2022	373,673	—	6,000,054	—	923,112	—	5,557,052	12,853,892
	2021	1,071,000	—	8,419,992	3,000,015	1,222,985	—	30,950	13,744,942
	2020	924,396	—	3,133,330	1,566,671	—	—	30,700	5,655,097
Dirk J. Locascio Executive Vice President, Chief Financial Officer	2022	656,841	250,000	1,500,072	—	791,465	—	31,000	3,229,378
	2021	576,300	—	1,729,939	500,018	394,850	—	30,950	3,232,057
	2020	525,130	—	666,666	333,335	—	—	30,700	1,555,831
John A. Tonnison Executive Vice President, Chief Information and Digital Officer(3)	2022	600,000	—	2,000,087	—	650,895	—	27,614	3,278,596

William S. Hancock Executive Vice President Chief Supply Chain Officer(3)	2022	572,115	—	2,000,087	—	620,580	—	24,292	3,217,074

Steven M. Guberman Executive Vice President, Nationally Managed Business	2022	550,800	—	1,750,032	—	597,522	—	31,775	2,930,129
	2021	550,800	100,000	1,729,939	500,018	377,378	—	32,983	3,291,118
	2020	501,894	—	866,667	333,335	—	46,784	30,700	1,779,380

(1)	On May 9, 2022, Mr. Iacobucci was appointed Interim Chief Executive Officer following the termination of Mr. Satriano’s employment with the Company. Mr. Iacobucci served as our Interim Chief Executive Officer until the commencement of David E. Flitman’s role as our new Chief Executive Officer on January 5, 2023. Effective January 5, 2023, Mr. Iacobucci became the Company’s Executive Vice President, Chief Transition Officer and on March 24, 2023 he was appointed to his new permanent role.
(2)	Mr. Satriano served as our Chief Executive Officer until May 9, 2022.
(3)	Messrs. Tonnison and Hancock were not deemed to be NEOs of the Company for fiscal 2020 or fiscal 2021.
(4)	The amount reported in this column for fiscal 2021 for Mr. Iacobucci includes a bi-weekly stipend in the amount of $5,000 through February 11, 2021 as additional compensation for his interim leadership of our local sales organization.
(5)	The amount reported in this column for fiscal 2022 for Mr. Locascio represents a discretionary cash bonus awarded in recognition of outstanding performance. The amount reported in this column for fiscal 2021 for Mr. Guberman represents a discretionary cash bonus awarded in recognition of his continuing efforts related to the integration of the Food Group as well as his leadership of certain key initiatives.
(6)	The amounts reported in these columns represent the grant date fair value of the RSUs and stock options granted to the NEOs in each fiscal year. The grant date fair values have been calculated in accordance with the ASC Topic 718. The assumptions made in the valuation reflected in these columns are set forth in the following notes to the Company’s Consolidated Financial Statements:

For Stock and Option Awards Granted in Fiscal Year	Consolidated Financial Statements For the Year Ended	Included with Form 10-K Filed:	Note
2022	December 31, 2022	February 16, 2023	16
2021	January 1, 2022	February 17, 2022	16
2020	January 2, 2021	February 16, 2021	18

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT      57

EXECUTIVE COMPENSATION

For PRSUs granted during 2022, the Company assumed that these awards would pay out at the targeted number of shares, and the grant date fair values set forth in the Stock Awards column for each NEO reflects this assumption. Assuming maximum performance is achieved, the grant date value of the PRSUs would be as follows:

	Value of PRSUs
Named Executive Officer	At Target	Assuming Maximum Performance
Andrew E. Iacobucci	$750,025	$1,500,050
Pietro Satriano	$3,000,027	$6,000,054
Dirk J. Locascio	$500,029	$1,000,058
John A. Tonnison	$500,029	$1,000,058
William S. Hancock	$500,029	$1,000,058
Steven M. Guberman	$625,009	$1,250,018

(7)	The amounts reported in this column for fiscal 2022 represent the fiscal 2022 AIP award payments which were paid in March 2023. For additional information, see the section entitled “Fiscal 2022 Annual Incentive Plan Awards” beginning on page 50.
(8)	The amount reported in this column for Mr. Guberman represents the actuarial change in the present value of accumulated benefits under the US Foods Consolidated Defined Benefit Retirement Plan maintained by the Company. For 2021 and 2022, the changes for Mr. Guberman were negative $2,547 and negative $96,326, respectively, which accordingly are not reported in this column. These amounts have been determined as of the measurement dates used for financial statement reporting purposes for the applicable fiscal year, and have been calculated using interest rate and mortality assumptions consistent with those used in the Company’s audited financial statements for the applicable fiscal year. For additional information, see the section entitled “Retirement Benefits and Other Compensation” on page 55 and the section entitled “Pension Benefits” on page 63. The Company does not offer any non-tax qualified deferred compensation to the NEOs.
(9)	Amounts shown in the All Other Compensation column for 2022 are comprised of the following:

Named Executive Officer	Executive Allowance	401(k) Match	Termination Payments	Other
Andrew E. Iacobucci	$18,500	$ 9,553		(b)
Pietro Satriano(1)	$18,500	$11,600	$5,526,577(a)	(b)
Dirk J. Locascio	$18,500	$11,600		(b)
John A. Tonnison	$18,500	$ 8,307		(b)
William S. Hancock	$18,500	$ 5,192		(b)
Steven M. Guberman	$18,500	$11,600		(b)

(a)	Termination payments made to Mr. Satriano include (i) $5,355,000 as severance pay, payable in installments over 24 months following his termination date, (ii) $132,041 cash in lieu of 45 days’ notice of termination, and (iii) $39,536 in health continuation benefits.
(b)	Includes reimbursements of less than $2,000 in the aggregate for each NEO for miscellaneous personal expenses, such as cellular phone allowances, work-from-home allowances, meal expenses and, for Mr. Guberman, spousal airfare to a Company event.

58      US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to the NEOs during fiscal 2022:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of		Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Shares of Stock or Units (#)		and Option Awards(3) ($)
Andrew E. Iacobucci
2022 AIP	—	2/9/2022	309,668	1,238,671	1,858,007
RSUs (2022 LTIP)	3/28/2022	2/9/2022							20,260	(4)	750,025
Performance RSU (2022 LTIP)	3/28/2022	2/9/2022				10,130	20,260	40,520			750,025
RSUs (Special Retention)	6/6/2022	5/17/2022							30,610	(5)	1,000,029
Pietro Satriano
2022 AIP	—	2/9/2022	401,625	1,606,500	2,409,750
RSUs (2022 LTIP)	3/28/2022	2/9/2022							81,038	(4)	3,000,027
Performance RSU (2022 LTIP)	3/28/2022	2/9/2022				40,519	81,038	162,076			3,000,027
Dirk J. Locascio
2022 AIP	—	2/9/2022	164,155	656,620	984,930
RSUs (2022 LTIP)	3/28/2022	2/9/2022							13,507	(4)	500,029
Performance RSU (2022 LTIP)	3/28/2022	2/9/2022				6,754	13,507	27,014			500,029
RSUs (Special Retention)	6/6/2022	5/17/2022							15,305	(5)	500,014
John A. Tonnison
2022 AIP	—	2/9/2022	135,000	540,000	810,000
RSUs (2022 LTIP)	3/28/2022	2/9/2022							13,507	(4)	500,029
Performance RSU (2022 LTIP)	3/28/2022	2/9/2022				6,754	13,507	27,014			500,029
RSUs (Special Retention)	6/6/2022	5/17/2022							30,610	(5)	1,000,029
William S. Hancock
2022 AIP	—	2/9/2022	128,712	514,849	772,274
RSUs (2022 LTIP)	3/28/2022	2/9/2022							13,507	(4)	500,029
Performance RSU (2022 LTIP)	3/28/2022	2/9/2022				6,754	13,507	27,014			500,029
RSUs (Special Retention)	6/6/2022	5/17/2022							30,610	(5)	1,000,029
Steven M. Guberman
2022 AIP	—	2/9/2022	123,930	495,720	743,580
RSUs (2022 LTIP)	3/28/2022	2/9/2022							16,883	(4)	625,009
Performance RSU (2022 LTIP)	3/28/2022	2/9/2022				8,442	16,883	33,766			625,009
RSUs (Special Retention)	6/6/2022	5/17/2022							15,305	(5)	500,014

(1)	The amounts reported in these columns represent the threshold, target, and maximum awards payable to the NEOs under our fiscal 2022 AIP.
(2)	These amounts represent the PRSUs granted to the NEOs under the 2019 Plan, as further discussed in the section entitled “Fiscal 2022 Long-Term Incentive Plan Awards” on page 52. The PRSUs vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2024 fiscal year, subject to the executive’s continued employment with the Company.
(3)	The amounts reported in this column represent the grant date fair value of each of the equity awards calculated in accordance with ASC Topic 718.
(4)	These amounts represent time-based RSUs granted to the NEOs under the 2019 Plan, as further discussed in the section entitled “Fiscal 2022 Long-Term Incentive Plan Awards” on page 52. The RSUs are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company.
(5)	These amounts represent time-based RSUs granted to the NEOs under the 2019 Plan, as further discussed in the section entitled “Special Retention Awards” on page 53. For Messrs. Iacobucci, Locascio and Guberman, the special retention award will vest on March 29, 2024, subject to earlier vesting upon the occurrence of certain events. For each of Messrs. Hancock and Tonnison, half of the special retention award granted will vest on March 29, 2024 and the remaining half will vest on March 31, 2025, subject to earlier vesting upon the occurrence of certain events.

DESCRIPTION OF PLAN BASED AWARDS

ANNUAL INCENTIVE PLAN (AIP) AWARDS

Our AIP awards are annual non-equity incentive award opportunities granted to our executive officers under our Fiscal 2022 Annual Incentive Plan for the period from January 1, 2022 through December 31, 2022. Target levels for these awards are generally set as a percentage of base salary. Target percentages are reviewed annually against competitive market data.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT      59

EXECUTIVE COMPENSATION

These awards are cash awards designed to reward executive officers for achieving financial performance goals, which for fiscal 2022 consisted of annual Adjusted EBITDA and improvement in local and national market share. The performance targets are described in the CD&A under “Fiscal 2022 Annual Incentive Plan Awards” beginning on page 50.

RESTRICTED STOCK UNITS (RSUs)

RSUs are time-based awards granted to our executive officers under our 2019 Plan. The RSUs generally vest ratably on an annual basis over three years, and an executive’s right to the RSUs is generally subject to continued employment by the Company. If any of the following circumstances arise during the vesting period, however, the RSUs will fully vest: (i) immediately prior to a change in control if the RSUs would not otherwise be continued, converted, assumed or replaced in connection with the transaction, (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the RSUs are continued, converted, assumed or replaced in connection with the transaction, or (iii) immediately upon an executive’s death or permanent disability (with regard to recent grants). In addition, with regard to recent annual grants, in the event of an executive’s retirement during the vesting period (if the retirement is one or more years following the grant date), the RSUs will continue to vest in accordance with the vesting schedule, subject to the executive’s continued compliance with certain covenants. If an executive’s employment is terminated for “cause” or an executive voluntarily resigns (other than the Special Retention Awards described below), the RSUs will be forfeited. The annual RSUs granted in 2022 are more fully described in the CD&A under “Fiscal 2022 Long-Term Incentive Plan Awards” on page 52.

With regard to the RSUs granted in 2022 as Special Retention Awards described in the CD&A under “Special Retention Awards” on page 53, these RSUs vest over a one- or two-year period. Moreover, in addition to the vesting conditions described above, these special RSU awards will fully vest immediately if an executive is terminated “without cause” during the vesting period; these RSUs do not vest in the event of an executive’s retirement during the vesting period.

PERFORMANCE-BASED RESTRICTED STOCK UNITS (PRSUs)

PRSUs are performance-based awards granted to our executive officers under our 2019 Plan. The PRSUs generally vest to the extent that certain performance goals are achieved during the performance period, and an executive’s right to the PRSUs is generally subject to continued employment by the Company. If any of the following circumstances arise during the performance period, however, the PRSUs will fully vest at the “target” performance level: (i) immediately prior to a change in control if the PRSUs would not otherwise be continued, converted, assumed or replaced in connection with the transaction or (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the PRSUs are continued, converted, assumed or replaced in connection with the transaction. In the event of an executive’s death, permanent disability or retirement during the performance period (if the retirement is one or more years following the grant date), the PRSUs will vest proportionately on the vesting date based on both achievement of performance goals and the executive’s period of employment during the performance period. If an executive’s employment is terminated for “cause” or an executive voluntarily resigns, the PRSUs will be forfeited. The PRSUs granted in 2022 are more fully described in the CD&A under “Fiscal 2022 Long-Term Incentive Plan Awards” on page 52.

With regard to the Value Creation Awards granted in 2021, in the event of a change in control, the measurement period will end on the date of the change of control and awards will be paid based on the achievement of performance goals over the measurement period. In the event of an NEO’s permanent disability or death, these awards vest based on achievement of the performance goals through the termination date. Moreover, if an executive is terminated without “cause” or “for good reason” between the third anniversary of the grant date and the vesting date (and not in connection with a change in control), the awards will vest at 75% of what would have vested based on achievement of the performance goals through the termination date.

STOCK OPTIONS

No stock options were granted to our executive officers in fiscal 2022. For stock options granted in prior fiscal years, such stock options have an exercise price equal to the closing stock price on the grant date. The executive’s right to the stock option is generally subject to continued employment by the Company. If any of the following circumstances arise during the vesting period, however, the stock options will fully vest and become exercisable: (i) immediately prior to a change in control if the stock options would not otherwise be continued, converted, assumed or replaced in connection with the transaction, (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the stock options are continued, converted, assumed or replaced in connection with the transaction, or (iii) immediately upon an executive’s death or permanent disability (with regard to recent grants). In addition, with regard to recent grants, in the event of an executive’s retirement during the vesting period (if the retirement is one or more years following the grant date),

60      US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

the stock option will continue to vest in accordance with the vesting schedule, subject to the executive’s continued compliance with certain covenants.

Once vested, stock options can be exercised, but must be exercised before the relevant option expiration date. In the event of an executive’s death or permanent disability, vested stock options remain exercisable for one year (but not beyond the option expiration date). In the event of an executive’s retirement (with regard to recent grants), vested stock options remain exercisable for five years (but not beyond the option expiration date). In the event of an executive’s termination for “cause,” all outstanding vested and unvested stock options are immediately forfeited. In the event of an executive’s termination for any other reason, vested stock options remain exercisable for 90 days (but not beyond the option expiration date).

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END

The following table provides information regarding each NEO’s outstanding stock options, RSUs and PRSUs as of December 31, 2022:

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Andrew E. Iacobucci	6/6/2022	—	—	—	—	30,610	(3)	1,041,352	—		—
	3/28/2022	—	—	—	—	20,260	(4)	689,245	20,260	(8)	689,245
	3/29/2021	11,177	22,354	36.95	3/29/2031	11,277	(5)	383,644	31,716	(9)	1,078,978
	3/23/2020	56,834	28,418	13.29	3/23/2030	54,343	(6)	1,848,749	—		—
	3/25/2019	34,651	—	34.56	3/25/2029	—		—	—		—
	3/26/2018	21,863	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	25,101	—	30.39	6/3/2027	—		—	—		—
Pietro Satriano	—	—	—	—	—	—		—	—		—
	—	—	—	—	—	—		—	—		—
Dirk J. Locascio	6/6/2022	—	—	—	—	15,305	(3)	520,676	—		—
	3/28/2022	—	—	—	—	13,507	(4)	459,508	13,507	(8)	459,508
	3/29/2021	8,941	17,884	36.95	3/29/2031	9,022	(5)	306,928	25,373	(9)	863,189
	3/23/2020	36,834	28,418	13.29	3/23/2030	16,721	(7)	568,848	—		—
	3/25/2019	34,651	—	34.56	3/25/2029	—		—	—		—
	3/26/2018	21,863	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	25,101	—	30.39	6/3/2027	—		—	—		—
John A. Tonnison	6/6/2022	—	—	—	—	30,610	(10)	1,041,352	—		—
	3/28/2022	—	—	—	—	13,507	(4)	459,508	13,507	(8)	459,508
	8/2/2021	9,844	19,690	33.57	8/2/2031	19,860	(12)	675,637	—		—
	7/12/2021	—	—	—	—	—		—	25,373	(9)	863,189
William S. Hancock	6/6/2022	—	—	—	—	30,610	(10)	1,041,352	—		—
	3/28/2022	—	—	—	—	13,507	(4)	459,508	13,507	(8)	459,508
	3/29/2021	7,600	15,201	36.95	3/29/2031	7,669	(5)	260,899	21,567	(9)	733,709
	12/7/2020	—	—	—	—	5,051	(11)	171,835	—		—
Steven M. Guberman	6/6/2022	—	—	—	—	15,305	(3)	520,676	—		—
	3/28/2022	—	—	—	—	16,883	(4)	574,360	16,883	(8)	574,360
	3/29/2021	8,941	17,884	36.95	3/29/2031	9,022	(5)	306,928	25,373	(9)	863,189
	3/23/2020	56,834	28,418	13.29	3/23/2030	21,738	(7)	739,527	—		—
	3/25/2019	34,651	—	34.56	3/25/2029	—		—	—		—
	3/26/2018	25,721	—	33.56	3/26/2028	—		—	—		—
	6/3/2017	33,468	—	30.39	6/3/2027	—		—	—		—
	6/23/2016	64,409	—	23.18	6/23/2026	—		—	—		—

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT      61

EXECUTIVE COMPENSATION

(1)	The stock options reported in this column are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.
(2)	The aggregate market values reported in these columns are calculated by multiplying the unvested shares by $34.02, the closing price of a share of our Common Stock as reported on the NYSE on December 30, 2022, the last trading day of fiscal 2022.
(3)	This RSU award is scheduled to vest in full on March 29, 2024, subject to the executive’s continued employment with the Company through the vesting date.
(4)	One-third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 31, 2022, this award had three remaining vesting dates (March 28, 2023, March 28, 2024 and March 28, 2025).
(5)	One-third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 31, 2022, this award had two remaining vesting dates (March 29, 2023 and March 29, 2024)
(6)	This RSU award reflects two grants (1) one RSU award scheduled to vest in three equal tranches annually on each anniversary of the grant date, and (2) one RSU awards scheduled to vest 50% on September 23, 2021 and 50% on March 23, 2023, both subject to the executive’s continued employment with the Company through the applicable vesting dates. As of December 31, 2022, these awards had one remaining vesting dates (March 23, 2023).
(7)	One-third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 31, 2022, this award had one remaining vesting date (March 23, 2023)
(8)	This PRSU award is scheduled to vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2024 fiscal year, subject to the executive’s continued employment with the Company through the vesting date. The amounts reported for the PRSU award have been determined based on achieving the target value of performance.
(9)	This performance share award represents the Value Creation Awards granted to the NEOs, scheduled to vest at the end of a four-year performance period, based on achievement of certain performance goals, subject to the executive’s continued employment with the Company through the applicable vesting date. The amounts reported for the Value Creation Awards have been determined based on achieving the target value of performance.
(10)	This RSU award is scheduled to vest as follows: 50% on March 29, 2024 and 50% on March 31, 2025, subject to the executive’s continued employment with the Company through the vesting date.
(11)	One-third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 31, 2022, this award had one remaining vesting date (December 7, 2023).
(12)	One-third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 31, 2022, this award had two remaining vesting dates (August 2, 2023 and August 2, 2024).

FISCAL 2022 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of the NEOs during fiscal 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Andrew E. Iacobucci	—	—	41,273	1,531,944
Pietro Satriano	267,430	2,935,728	180,853	6,701,701
Dirk J. Locascio	20,000	394,200	40,145	1,488,707
John A. Tonnison	—	—	9,930	313,987
William S. Hancock	—	—	8,885	324,904
Steven M. Guberman	50,079	897,416	45,161	1,670,788

(1)	The amount reported in this column was calculated by multiplying the number of shares acquired on exercise by the difference between the closing price per share of our Common Stock at the time of exercise and the exercise price of the stock option.
(2)	The amount reported in this column was calculated by multiplying the number of shares of our Common Stock that vested by the closing price per share of our Common Stock on the vesting date.

62      US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

PENSION BENEFITS

US FOODS CONSOLIDATED DEFINED BENEFIT RETIREMENT PLAN

Mr. Guberman is our only NEO entitled to benefits payable under our defined benefit (pension) plan. Mr. Guberman previously accrued benefits under the US Foods, Inc. Defined Benefit Pension Plan and the Alliant Foodservice, Inc. Pension Plan, both of which were consolidated into the US Foods Consolidated Defined Benefit Retirement Plan and are now frozen for all associates except those at a small number of union locations.

Under the US Foods, Inc. Defined Benefit Pension Plan (which was frozen with respect to exempt associates as of September 15, 2004), a participant’s normal retirement benefit is equal to one percent (1%) of the participant’s final average compensation, multiplied by the participant’s years of credited service. For the purposes of benefit calculation, Mr. Guberman’s final average compensation is generally deemed to be the average of his salary and bonus during his period of credited service. In the case of a married participant, the normal form of payment is a 100% joint and survivor annuity upon reaching normal retirement age, which the plan defines as the first day of the month following the later of attainment of age 65 and five (5) years of vesting service. Under the US Foods, Inc. Defined Benefit Pension Plan, a participant may elect to receive a lump sum payment if the present value of the benefit at the time of retirement is less than $15,000. Participants generally become vested in their benefits after completing five (5) years of vesting service.

Under the Alliant Foodservice, Inc. Pension Plan (which was frozen with respect to exempt associates as of December 31, 2002), a participant’s normal retirement benefit is equal to: (1) an amount equal to the participant’s accumulated pension credits (which is a percentage based on the participant’s age), multiplied by the participant’s final average compensation; plus (2) an amount equal to one-third of the participant’s accumulated pension credits, multiplied by the excess of the participant’s final average compensation over the participant’s Social Security breakpoint amount (which is two-thirds of the Social Security wage base); plus (3) an amount equal to $300, multiplied by the participant’s years of non-contributory credited service. For the purposes of benefit calculation, Mr. Guberman’s final average compensation is generally deemed to be the average of his salary and bonus for the 36 consecutive months in which he was highest compensated during the last 120 months of his participation in the plan. In the case of a married participant, the normal form of payment is a 100% joint and survivor annuity upon reaching normal retirement age, which the plan defines as the first day of the month following the later of attainment of age 65 and five (5) years of vesting service. Under the Alliant Foodservice, Inc. Pension Plan, a participant may elect to receive a lump sum payment of the entire benefit amount. Participants generally become vested in their benefits after completing five (5) years of vesting service.

Mr. Guberman’s pension benefits take into account only compensation earned before, and years of credited service up to, the respective dates on which the sub-plans were frozen.

PENSION BENEFITS

The following table provides information regarding Mr. Guberman’s benefits payable under the specified sub-plan as of the last business day of fiscal 2022 (December 30, 2022):

Name	Pre-Consolidation Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Steven M. Guberman	US Foods, Inc. Defined Benefit Pension Plan	1.71	25,416	—
	Alliant Foodservice, Inc. Pension Plan	11.58	188,291	—

(1)	The amounts reported in these columns have been determined as of the measurement dates used for financial statement reporting purposes for fiscal 2022. The number of years of credited service is equal to the number of years the specified executive was eligible to participate in the applicable sub-plan. The present values of the accumulated defined benefit plan benefits have been calculated using interest rate and mortality assumptions consistent with those discussed in Note 18 to the Company’s consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended December 31, 2022. The present values of the accumulated benefit for each participant were based on a discount rate of 5.5% and the post-retirement mortality assumptions set forth in the Society of Actuaries Pri-2012 Private Retirement Plans Base Mortality Table, subject to a blue collar adjustment, and projected forward using the Society of Actuaries MP-2020 Mortality Improvement Scale.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    63

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables provide information regarding potential payments by the Company to each of the NEOs in various termination and change in control scenarios. The amounts reported in the tables assume that the triggering event took place on December 30, 2022 (the last business day of fiscal 2022), and that any Company equity is continued, converted, assumed or replaced in connection with a change in control transactions. These amounts are merely estimates based on compensation, benefit, and equity levels for each executive in effect on that date. The tables report only amounts that are increased, accelerated, or otherwise payable to the NEO as a result of the applicable termination or change in control scenario, and have not been adjusted to reflect any excise tax under Sections 280G and 4999 of the Internal Revenue Code that may be assessed on the payments and/or benefits (nor reduced to cause the payments and/or benefits not to be subject to excise tax). The tables also exclude any amounts that are generally available to all salaried associates and do not discriminate in favor of the NEOs.

We are not able to determine the actual amounts that would be payable to an NEO unless and until an actual termination scenario occurs. Because Mr. Satriano’s employment with the Company was actually terminated during 2022, the amounts detailed for Mr. Satriano, below, reflect amounts actually paid or remaining payable in connection with Mr. Satriano’s termination. For additional information, see the section entitled “Executive Severance Agreements” beginning on page 53.

PIETRO SATRIANO

FORMER CHIEF EXECUTIVE OFFICER – SEPARATION COMPENSATION

In May 2022, in conjunction with the Company’s entry into the Cooperation Agreement with Sachem Head, the Board terminated Mr. Satriano’s employment with the Company without cause (within the meaning of the Amended and Restated Executive Severance Agreement, dated as of January 3, 2018, by and between the Company and Mr. Satriano, and the Company’s other compensation and benefits arrangements).

As a result, Mr. Satriano received cash severance comprised of (a) $5,355,000 as severance pay, payable in installments over 24 months following his termination date, (b) $923,112 representing a pro rata portion of Mr. Satriano’s 2022 AIP, (c) $132,041 cash in lieu of 45 days’ notice of termination, and (d) $39,536 in health continuation benefits. Mr. Satriano’s outstanding equity awards were not accelerated and were exercisable or payable in accordance with their terms.

ANDREW E. IACOBUCCI

FORMER INTERIM CHIEF EXECUTIVE OFFICER; SENIOR EXECUTIVE VICE PRESIDENT, FIELD OPERATIONS AND CHIEF COMMERCIAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$5,002,290	$5,850,000	$—	$—	$5,002,290	$5,850,000	$1,627,290	$—
Long-term Equity Incentives(3)	—	5,241,374	—	—	1,041,352	5,241,374	4,726,486	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	960,000	—
Health and Welfare Benefits Continuation(5)	11,554	15,406	—	—	11,554	15,406	—	—
TOTAL	$5,013,844	$11,106,780	$—	$—	$6,055,197	$11,106,780	$7,313,776	$—

64    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

DIRK J. LOCASCIO

EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$2,943,780	$3,500,000	$—	$—	$2,943,780	$3,500,000	$843,780	$—
Long-term Equity Incentives(3)	—	2,904,574	—	—	520,676	2,904,574	2,561,307	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	1,448,000	—
Health and Welfare Benefits Continuation(5)	30,811	41,174	—	—	30,881	41,174	—	—
TOTAL	$2,974,661	$6,445,749	$—	$—	$3,495,337	$6,445,749	$4,853,087	$—

JOHN A. TONNISON

EXECUTIVE VICE PRESIDENT, CHIEF INFORMATION AND DIGITAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$2,360,916	$2,820,000	$—	$—	$2,360,916	$2,820,000	$650,916	$—
Long-term Equity Incentives(3)	—	2,644,866	—	—	520,676	2,644,866	2,301,599	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	1,096,000	—
Health and Welfare Benefits Continuation(5)	10,232	13,643	—	—	10,232	13,643	—	—
TOTAL	$2,371,148	$5,478,509	$—	$—	$2,891,824	$5,478,509	$4,048,515	$—

WILLIAM S. HANCOCK

EXECUTIVE VICE PRESIDENT, CHIEF SUPPLY CHAIN OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$2,262,545	$2,702,500	$—	$—	$2,262,545	$2,702,500	$623,795	$—
Long-term Equity Incentives(3)	—	2,393,103	—	—	520,676	2,393,103	2,049,836	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	2,176,000	—
Health and Welfare Benefits Continuation(5)	31,462	41,949	—	—	31,462	41,949	—	—
TOTAL	$2,294,006	$5,137,552	$—	$—	$2,814,682	$5,137,552	$4,849,630	$—

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    65

EXECUTIVE COMPENSATION

STEVEN M. GUBERMAN

EXECUTIVE VICE PRESIDENT, NATIONALLY MANAGED BUSINESS

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)
Cash Compensation(2)	$2,167,321	$2,588,760	$—	$—	$2,167,321	$2,588,760	$597,541	$—
Long-term Equity Incentives(3)	—	3,304,956	—	—	520,676	3,304,956	2,875,891	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	728,000	—
Health and Welfare Benefits Continuation(5)	22,299	29,732	—	—	22,299	29,732	—	—
TOTAL	$2,189,620	$5,923,447	$—	$—	$2,710,296	$5,923,447	$4,201,432	$—

(1)	Retirement is treated the same as a voluntary termination by the NEO without good reason under the terms of our executive severance agreements. For equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, outstanding time-based equity awards will continue to vest in accordance with the vesting schedule set forth in the applicable award agreement in the event of the NEO’s “retirement,” subject to continued compliance with his restrictive covenant agreements with the Company (including, without limitation, non-competition and non-solicitation agreements), provided that the awards will not continue to vest if the NEO retired on or prior to the one-year anniversary of the grant date. As of the assumed date of termination, none of the NEOs met the criteria for “retirement” (which is attainment of 60 years of age and a minimum of five (5) years of service), and no amounts have been included in the tables with respect to the continued vesting of these awards due to a qualifying retirement.
(2)	In the event of a termination by the NEO for “good reason” or a termination by the Company without “cause,” cash compensation was calculated as follows:
◼	18 months’ base salary as in effect immediately before the termination or, if following a change in control, 24 months’ base salary as in effect immediately before the termination;

◼	the NEO’s AIP award for the year in which the termination occurs, prorated to the date of termination and based on actual performance, or, if following a change in control, based on the NEO’s then current target percentage; and

◼	an amount equal to the NEO’s then-current AIP target award multiplied by 1.5 or, if following a change in control, an amount equal to the NEO’s then-current AIP target award multiplied by 2.0.

In the event of the NEO’s permanent disability or death, the NEO would receive AIP accrued at the time of such event.

(3)	The amounts reported represent the aggregate value of long-term equity incentive awards that would vest under the specified termination scenario based on the closing price of a share of our Common Stock on December 30, 2022, and assume that any Company equity is continued, converted, assumed or replaced in connection with a change in control transaction. Under the terms of our annual equity award agreements, upon the NEO’s termination by the Company without “cause” or resignation by the NEO for “good reason,” in either case within the 18-month period immediately following the change in control, all RSUs will fully vest (with any PRSUs vesting at the “target” performance level) and all outstanding stock options will fully vest and become exercisable. Effective for equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, all time-based RSUs will fully vest and all time-based, unvested stock options will fully vest and become exercisable for one (1) year thereafter (but in no event beyond the options’ normal expiration date). In the event of the NEO’s permanent disability or death, PRSUs will vest proportionately on the vesting date based on both achievement of performance goals and the executive’s period of employment during the performance period. For the Value Creation Awards granted in 2021, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, the awards vest based on achievement of the performance goals through the termination date which would have resulted in no payout as of December 30, 2022.
For the RSUs granted in 2022 as Special Retention Awards described in the CD&A under “Special Retention Awards” on page 53, these special RSU awards will fully vest immediately if an executive is terminated “without cause” during the vesting period.
(4)	The amounts reported include cash payments that the NEO would receive under our enhanced Long-Term Disability insurance program. Under the enhanced program, the benefit is increased from 60% of monthly earnings, subject to a maximum monthly benefit of $12,000, to 66 2/3% of monthly earnings, subject to a maximum monthly benefit of $20,000. Accordingly, the amounts reported in this row reflect the difference between the maximum benefits under the standard and enhanced Long-Term Disability insurance programs ($8,000) multiplied by the number of months until the NEO’s retirement age under the Social Security Act.
(5)	These amounts represent the estimated cost of the continuation of medical and dental coverage through COBRA for the NEO and his covered dependents for 18 months or, if following a change in control, for 24 months). Although each NEO is also entitled to certain career transition and outplacement services and access to certain office and administrative services for a period not to exceed 12 months following the termination, we have not included an amount attributable to these services as their value is not reasonably ascertainable.

66    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our CEO to the annual total compensation of the Company’s median employee.

To determine this pay ratio, we took the following steps:

◼	Identification of Median Employee: As permitted under SEC rules, we elected to use the same median employee that we used for purposes of preparing our fiscal 2020 pay ratio disclosures. Since the date used to select the median employee, there have been no changes in the Company’s employee population or compensation arrangements that we believe would significantly impact the pay ratio disclosure.

◼	Calculation of Median Employee Annual Compensation: We have aggregated all of the elements of the median employee’s compensation for fiscal 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $89,320. The difference between the median employee’s salary and wages (the consistently applied compensation measure used to identify the median employee) and the median employee’s annual total compensation represents the estimated annual value of the employee’s health and welfare benefits (estimated for the employee and his or her eligible dependents at $12,340), employer matching contributions under our 401(k) plan of $2,770 and a cash bonus in the amount of $6,149.

◼	Calculation of CEO Annual Compensation: We had two principal executive officers during fiscal 2022, Mr. Satriano and Mr. Iacobucci. SEC rules permit us to either (i) calculate the compensation provided to each person who served as CEO during the year for the time such person served as CEO and combine those figures or (ii) annualize the compensation of the CEO on the date selected to identify the median employee. We have elected to calculate compensation using the first option. Accordingly, we have calculated the compensation reportable in the Summary Compensation Table provided to each of Mr. Satriano and Mr. Iacobucci for the time they each served as CEO according to applicable instructions and interpretations and have combined those figures.

For purposes of calculating the pay ratio for fiscal 2022 and determining this combined compensation amount, we combined pro-rated portions of certain items such as salary, AIP, perquisites, and health and welfare benefits, and included actual compensation for certain items, such as stock awards and Company contributions to the Company’s tax-qualified 401(k) plan.

For fiscal 2022:

◼	The annual total compensation of our median employee was $89,320.

◼	The total combined annual compensation of our CEOs for fiscal 2022 was $17,020,436, which amount includes termination payments in the amount of $5,526,577 paid to Mr. Satriano.

◼	The ratio of these amounts is 191 to 1.

◼	The ratio of these amounts would be 129 to 1 if we excluded termination payments made to Mr. Satriano in the amount of $5,526,577.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    67

PAY VERSUS PERFORMANCE

The following table provides information regarding compensation paid to the Company’s chief executive officers and other named executive officers along with the cumulative total shareholder return of the Company and a peer group index, the Company’s net income, and the Company’s Adjusted EBITDA which is considered the most important financial measure used by the Company to link compensation actually paid to the Company’s named executive officers to Company performance. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis
							Value of Initial Fixed $100 Investment(3) Based on:		(Stated in millions)
Year	Summary Compensation Table Total Compensation for CEO Satriano ($)	Compensation Actually Paid to CEO Satriano ($)(1)	Summary Compensation Table Total Compensation for CEO Iacobucci ($)	Compensation Actually Paid to CEO Iacobucci ($)	Average Summary Compensation Table Total Compensation for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(2)	Cumulative Total Shareholder Return (Company) ($)	Cumulative Total Shareholder Return (Peer Group) ($)	Net Income (Loss) ($)	Adjusted EBITDA ($)(4)
2022	12,853,892	(5,566,000)	4,848,233	4,838,268	3,163,794	3,069,797	81.45	124.38	241	1,310
2021	13,744,942	14,264,225	n/a	n/a	3,429,976	3,478,342	83.39	140.67	164	1,057
2020	5,655,097	12,372,465	n/a	n/a	1,948,663	3,672,637	79.75	114.19	(226)	648
(1)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules and shown in the table below.
(2)	For 2022, reflects compensation information for our NEOs, other than any person serving as CEO, as described in the CD&A of this Proxy Statement. For 2021 and 2020, reflects compensation information for Mr. Locascio, Mr. Iacobucci, Mr. Guberman, and Jay A. Kvasnicka, Executive Vice President, Field Operations.
(3)	Cumulative total shareholder return (“TSR”) assumes an initial investment of $100 as of the market open on December 31, 2019 (the beginning of fiscal year 2020) for the Company’s common stock as well as the common stock of companies in our peer group as measured by the S&P 500 Food & Staples Retailing Index. For 2020, the measurement period was one year, for 2021, the measurement period was two years, and for 2022, the measurement period was three years.
(4)	See Appendix A for a reconciliation of Adjusted EBITDA.

To calculate the compensation actually paid amounts in the table above, the following table shows the respective adjustments to the amounts reported in the Summary Compensation Table (SCT):

68    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PAY versus PERFORMANCE

	FY2022			FY2021		FY2020
Adjustments	CEO Satriano	CEO Iacobucci	Other NEOs Average	CEO Satriano	Other NEOs Average	CEO Satriano	Other NEOs Average
Total from SCT	$12,853,892	$4,848,233	$3,163,794	$13,744,942	$3,429,976	$5,655,097	$1,948,663
Adjustments for defined benefit and actuarial plans
Minus: Pension value reported in SCT	—	—	—	—	—	—	($17,289)
Plus: Pension value attributable to service in current year and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—	—	—
Impact of adjustments for defined benefit and actuarial plans	—	—	—	—	—	—	($17,289)
Adjustments for stock and options awards
Minus: SCT Amounts	($6,000,054)	($2,500,079)	$1,812,570	($11,420,007)	($2,355,888)	($4,700,001)	($1,300,003)
Plus: Value of equity granted during fiscal year, unvested as of end of fiscal year	$0	$2,636,266	$1,910,758	$10,059,039	$1,976,990	$16,849,092	$4,281,141
Plus/Minus: Change in fair value of equity outstanding at beginning and end of fiscal year(1)	$0	($79,323)	($294,818)	$834,895	$199,197	($1,553,982)	($330,969)
Plus/Minus: Change in value for awards vested in fiscal year	$937,314	$233,171	$102,632	$1,045,356	$228,066	($3,877,741)	($908,906)
Minus: Forfeited awards in fiscal year	($13,357,152)	—	—	—	—	—	—
Impact of adjustments for stock and option awards	($18,419,892)	($9,965)	($93,997)	$519,283	$48,366	$6,717,368	$1,741,263
Compensation Actually Paid (As calculated)	($5,566,000)	$4,838,268	$3,069,797	$14,264,225	$3,478,342	$12,372,465	$3,672,637
(1)	Calculation methodology is in accordance with SEC guidance: Black-Scholes was used for stock option valuation with values ranging from $1.34 - $25.89 and Monte Carlo simulation used for certain performance-based restricted stock units .

FINANCIAL PERFORMANCE MEASURES

The following table identifies the four most important financial performance measures used by the Compensation and Human resources Committee to link the “compensation actually paid” to our CEOs and other NEOs in 2022 to company performance.
Financial Performance Measures
Adjusted EBITDA
Local Sales Market Share Growth
National Sales Market Share Growth
Return on Invested Capital (ROIC)

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    69

PAY versus PERFORMANCE

RELATIONSHIP BETWEEN PAY AND FINANCIAL PERFORMANCE

The charts below describe the relationship between compensation actually paid to our chief executive officers and other named executive officers (as calculated above) and our net income, our Adjusted EBITDA and our cumulative TSR. In addition, the last chart includes a comparison of our cumulative TSR and the cumulative TSR of our peer group.

COMPENSATION ACTUALLY PAID VS. NET INCOME

COMPENSATION ACTUALLY PAID VS. ADJUSTED EBITDA

COMPENSATION ACTUALLY PAID VS. STOCK PRICE

70    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PROPOSAL 3

The Board
of Directors
recommends a
vote to consider
an advisory vote
on executive
compensation
every ONE YEAR
on the proxy card.

ADVISORY VOTE ON THE
FREQUENCY OF ADVISORY
VOTES ON EXECUTIVE
COMPENSATION

We are asking stockholders to vote on whether an advisory vote on executive compensation should occur every one, two or three years. This non-binding vote is commonly referred to as a “say on frequency” vote and is required by Section 14A of the Exchange Act.

You may vote for your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this matter. Please note that you are not voting on this proposal to approve or disapprove the Board’s recommendation of an annual vote. Rather, the option (either one year, two years or three years) that receives the highest number of votes cast by stockholders will be deemed the frequency selected by our stockholders.

Because this vote is advisory and is not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

At this time, we believe that an annual advisory vote on executive compensation is the most appropriate choice for the Company.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     71

PROPOSAL 4

The Board
of Directors
recommends a
vote FOR this
proposal on the
proxy card.

AMEND OUR RESTATED
CERTIFICATE OF INCORPORATION
TO ADD A FEDERAL FORUM
SELECTION PROVISION

The Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, an amendment to our Restated Certificate of Incorporation to add a federal forum provision for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Act.

We are seeking stockholder approval to amend the TENTH Article of our Restated Certificate of Incorporation to provide that, unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We refer to this provision as the federal forum selection provision and to the proposed amendment as the federal forum selection amendment.

Our Restated Certificate of Incorporation currently has a forum selection clause that does not include a federal forum selection provision for claims arising under the Securities Act. As part of its continuing review of the elements of our corporate governance standards and practices, the Board concluded that including a federal forum clause is a helpful change that would improve the fairness and uniform adjudication of actions arising under the Securities Act. As a result, on November 2, 2022, our Board approved an amendment to include the federal forum selection provision in our Amended and Restated Bylaws, which became effective the same day. In addition, our Board has determined that it is in the best interests of the Company and its stockholders to seek to include a federal forum selection provision in our Restated Certificate of Incorporation.

A federal forum selection provision allows for (a) the consolidation of multi-jurisdiction litigation, (b) the avoidance of state court forum shopping by plaintiffs, (c) efficiencies in managing the procedural aspects of securities litigation, and (d) the facilitation of submission of Securities Act claims for resolution by federal courts, which often have significant experience and expertise in adjudicating such claims, all of which should also reduce the cost to us of resolving such matters. Although we are seeking approval of these provisions for the reasons cited above, if the federal forum selection amendment is adopted and becomes effective, it may have a number of potential effects in addition to the effects discussed above. The federal forum selection provision could discourage claims under the Securities Act or limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable. Further, the provision could require stockholders to incur litigation costs in bringing any action to contest the provision’s enforceability, as well as to incur additional litigation costs in pursuing claims in federal court in accordance with the terms of the provision.

72    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION

The federal forum selection provision, if it is approved by our stockholders and becomes effective, would be in addition to a provision in our Restated Certificate of Incorporation which provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Company to the Company or our stockholders, (iii) any action asserting a claim against the Company or any director, officer, employee, agent or stockholder of the Company arising pursuant to any provision of the Delaware General Corporation Law, our Restated Certificate of Incorporation or the Company’s bylaws, or (iv) any action asserting a claim against the Company or any director, officer, employee, agent or stockholder of the Company governed by the internal affairs doctrine, in each such case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, the exclusive forum provision in our Certificate of Incorporation relating to the Court of Chancery of the State of Delaware does not apply to claims arising under the Exchange Act.

LANGUAGE OF THE PROPOSED AMENDMENT

If approved, the amendment would modify our Restated Certificate of Incorporation by amending the TENTH Article of our Restated Certificate of Incorporation to read as follows, with the changes from our current Restated Certificate of Incorporation marked:

“TENTH: Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, employee, agent or stockholder of the Corporation arising pursuant to any provision of the DGCL, this Restated Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation or any director, officer, employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933. Failure to comply with the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. If any provision or provisions of this Article TENTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article TENTH shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.”

Set forth in Appendix B to this Proxy Statement is a form of the Proposed Restated Certificate of Incorporation that would be adopted should each of Proposals 4 and 5 be approved (though neither of them is conditioned on or otherwise requires the approval of the other).

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     73

PROPOSAL 5

The Board
of Directors
recommends a
vote FOR this
proposal on the
proxy card

AMEND OUR RESTATED
CERTIFICATE OF INCORPORATION
TO REFLECT NEW DELAWARE LAW
PROVISIONS REGARDING OFFICER
EXCULPATION AND TO REMOVE
OBSOLETE PROVISIONS

The Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, a proposed amendment of our Restated Certificate of Incorporation to: (1) reflect new Delaware law provisions regarding officer exculpation; and (2) remove obsolete provisions that no longer apply to the Company.

OFFICER EXCULPATION AMENDMENT

The State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporate Law, effective August 1, 2022, to enable Delaware companies to limit the personal liability of certain of their officers in limited circumstances (the “Section 102(b)(7) Amendment”).

Prior to the Section 102(b)(7) Amendment, Delaware companies were only permitted to exculpate directors from personal liability in limited circumstances. As a result, stockholder plaintiffs employed tactics of bringing certain claims against individual officers when such claims would otherwise be exculpated and dismissed if brought against directors. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders.

In light of the Section 102(b)(7) Amendment, we propose to amend our Restated Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability, as permitted by Delaware law, similar to the protections currently available for directors of the Company in our current Restated Certificate of Incorporation. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf. For these reasons, our Board has determined that it is in the best interests of the Company and its stockholders to seek to update the exculpation provision.

AMENDMENT TO REMOVE OBSOLETE PROVISIONS

Our existing Restated Certificate of Incorporation would be further amended to remove obsolete provisions relating to the Company’s previously classified Board structure. These provisions ceased being effective last year at the time of the Company’s 2022 annual meeting of stockholders.

74    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

AMEND OUR RESTATED CERTIFICATE OF INCORPORATION

LANGUAGE OF THE PROPOSED AMENDMENT

If approved, the amendment would modify our Restated Certificate of Incorporation by amending the FIFTH and EIGHTH Articles of our Restated Certificate of Incorporation to read as follows, with the changes from our current Restated Certificate of Incorporation marked:

“FIFTH: Management of Corporation. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)	The number of directors constituting the Board shall be not fewer than two and not more than fifteen, each of whom shall be a natural person. Subject to any rights of any holders of any class or series of Preferred Stock to elect directors, the precise number of directors of the Corporation shall be fixed, and may be altered from time to time, only by resolution of the Board.

(b)	~~Prior to the annual meeting of the stockholders of the Corporation to be held in 2022, each director elected to the Board shall serve the remainder of the term for which such director was elected, such that: (i) each director elected at the annual meeting of stockholders of the Corporation held in 2019 shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2022; (ii) the successor of each director whose term expires at the annual meeting of stockholders of the Corporation to be held in 2020 shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2021; and (iii) the successor of each director whose term expires at the annual meeting of stockholders of the Corporation to be held in 2021 shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2022. Commencing with the annual meeting of stockholders of the Corporation to be held in 2022, the Board will no longer be classified under Section 141(d) of the DGCL and d~~ Directors shall be elected for one-year terms expiring at the next succeeding annual meeting of stockholders of the Corporation. Each director shall hold office until his or her term expires and his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

(c)	Subject to this Article FIFTH, the election of directors may be conducted in any manner approved by the person presiding at a meeting of the stockholders or the directors of the Corporation, as the case may be, at the time when the election is held and need not be by written ballot.

(d)	Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances~~: (i) until the election of directors at the annual meeting of stockholders of the Corporation to be held in 2022, a director may be removed from office only for cause and only by the affirmative vote of holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of directors, and (ii) thereafter,~~ any director may be removed, with or without cause, by the affirmative vote of holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of directors.

(e)	Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, and except as otherwise provided by law, any vacancy in the Board that results from an increase in the number of directors, from the death, disability, resignation, retirement, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of at least a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. ~~Until the election of directors at the annual meeting of the stockholders of the Corporation to be held in 2022 , a director elected to fill a vacancy or a newly created directorship shall hold office for the remainder of the term of his or her predecessor or, in the case of a newly created directorship, for the remainder of the term of the class of directors to which he or she is elected and until his or her successor has been elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Thereafter, a~~ director elected to fill a vacancy or a newly created directorship shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor has been elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

(f)	All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Restated Certificate of Incorporation or by the bylaws of the Corporation) shall be vested in and exercised by the Board.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     75

AMEND OUR RESTATED CERTIFICATE OF INCORPORATION

(g)	To the fullest extent permitted by the DGCL, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.

(h)	To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses to the directors and officers of the Corporation, provided that, except as otherwise provided in the bylaws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director or officer of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized by the Board. The rights provided by this Article FIFTH, Section (h) shall not limit or exclude any rights, indemnities or limitations of liability to which any director or officer of the Corporation may be entitled, whether as a matter of law, under the bylaws of the Corporation, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.”

“EIGHTH: Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders, ~~or~~ directors, or officers are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Article FIFTH, Section (g) or Section (h) shall not adversely affect any right or protection existing under this Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.

Set forth in Appendix B to this Proxy Statement is a form of the Proposed Restated Certificate of Incorporation that would be adopted should each of Proposals 4 and 5 be approved (though neither of them is conditioned on or otherwise requires the approval of the other).

76    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PROPOSAL 6

The Board of
Directors and its
audit committee
recommend a
vote FOR this
proposal on the
proxy card.

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Deloitte has acted as our independent registered public accounting firm since 2006 and has been appointed by the Audit Committee to audit our financial statements for fiscal 2023. Representatives from Deloitte are expected to be present at the Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.

Although we are not required to seek stockholder ratification of the appointment of the independent registered public accounting firm, the Board believes it is a sound corporate governance practice. If the appointment of Deloitte is not ratified at the Annual Meeting, the fiscal 2023 appointment will remain unchanged, but the Audit Committee will consider the outcome of the vote on this proposal in determining whether it will appoint Deloitte as the independent registered public accounting firm for fiscal 2024.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

Before the Company engages Deloitte to provide any audit or non-audit services, each engagement is submitted to the Audit Committee for its approval. The Audit Committee has adopted a policy concerning approval of audit and non-audit services proposed to be provided by the independent registered public accounting firm to the Company. The policy requires that all services, including audit services and permissible audit-related, tax, and non-audit services, proposed to be provided by the independent registered public accounting firm to the Company be pre-approved by the Audit Committee. The Audit Committee has also adopted procedures authorizing the Chair of the Audit Committee to pre-approve interim requests for services under a specified dollar threshold, provided that the pre-approval is reviewed with the full Audit Committee at its next meeting. The pre-approval policy was in effect for services to be performed by Deloitte with respect to fiscal 2022.

FEES PAID TO DELOITTE

The following table sets forth the aggregate fees billed by Deloitte for audit services rendered in connection with consolidated financial statements and reports for fiscal 2022 and fiscal 2021 and for audit-related, tax, and other services rendered during fiscal 2022 and fiscal 2021 for the Company and its subsidiaries (all of which were pre-approved by the Audit Committee), as well as applicable out-of-pocket costs incurred in connection with the services:

Fee Category	2022	2021
Audit Fees(1)	$3,613,834	$3,470,325
Audit-Related Fees(2)	$—	$300,000
Tax Fees(3)	$181,250	$166,250
All Other Fees(4)	$121,370	$85,790
TOTAL FEES:	$3,916,454	$4,022,365

(1)	Includes the aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and the quarterly reviews of its consolidated financial statements. The fees are for services that are normally provided in connection with statutory or regulatory filings or engagements.
(2)	Includes the aggregate fees for professional services rendered in connection with the Company’s SEC filings (exclusive of those noted in footnote 1 above) and other research and consultation services, including due diligence related to mergers and acquisitions.
(3)	Includes the aggregate fees for professional services rendered for tax compliance, consultation, and planning.
(4)	Consists of the aggregate fees for all services other than those described above, including consulting work related to operational compliance with regulations.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     77

AUDIT COMMITTEE REPORT

In assisting the Board in overseeing and monitoring the quality and integrity of the Company’s financial statements, the Audit Committee:

1.	Reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2022 (the “Audited Financial Statements”) and the report on internal control over financial reporting with management;

2.	Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

3.	Received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte its independence from the Company and management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee

David M. Tehle, Chair
Marla Gottschalk
Carl Andrew Pforzheimer
David A. Toy

78    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

PROPOSAL 7

The Board
recommends
that stockholders
vote AGAINST
this stockholder
proposal on the
proxy card.

STOCKHOLDER PROPOSAL ON A
POLICY REGARDING LIMITATIONS
ON ACCELERATED VESTING OF
PERFORMANCE-BASED SHARE
AWARDS OF SENIOR EXECUTIVE
OFFICERS UPON A CHANGE
IN CONTROL

The following stockholder proposal was submitted by the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, owner of 130 shares of our Common Stock. If properly presented, the proposal will be voted on at the Annual Meeting. In accordance with federal securities regulations, we have included the stockholder proposal plus any supporting statements exactly as submitted by the proponent, outlined by a black box below to allow readers to easily distinguish between materials provided by the proponent and materials provided by the Company.

RESOLVED: The shareholders ask the Board of Directors of U.S. Foods Holding Corp. (the “Company” or “U.S. Foods”), to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any performance-based share awards granted to any senior executive officer, provided, however, that the Board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro-rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to performance-based share units made under equity incentive plans or plan amendments that shareholders approve after the date of the 2023 Annual Meeting.

SUPPORTING STATEMENT:

■    U.S. Foods has a policy that in a change in control situation the Company will generally provide senior executives with the   full vesting of their unvested stock options, unvested restricted stock awards, and unvested performance-based share   units (currently Performance Restricted Stock Units, or “PRSUs”). In a change of control situation, the latter would vest at   target level.

■    We do not question that some form of severance payments may be appropriate in that situation. We are   concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with   an executive’s performance.

■    We are unpersuaded by the argument that executives somehow “deserve” an award of all unvested performance-based   awards regardless of performance. To accelerate the vesting of such equity on the theory that an executive was denied   the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

■    We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of performance-based   share units on a pro-rata basis as of his or her termination date, with the details of any pro-rata award to be determined by the   Compensation Committee.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     79

STOCKHOLDER PROPOSAL ON A POLICY REGARDING LIMITATIONS ON ACCELERATED VESTING

THE COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL 7.

The Board and the Nominating and Governance Committee, with input from the Compensation and Human Capital Committee, have carefully considered the proposal submitted by the International Brotherhood of Teamsters General Fund (the “Teamsters”) and believe that its adoption is not in the best interests of the Company or its stockholders. As discussed more fully below, implementation of this proposal is unnecessary given our “double-trigger” vesting practices, would disrupt the alignment of interests between executives and stockholders, unduly limit the Company’s ability to attract, retain, and incentivize talented executives, impose undue restrictions on the ability of the Compensation and Human Capital Committee to structure our executive compensation program, and is counter to the feedback from our stockholders on our executive compensation program.

For the reasons discussed below, the Board opposes this stockholder proposal and recommends that stockholders vote “AGAINST” the stockholder proposal. Proxies received by the Board will be voted “AGAINST” the proposal unless a contrary choice is specified in the proxy.

Vesting Practices. We only provide for accelerated vesting of performance-based share awards upon a change in control when there is a qualifying termination generally within 18 months following the change in control or when awards are not assumed in connection with the change of control. More specifically, for all our employees who participate in our equity plans, including our senior executive officers, we utilize a “double-trigger” mechanism for accelerating the vesting of performance-based share awards upon a change in control when the performance-based share awards are assumed in connection with the transaction. This double-trigger acceleration requires both the occurrence of a change in control and a termination of employment generally within 18 months following such change in control. Further, in the event that the double-trigger acceleration does take place, all unvested performance-based share awards only vest at target, regardless of performance to date.

Executives Aligned with Stockholders in Possible Change in Control Transaction. The Board believes that our existing vesting practices align the interests of executives with the interests of stockholders in the context of a change in control transaction. A potential change in control creates significant amounts of uncertainty surrounding plans of new ownership and whether executives will forfeit their ability to realize value from unvested awards. This uncertainty creates undesirable disincentives for the executives in connection with the consideration, negotiation and implementation of a potential change of control transaction. The Board believes that our existing practices eliminate these disincentives by allowing our senior executive officers to remain objective when negotiating a strategic transaction.

Moreover, retaining key executives while a change of control transaction is pending is particularly important, since the loss of such executives could adversely affect the Company’s business or operations if the transaction is not completed. Our Board also believes that the retention of executives in the context of a change in control transaction preserves the value of such transaction for our stockholders, as the prospect of losing valued executives in connection with a change in control could reduce the value of the Company to an acquirer and, consequently, reduce the amount that stockholders would realize in the transaction.

Competitive Disadvantage of Proponent’s Proposal. From a competitive standpoint, we are mindful of the acceleration practices of other publicly traded companies with whom we compete for executive talent. Based on publicly available information, a significant number of the public companies against whom we have historically compared our performance (and, we believe, the majority of public companies generally) do not restrict the acceleration of vesting of equity awards in connection with a change in control accompanied by a qualifying termination. The Board believes that limiting our practice regarding vesting of performance-based share awards could significantly disadvantage us from attracting, retaining and incentivizing key executives.

Independent Compensation and Human Capital Committee. Our Board believes that the interests of our stockholders are best served by recognizing that the Compensation and Human Capital Committee, comprising entirely independent directors, is in the best position to determine the terms of our executive compensation arrangements. The Board believes that the Compensation and Human Capital Committee should continue to retain the flexibility to design and administer competitive compensation programs that reflect market conditions and drive the responsible, long-term growth of our business. The Compensation and Human Capital Committee continually evaluates our executive compensation programs to ensure they meet our goals of emphasizing pay for performance, aligning executive and stockholder interests and attracting, retaining and incentivizing talented executives. The proponent’s proposal seeks to interfere with the Compensation and Human Capital Committee’s ability to exercise its informed business judgment.

80    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

STOCKHOLDER PROPOSAL ON A POLICY REGARDING LIMITATIONS ON ACCELERATED VESTING

Stockholders Endorse Our Pay-For-Performance Program. At our 2022 annual meeting, stockholders showed strong support for our executive compensation program, with 82% of the votes cast approving, on an advisory basis, the compensation paid to our NEOs. In past years, stockholders expressed strong support with more than 90% of the votes cast approving our executive compensation program each year since 2018. The US Foods Holding Corp. 2019 Long-Term Incentive Plan, which permits the acceleration of vesting of equity awards in connection with a change in control, was approved by holders of more than 93% of the votes cast at our 2019 annual meeting of stockholders. The Board believes that our stockholders have had, and will continue to have, the opportunity to provide holistic feedback on our compensation practices.

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     81

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND OFFICERS

The following table sets forth information as of March 21, 2023, the Record Date, unless otherwise indicated in the footnotes below, with respect to the beneficial ownership of our Common Stock by: (1) each individual or entity known to us to own beneficially more than 5% of our capital stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. For each applicable beneficial owner, percent ownership has been computed based on a total of 249,206,864 shares, consisting of 231,949,014 shares of our Common Stock outstanding as of March 21, 2023 and 17,257,850 shares of Common Stock which would be received by KKR upon conversion of their Series A Preferred Stock as of such date.

The amounts and percentages of shares of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

82    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND OFFICERS

Except as otherwise indicated in the footnotes to the following table, each of the beneficial owners listed below has, to our knowledge, sole voting and investment power for the indicated shares of our capital stock. Unless otherwise noted, the address of each beneficial owner listed below is c/o US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018.

	Shares Of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
FMR LLC(1)	25,498,776	10.2%
245 Summer Street, Boston, MA 02210
The Vanguard Group, Inc.(2)	19,619,394	7.9%
100 Vanguard Boulevard, Malvern, PA 19355
Sachem Head Capital Management LP(3)	19,187,785	7.7%
250 West 55th Street, 34th Floor, New York, New York 10019
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.(4)	17,257,887	6.9%
9 West 57th Street, Suite 4200, New York, New York 10019
Boston Partners(5)	14,216,673	5.7%
One Beacon Street, 30th FL, Boston, MA 02108
Invesco Ltd.(6)	13,292,972	5.3%
1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309
Directors and Named Executive Officers(7)
Cheryl A. Bachelder	29,775	*
James J. Barber, Jr.	4,908	*
Court D. Carruthers	44,123	*
Robert M. Dutkowsky	52,941	*
Scott D. Ferguson(8)	19,187,785	7.7%
Marla Gottschalk	4,908	*
Steven M. Guberman	353,232	*
Sunil Gupta	23,558	*
William S. Hancock	35,434	*
Andrew E. Iacobucci	293,890	*
Dirk J. Locascio	264,553	*
Carl Andrew Pforzheimer	31,849	*
Quentin Roach	4,908	*
Pietro Satriano(9)	2,524	*
Nathaniel H. Taylor(10)	—	*
David M. Tehle	30,083	*
John A. Tonnison	21,858	*
David A. Toy	4,908	*
Ann E. Ziegler	23,558	*
All directors and executive officers as a group (22 people)(7)	21,144,695	8.5%

*	Less than 1%.
(1)	Based solely on information as of December 31, 2022 in Amendment No. 9 to Schedule 13G filed with the SEC by FMR LLC (“FMR”) and Abigail P. Johnson on February 9, 2023. As of December 31, 2022, FMR reported having sole voting power over 22,721,775 shares of our Common Stock and FMR and Abigail P. Johnson reported having sole dispositive power over 25,498,776 shares of our Common Stock.
(2)	Based solely on information as of December 31, 2022 in Amendment No. 5 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 9, 2023. As of December 31, 2022, Vanguard reported having shared voting power over 75,975 shares of our Common Stock, sole dispositive power over 19,341,970 shares of our Common Stock, and shared dispositive power over 277,424 shares of our Common Stock.
(3)	Sachem Head Capital Management LP, Uncas GP LLC and Scott D. Ferguson have sole dispositive and sole voting power over no shares of our Common Stock and shared dispositive and shared voting power over 19,187,785 shares of our Common Stock; Sachem Head GP LLC has sole dispositive and sole voting power over no shares of our Common Stock and shared voting and shared dispositive power over 9,108,700 shares of our Common Stock.
(4)	Based solely on (i) information as of March 7, 2023 in Amendment No. 2 to Schedule 13D filed with the SEC by KKR Fresh Holdings L.P., KKR Fresh Holdings GP LLC (the general partner of KKR Fresh Holdings L.P.), KKR Fresh Aggregator L.P. (the sole member of KKR Fresh Holdings GP LLC), KKR Fresh Aggregator GP LLC (the general partner of KKR Fresh Aggregator L.P.), KKR Americas Fund XII L.P. (the sole member of KKR Fresh Aggregator GP LLC), KKR Associates Americas XII L.P. (the general partner of KKR Americas Fund XII L.P.), KKR Americas XII Limited (the general partner of KKR Associates Americas XII L.P.), KKR Group Partnership L.P. (the sole stockholder of KKR Americas XII Limited), KKR Group Holdings Corp. (the general partner of KKR Group Partnership L.P.), KKR Group Co. Inc. (the sole stockholder of KKR Group Holdings Corp.), KKR & Co. Inc. (the sole stockholder of KKR Group Co. Inc.), KKR Management LLP (the Series I preferred stockholder of KKR & Co. Inc.), and Henry R. Kravis and George R. Roberts (the founding partners of KKR Management LLP) (the “KKR Entities”) on March 9, 2023 reporting

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT     83

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND OFFICERS

ownership of 37 shares of our Common Stock and 371,044 shares of our Series A Preferred Stock. As of March 7, 2023, KKR Fresh Holdings L.P. reported sole voting power and sole dispositive power over such shares. As of March 21, 2023, such shares of Series A Preferred Stock were convertible into 17,257,850 shares of our Common Stock.
(5)	Based solely on information as of December 31, 2022 in Amendment No. 1 to Schedule 13G filed with the SEC by Boston Partners on February 13, 2023. As of December 31, 2022, Boston Partners reported having sole voting power over 12,553,618 shares of our Common Stock, shared voting power over 11,758 shares of our Common Stock and sole dispositive power over 14,216,673 shares of our Common Stock.
(6)	Based solely on information as of December 31, 2022 in Amendment No. 2 to Schedule 13G filed with the SEC by Invesco Ltd. (“Invesco”) on February 8, 2023. As of December 31, 2022, Invesco reported having sole voting power over 12,878,245 shares of our Common Stock and sole dispositive power over 13,292,972 shares of our Common Stock.
(7)	Includes shares of our Common Stock subject to stock options that are or may become exercisable within 60 days of March 21, 2023 and shares underlying RSUs that are scheduled to vest within 60 days of March 21, 2023:

Name	Stock Options (#)	Unvested RSUs (#)
Cheryl A. Bachelder	—	4,908
James J. Barber, Jr.	—	4,908
Court D. Carruthers	2,436	4,908
Robert M. Dutkowsky	—	—
Scott D. Ferguson	—	4,908
David E. Flitman	—	—
Marla Gottschalk	—	4,908
Steven M. Guberman	261,384	31,876
Sunil Gupta	—	4,908
William S. Hancock	15,200	8,336
Andrew E. Iacobucci	189,221	66,734
Dirk J. Locascio	164,750	25,734
Carl Andrew Pforzheimer	—	4,908
Quentin Roach	—	4,908
Pietro Satriano	—	—
David M. Tehle	2,436	4,908
John A. Tonnison	9,844	4,502
David A. Toy	—	4,908
Ann E. Ziegler	—	4,908
All directors and executive officers as a group (22 people)	1,159,612	265,187

(8)	Mr. Ferguson has shared voting and dispositive powers over 19,187,785 shares, which he shares with Sachem Head Capital Management LP, Uncas GP LLC and Sachem Head GP LLC. Pursuant to an arrangement between Mr. Ferguson and Sachem Head Capital Management LP, the RSUs referenced in Note 7, above, are held by Mr. Ferguson for the benefit of Sachem Head.
(9)	Mr. Satriano served as our Chief Executive Officer until May 9, 2022.
(10)	For Mr. Taylor, this table does not include 37 shares of our Common Stock and 371,044 shares, or 100%, of the outstanding Series A Preferred Stock (which are convertible into 17,257,850 shares of our Common Stock) held by the KKR Entities. Mr. Taylor is a partner and officer of one of the KKR Entities. He disclaims beneficial ownership of the shares held by the KKR Entities.

84    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

ABOUT THE MEETING

Why did you provide me this Proxy Statement?

We provided you this Proxy Statement because you were a holder of our Common Stock or Series A Preferred Stock as of the Record Date, and the Board is soliciting your proxy to vote your stock at the Annual Meeting. As permitted by SEC rules, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our registered and beneficial stockholders beginning on or about April 5, 2023. The Notice explains how to access the Proxy Statement and 2022 Annual Report and how to vote. If you have received a Notice by mail, you will not receive a printed copy of the Proxy Statement or 2022 Annual Report in the mail, unless you request them. To request a printed copy of our proxy materials, you should follow the instructions included in the Notice.

For information on how to receive electronic delivery of our annual reports to stockholders, proxy statements, proxy cards, and notices of internet availability of proxy materials, please see the section entitled “About Electronic Delivery” on page 93.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Dirk J. Locascio and Stephanie Miller as the Company’s proxies for the Annual Meeting.

What will I be voting on?

At the Annual Meeting, the holders of our Common Stock and the holders of our Series A Preferred Stock, voting together as a single class, will be asked to vote on:

		Our Board’s Recommendation	More Information (Page No.)
Proposal 1	The election of 12 director nominees to the Board	FOR EACH DIRECTOR NOMINEE	12
Proposal 2	The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say on pay” proposal)	FOR	38
Proposal 3	An advisory proposal regarding the frequency of future advisory votes on executive compensation (commonly known as a “say on frequency” proposal)	ONE YEAR	71
Proposal 4	The approval of an amendment to our Restated Certificate of Incorporation to add a federal forum selection provision	FOR	72
Proposal 5	The approval of an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation and to remove obsolete provisions	FOR	74
Proposal 6	The ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2023	FOR	77
Proposal 7	Stockholder Proposal on a policy regarding limitations on accelerated vesting of performance-based share awards of senior executive officers upon a change in control, if properly presented	AGAINST	79

Holders of our Series A Preferred Stock, voting as a separate class, will also vote on the election of a 13th director nominee (Nathaniel H. Taylor), designated by KKR pursuant to the Investment Agreement (KKR Designee).

Who is entitled to vote on these matters?

You are entitled to vote at the Annual Meeting if you owned shares of our Common Stock or Series A Preferred Stock as of the close of business on the Record Date. On the Record Date, 231,949,014 shares of our Common Stock were outstanding and eligible to be voted and 371,044 shares of Series A Preferred Stock, representing 17,257,850 shares of Common Stock on an as-converted basis, were outstanding and eligible to be voted. Each share of Common Stock owned as of the close of business on the Record Date is entitled to one vote on each matter that is properly brought before the Annual Meeting and on which our

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ABOUT THE MEETING

common stockholders are entitled to vote. Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class. In addition, each holder of record of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.

Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Bylaws, a majority of the outstanding voting power of the shares, present or represented by proxy, and entitled to vote at the Annual Meeting, constitutes a quorum. Where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for purpose of determining whether a quorum is present.

Why are common stockholders being asked to vote on the election of only 12 out of the 13 director nominees up for election?

A total of 13 director nominees will be voted upon at the Annual Meeting. Holders of our Common Stock and holders of our Series A Preferred Stock, voting together as a single class, are being asked to vote on 12 of the 13 director nominees.

The 13th director nominee will be voted upon only by the holders of our Series A Preferred Stock. Pursuant to the Investment Agreement (see “KKR Investment” beginning on page 34) and based on their current level of ownership, the holders of our Series A Preferred Stock are entitled to designate a director nominee for election to the Board and vote separately as a class on his or her election to the Board.

Why do holders of Series A Preferred Stock appear to have voting rights that differ from those of the holders of Common Stock with respect to the election of directors?

The central voting rights of our Series A Preferred Stock generally adhere to the one-share, one-vote principle (based on the number of shares of Common Stock issuable upon a conversion of our Series A Preferred Stock). On matters where holders of Common Stock and Series A Preferred Stock vote together as a single class, each holder of the Series A Preferred Stock is entitled to a number of votes that is equivalent to the number of shares of Common Stock issuable upon a conversion of that holder’s Series A Preferred Stock (see “KKR Investment” beginning on page 34). The Series A Preferred Stock does not have disproportionate voting power as compared to the Common Stock on matters where it votes as a single class with the Common Stock. There are no “high-vote” mechanisms that entitle the holders of Series A Preferred Stock to cast votes on these matters in excess of the number of shares of Common Stock issuable upon a conversion of the Series A Preferred Stock. As is not uncommon for preferred stock investors, KKR (as the holder of our Series A Preferred Stock) has the right to elect one director to our Board of Directors, subject to a fall-away concept described below. We agreed to issue and sell $500 million of Series A Preferred Stock in April 2020 at the outset of the COVID-19 pandemic to position the Company to withstand the extraordinary challenges and unprecedented uncertainty the pandemic cast over our business. After carefully evaluating numerous capital raising alternatives and based on available options, we negotiated the terms of our Series A Preferred Stock on an arms-length basis following a competitive process managed by professional advisors. It was against this backdrop, and with the best interests of US Foods and the holders of its Common Stock in mind, that we negotiated and approved the Investment Agreement and issued the Series A Preferred Stock.

The voting rights of the Series A Preferred Stock are subject to qualifications. As a general matter, the one director election right described above is limited to KKR; if KKR ceases to beneficially own Series A Preferred Stock and/or Common Stock that is at least 50% of the Common Stock beneficially owned by KKR (on an as-converted basis) at the closing of the investment, the right to elect one director falls away. Moreover, the Company will have the right to redeem all or a portion of the Series A Preferred Stock at its election on or after May 6, 2025. Given that the exclusive right of the Series A Preferred Stock to elect directors is limited to one director on our Board of Directors and the qualifications described above, we believe that the voting rights of the Series A Preferred Stock do not inappropriately favor the holders of our Series A Preferred Stock.

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ABOUT THE MEETING

How many votes do I have?

Each record holder of our Common Stock will have the right to cast one vote for each share of Common Stock he or she owns on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote. As of the Record Date, there were 231,949,014 shares of Common Stock outstanding.

Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class. As of the Record Date, there were 371,044 shares of Series A Preferred Stock outstanding, which, as of such date, were convertible into 17,257,850 shares of Common Stock.

In addition, each holder of record of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.

Are there any requirements on how the holders of the Series A Preferred Stock must vote on matters properly brought before the Annual Meeting?

Under the Investment Agreement, KKR is required to vote its shares of our Series A Preferred Stock (i) in favor of each of the director nominees recommended for election by the Board; (ii) for ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2023; and (iii) for all other proposals to be voted on at the Annual Meeting that have been recommended for approval by the Board.

What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Vote Required	Effect of Abstentions	Effect of Withhold Votes and Broker Non-Votes
Proposal 1: The election of 13 director nominees to the Board (including the KKR Designee).	Each director nominee must receive more votes cast “FOR” his or her election than votes cast “AGAINST” his or her election (with our common stockholders and holders of Series A Preferred Stock voting together as a single class).	N/A	Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal.
Nathaniel H. Taylor must receive more votes cast “FOR” his election than votes cast “AGAINST” his election (with holders of Series A Preferred Stock voting separately as a class).
If an incumbent director nominee fails to be elected, he or she will promptly tender resignation to the Board. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. After the Board acts on the resignation, it will publicly announce its decision and rationale within 120 days after the date the election results were certified.
Proposal 2: The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say-on-pay” proposal).	Majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote must vote “FOR” the proposal (with our common stockholders and holders of Series A Preferred Stock voting together as a single class).	An abstention has the same effect as a vote against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

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ABOUT THE MEETING

Proposal	Vote Required	Effect of Abstentions	Effect of Withhold Votes and Broker Non-Votes
Proposal 3: An advisory proposal regarding the frequency of future advisory votes on executive compensation (commonly known as a “say on frequency” proposal)	The frequency receiving the highest number of votes of shares present at the meeting or represented by proxy and entitled to vote will be approved (with our common stockholders and holders of Series A Preferred Stock voting together as a single class).	N/A	Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal.
Proposal 4: The approval of an amendment to our Restated Certificate of Incorporation to add a federal forum selection provision	Majority of the shares outstanding on the Record Date and entitled to vote on the proposal must vote “FOR” the proposal (with our common stockholders and holders of Series A Preferred Stock voting together as a single class).	Abstentions will have the same effect as votes against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have the same effect as votes against the proposal.
Proposal 5: The approval of an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation and to remove obsolete provisions	Majority of the shares outstanding on the Record Date and entitled to vote on the proposal must vote “FOR” the proposal (with our common stockholders and holders of Series A Preferred Stock voting together as a single class).	Abstentions will have the same effect as votes against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have the same effect as votes against the proposal.
Proposal 6: The ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2023.	Majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote must vote “FOR” the proposal (with our common stockholders and holders of Series A Preferred Stock voting together as a single class).	An abstention has the same effect as a vote against the proposal.	Broker discretionary voting is permitted, so broker non-votes are not expected.
Proposal 7: Stockholder proposal on a policy regarding limitations on accelerated vesting of performance-based share awards of senior executive officers upon a change in control, if properly presented	Majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote must vote “FOR” the proposal (with our common stockholders and holders of Series A Preferred Stock voting together as a single class).	An abstention has the same effect as a vote against the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS VOTING FOR THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES, FOR THE SAY ON PAY PROPOSAL, TO VOTE TO CONSIDER A SAY ON PAY PROPOSAL EVERY ONE YEAR, FOR THE APPROVAL OF BOTH OF THE PROPSALS TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE, AND AGAINST PROPOSAL 7.

Why are you conducting a virtual-only Annual Meeting?

We are conducting this year’s Annual Meeting entirely online because the virtual meeting format provides our stockholders with expanded access to the Annual Meeting, providing stockholders who would not otherwise be able to attend the meeting the opportunity to participate. Like our prior in-person annual meetings, we will provide our stockholders with ample opportunity to ask questions or provide comments. Stockholders will have the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting.

Who is allowed to attend the Annual Meeting?

You are entitled to participate in the virtual Annual Meeting if you were a stockholder of record as of the close of business on March 21, 2023 or if you hold a valid proxy for the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote during the meeting.

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ABOUT THE MEETING

How do I participate in the virtual Annual Meeting?

We are holding the Annual Meeting in a virtual-only meeting format, and you will not be able to attend the Annual Meeting at a physical location. To participate in the virtual Annual Meeting, login at www.virtualshareholder meeting.com/USFD2023 and enter the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If your shares are in “street name,” instructions should be provided on the voting instruction card provided by your broker, bank or other nominee. Contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the virtual meeting.

Stockholders will have the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote during the meeting

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m., Central Daylight Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test the computer audio system. We encourage you to log in prior to the meeting start time. Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter technical difficulties accessing the audio webcast, please follow the instructions on the pre-meeting message listed on the website.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

May I ask questions at the virtual Annual Meeting?

Yes. We expect that all of our directors and executive officers, as well as representatives of our independent registered public accounting firm, Deloitte, will attend the virtual Annual Meeting and be available to answer questions. We will provide our stockholders the opportunity to ask questions about a proposal during the formal business of the meeting. Questions of a general nature will be held until after the conclusion of the formal business of the Annual Meeting. Instructions for submitting questions will be posted on the virtual meeting website. This live question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted to the virtual meeting platform on the day of the Annual Meeting, and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions.

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ABOUT VOTING

Who is soliciting proxies for the Annual Meeting with this Proxy Statement?

The Board is soliciting proxies for the Annual Meeting. We will pay the costs of this solicitation. We have retained Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies for the Annual Meeting for a fee of approximately $20,000, plus routine out-of-pocket expenses. Proxies may be solicited in person, through the mail, or by telephone, email, or other electronic means by our directors, officers, and employees without additional compensation. We will also reimburse brokers, nominees, and fiduciaries for their costs in sending proxy materials to holders of our common stock and Series A Preferred Stock.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (“in street name”), you are considered the beneficial owner of those shares.

How do I vote by proxy before the Annual Meeting?

If your shares are held directly in your own name, and you received a Notice of Internet Availability of Proxy Materials, you may vote your shares over the internet at www.proxyvote.com or by telephone by dialing 1-800-690-6903. To vote over the internet or by telephone, you will need your unique 16-digit control number, which is included on the Notice. These stockholders may also vote their shares by mail by requesting a paper or electronic copy of the proxy materials, which will include a proxy card with instructions.

If your shares are held directly in your own name, and you received printed or electronic copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet at www.proxyvote.com or by telephone by dialing 1-800-690-6903, you should refer to your proxy card for instructions and use your unique 16-digit control number which is included on your proxy card.

If your shares are held in “street name,” meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

What shares are included on a proxy or voting instruction card?

Each proxy or voting instruction card represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, or if some of your shares are registered directly in your name with the Company’s transfer agent and some of your shares are held in street name through a broker, bank or other nominee. Please vote the shares on each proxy card or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, or other nominee, the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2023 (Proposal 6) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of directors (Proposal 1), the advisory

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ABOUT VOTING

say on pay proposal (Proposal 2), the advisory say on frequency proposal (Proposal 3), the proposal to amend our Restated Certificate of Incorporation to add a federal forum selection provision (Proposal 4), the proposal to amend our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation and to remove obsolete provisions (Proposal 5), and the stockholder proposal on a policy regarding limitations on accelerated vesting of performance-based share awards of senior executive officers upon a change in control (Proposal 7) are not “routine” proposals; therefore, your broker will be unable to vote your shares on these proposals if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.”

I have shares registered in my name, and also have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

How can I vote at the virtual Annual Meeting?

Stockholders of record may vote their shares electronically at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/USFD2023.

If you hold your shares in street name, you must follow the voting instructions provided by your brokerage firm, bank or other nominee to vote your shares at the virtual Annual Meeting.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares by internet, telephone or mail prior to the Annual Meeting.

Can I change my vote or revoke my proxy?

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

■	Delivering written notice to the Corporate Secretary that is received on or before 11:59 p.m. (Eastern Time) on May 17, 2023;

■	Submitting a later dated proxy over the Internet or by telephone in accordance with the instructions in the Notice or the proxy card; or

■	Voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc., the Company’s independent tabulating agent, will count the votes and serve as the inspector of election at the Annual Meeting. The Company keeps all proxies, ballots, and voting tabulations confidential as a matter of practice.

What is the deadline for voting?

The deadline for voting by telephone or electronically is 11:59 p.m. (Eastern Time) on May 17, 2023. If you attend the virtual Annual Meeting, you may vote your shares electronically during the meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

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What happens if the Annual Meeting is adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Where can I find the results of the Annual Meeting?

We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following our Annual Meeting, a copy of which will also be available on our website, https://ir.usfoods.com/investors.

Whom do I contact if I have questions about the Annual Meeting?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Okapi Partners LLC

1212 6th Avenue, Floor 24
New York, NY 10036
Banks and Brokers Call: (212) 297-0720
or
Stockholder and All Others Call Toll-Free: (877) 285-5990
Email: info@okapipartners.com

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OTHER MATTERS

OTHER BUSINESS

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares of our Common Stock and the Series A Preferred Stock they represent according to their judgment.

ABOUT HOUSEHOLDING

Stockholders with multiple accounts who have elected to receive printed copies of proxy materials and share the same last name and household mailing address will receive a single set of printed copies of our proxy materials, unless we are instructed otherwise. Each stockholder will, however, receive a separate proxy card. Any stockholder who would like to receive separate copies of our proxy materials may email or write us at the following address, and we will promptly deliver them. Alternatively, if you received multiple copies of our proxy materials and would like to receive combined mailings in the future, please call, email or write us at the following address:

US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
Attention: General Counsel
generalcounsel@usfoods.com

Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.

ABOUT ELECTRONIC DELIVERY

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com to vote using the Internet, select “Delivery Settings” and follow the instructions to indicate that you agree to receive or access proxy materials electronically in the future years.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Nomination of Director Candidates: Stockholders may nominate candidates to serve on the Board. Our Bylaws require stockholders seeking to make a director nomination to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a nomination to us no earlier than January 19, 2024 and no later than the close of business on February 18, 2024 in order to nominate a candidate for director at our 2024 annual meeting. The notice must contain the information required by our Bylaws, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: Corporate Secretary.

Proposals for Business for Inclusion in Next Year’s Proxy Statement (Rule 14a-8 Stockholder Proposals): To be considered for inclusion in our proxy statement for the 2024 annual meeting, the Company must receive notice of a stockholder proposal on or before December 7, 2023. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: Corporate Secretary.

Non-Rule 14a-8 Stockholder Proposals: If you intend to present a proposal at an annual meeting other than by submitting a stockholder proposal for inclusion in our proxy statement for that meeting, our Bylaws require you to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a proposal to us no earlier than January 19, 2024 and no later than the close of business on February 18, 2024 in order to present it at the 2024 annual meeting. The notice must contain the information required by our Bylaws, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: Corporate Secretary.

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OTHER MATTERS

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

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APPENDIX A

NON-GAAP FINANCIAL MEASURES

In this Proxy Statement, we discuss Adjusted EBITDA, Adjusted Diluted EPS, Net Debt and Net Debt Leverage Ratio, all of which are non-GAAP financial measures. Set forth below is a methodology for determining, and our rationale for using, these measures.

Metric	Definition	Rationale for Use
Adjusted EBITDA	EBITDA is defined as net income, plus interest expense – net, income tax provision (benefit), and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for: (1) restructuring costs and asset impairment charges; (2) shared-based compensation expense; (3) the non-cash impact of last-in, first-out (LIFO) reserve adjustments; (4) loss on extinguishment of debt; (5) business transformation costs; and (6) other gains, losses, or costs as specified in the agreements governing our indebtedness.	We believe Adjusted EBITDA provides meaningful supplemental information about our operating performance because it excludes amounts that we do not consider part of our core operating results when assessing our performance. Adjusted EBITDA is used in connection with certain covenants and restricted activities under the agreements governing our indebtedness. We also believe that the presentation of Adjusted EBITDA is useful to investors because it may be used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in our industry.
Adjusted Diluted EPS	Adjusted Diluted EPS is calculated by adjusting the most directly comparable GAAP financial measure, Diluted EPS, by excluding the same items excluded in our calculation of Adjusted EBITDA to the extent that each such item was included in the applicable GAAP financial measure	We believe the presentation of Adjusted Diluted EPS is useful to investors because the measurement excludes amounts that we do not consider part of our core operating results when assessing our performance and it may be used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in our industry.
Net Debt and Net Leverage Ratio	Net Debt is defined as total debt net of total Cash, cash equivalents and restricted cash remaining on the balance sheet as of the end of the most recent fiscal quarter. The Net Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA.	We use Net Debt as a supplemental measure to GAAP measures to review the liquidity of our operations. We believe that Net Debt is a useful financial metric to assess our ability to pursue business opportunities and investments. We believe that the Net Leverage Ratio is useful to investors because it may be used by securities analysts, investors, and other interested parties in their evaluation of the relative capital structures of companies in our industry.

We caution readers that these definitions may not be the same as similar measures used by other companies. Not all companies and analysts calculate these measures in the same manner. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

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APPENDIX A

US FOODS HOLDING CORP. NON-GAAP RECONCILIATION (UNAUDITED)

	For the year ended
	Consolidated US Foods
($ in millions, except share and per share data)	December 31, 2022	January 1, 2022	January 2, 2021(13)
Net income (loss) (GAAP)	$265	$164	$(226)
Interest expense—net	255	213	238
Income tax provision (benefit)	96	50	(68)
Depreciation expense	327	323	343
Amortization expense	45	55	79
EBITDA (Non-GAAP)	988	805	366
Adjustments:
Restructuring costs and asset impairment charges(1)	12	11	39
Share-based compensation expense(2)	45	48	40
LIFO reserve adjustments(3)	147	165	25
Loss on extinguishment of debt(4)	—	23	—
Business transformation costs(5)	52	22	22
COVID-19 bad debt (benefit) expense(6)	—	(15)	47
COVID-19 product donations and inventory adjustments(7)	—	—	50
COVID-19 other related expenses(8)	—	3	13
Business acquisition and integration related costs and other(9)	66	(5)	46
Adjusted EBITDA (Non-GAAP)	$1,310	$1,057	$648
Diluted EPS (GAAP)	$1.01	$0.54
Restructuring costs and asset impairment charges(1)	0.05	0.04
Share-based compensation expense(2)	0.18	0.19
LIFO reserve adjustments(3)	0.59	0.66
Loss on extinguishment of debt(4)	—	0.09
Business transformation costs(5)	0.21	0.09
COVID-19 bad debt benefit(6)	—	(0.06)
COVID-19 other related expenses(8)	—	0.01
Business acquisition and integration related costs and other(9)	0.26	(0.02)
Income tax provision, as adjusted(10)	(0.16)	0.01
Adjusted Diluted EPS (Non-GAAP)(11)	$2.14	$1.55
Weighted-average diluted shares outstanding (Non-GAAP)(12)	251,231,662	249,886,068

NM = Not Meaningful

(1)	Consists primarily of the write-off of old leases ROU asset and lease liability of $9 million associated with entering into a new lease agreement for four distribution facilities for the 52 weeks ended December 31, 2022, non-CEO severance and related costs, and organizational realignment costs and other asset impairment charges.
(2)	Share-based compensation expense for expected vesting of stock awards and employee stock purchase plan.
(3)	Represents the impact of LIFO reserve adjustments.
(4)	Includes early redemption premium and the write-off of certain pre-existing debt issuance costs.
(5)	Consists primarily of costs related to significant process and systems redesign across multiple functions.
(6)	Includes the changes in the reserve for doubtful accounts expense reflecting the collection risk associated with our customer base as a result of the COVID-19 pandemic.
(7)	Includes COVID-19 related expenses related to inventory adjustments and product donations.
(8)	Includes COVID-19 related costs that we are permitted to add back under certain agreements governing our indebtedness.
(9)	Includes: (i) aggregate acquisition and integration related costs of $22 million for both fiscal years 2022 and 2021, and $45 million for fiscal year 2020; (ii) contested proxy and related legal and consulting costs of $21 million for fiscal year 2022; (iii) CEO severance of $5 million for fiscal year 2022; (iv) favorable legal settlement recoveries of $29 million for fiscal year 2021; and (v) other gains, losses or costs that we are permitted to add back for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness.
(10)	Represents our income tax provision (benefit) adjusted for the tax effect of pre-tax items excluded from Adjusted net income and the removal of applicable discrete tax items. Applicable discrete tax items include changes in tax laws or rates, changes related to prior year unrecognized tax benefits, discrete changes in valuation allowances, and excess tax benefits associated with share-based compensation. The tax effect of pre-tax items excluded from Adjusted net income is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.
(11)	Adjusted Diluted EPS is calculated as Adjusted net income divided by weighted average diluted shares outstanding (Non-GAAP).
(12)	For purposes of the Adjusted Diluted EPS calculation (Non-GAAP), when the Company has net income (GAAP), weighted average diluted shares outstanding (Non-GAAP) is used and assumes conversion of the Series A convertible preferred stock, and, when the Company has net loss (GAAP) and assumed conversion of the Series A convertible preferred stock would be antidilutive, weighted-average diluted shares outstanding (GAAP) is used.
(13)	No reconciliations for Adjusted Diluted EPS are included for fiscal year 2020 because such numbers do not appear in this Proxy Statement.

96    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

APPENDIX A

NET DEBT AND NET LEVERAGE RATIOS

($ in millions, except ratios)	December 31, 2022	January 1, 2022
Total Debt (GAAP)	$4,854	$5,011
Cash, cash equivalents and restricted cash	($211)	($148)
Net Debt (Non-GAAP)	$4,643	$4,863
Adjusted EBITDA(1)	$1,310	$1,057
Net Leverage Ratio	3.5	4.6
(1)	Trailing Twelve Months (TTM) Adjusted EBITDA

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    97

APPENDIX B

PROPOSED RESTATED CERTIFICATE OF INCORPORATION OF US FOODS HOLDING CORP.

(Deletions noted in strike-through, and additions noted in italics and underlining)

FIRST: Name. The name of the corporation is US Foods Holding Corp. (the “Corporation”).

SECOND: Registered Office. The Corporation’s registered office in the State of Delaware is at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

FOURTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 625,000,000, consisting of: (x) 600,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (y) 25,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.

(a)	Common Stock. Except as otherwise provided (i) by the DGCL, (ii) by Section (b) of this Article FOURTH, or (iii) by resolutions, if any, of the board of directors of the Corporation (the “Board”) fixing the powers, designations, preferences and the relative, participating, optional or other rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock, and shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to any rights and preferences of the Preferred Stock (as fixed by resolutions, if any, of the Board), in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.
(b)	Preferred Stock. Subject to the provisions of this Restated Certificate of Incorporation, the Board is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series. Further, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any such class or series, the Board is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issue of shares of that class or series.

FIFTH: Management of Corporation. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)	The number of directors constituting the Board shall be not fewer than two and not more than fifteen, each of whom shall be a natural person. Subject to any rights of any holders of any class or series of Preferred Stock to elect directors, the precise number of directors of the Corporation shall be fixed, and may be altered from time to time, only by resolution of the Board.
(b)	~~Prior to the annual meeting of the stockholders of the Corporation to be held in 2022, each director elected to the Board shall serve the remainder of the term for which such director was elected, such that: (i) each director elected at the annual meeting of stockholders of the Corporation held in 2019 shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2022; (ii) the successor of each director whose term expires at the annual meeting of stockholders of the Corporation to be held in 2020 shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2021; and (iii) the successor of each director whose term expires at the annual meeting of stockholders of the Corporation to be held in 2021 shall be elected for a term expiring at the annual meeting of stockholders of the Corporation to be held in 2022. Commencing with the annual meeting of stockholders of the Corporation to be held in 2022, the Board will no longer be classified under Section 141(d) of the DGCL and d~~ Directors shall be elected for one-year terms expiring at the next succeeding annual meeting of stockholders of the Corporation. Each director shall hold office until his or her term expires and his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

98    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

APPENDIX B

(c)	Subject to this Article FIFTH, the election of directors may be conducted in any manner approved by the person presiding at a meeting of the stockholders or the directors of the Corporation, as the case may be, at the time when the election is held and need not be by written ballot.
(d)	Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances~~: (i) until the election of directors at the annual meeting of stockholders of the Corporation to be held in 2022, a director may be removed from office only for cause and only by the affirmative vote of holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of directors, and (ii) thereafter,~~ any director may be removed, with or without cause, by the affirmative vote of holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of directors.
(e)	Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, and except as otherwise provided by law, any vacancy in the Board that results from an increase in the number of directors, from the death, disability, resignation, retirement, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of at least a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. ~~Until the election of directors at the annual meeting of the stockholders of the Corporation to be held in 2022 , a director elected to fill a vacancy or a newly created directorship shall hold office for the remainder of the term of his or her predecessor or, in the case of a newly created directorship, for the remainder of the term of the class of directors to which he or she is elected and until his or her successor has been elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Thereafter, a~~ A director elected to fill a vacancy or a newly created directorship shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor has been elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.
(f)	All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Restated Certificate of Incorporation or by the bylaws of the Corporation) shall be vested in and exercised by the Board.
(g)	To the fullest extent permitted by the DGCL, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.
(h)	To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses to the directors and officers of the Corporation, provided that, except as otherwise provided in the bylaws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director or officer of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized by the Board. The rights provided by this Article FIFTH, Section (h) shall not limit or exclude any rights, indemnities or limitations of liability to which any director or officer of the Corporation may be entitled, whether as a matter of law, under the bylaws of the Corporation, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.

SIXTH. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SEVENTH. Special Meetings. Subject to the special rights of any series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board pursuant to a resolution of the Board adopted by a majority of the total number of directors then in office. The stockholders of the Corporation do not have the power to call a special meeting of the stockholders. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting. The bylaws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

EIGHTH: Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders, or directors, or officers are granted subject to this reservation, provided, however, that

US FOODS HOLDING CORP. | 2023 PROXY STATEMENT    99

APPENDIX B

any amendment, alteration or repeal of Article FIFTH, Section (g) or Section (h) shall not adversely affect any right or protection existing under this Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.

NINTH: Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to amend, alter or repeal the bylaws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to amend, alter or repeal the bylaws. Any amendment, alteration or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the Board then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the bylaws of the Corporation by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote with respect thereto, voting together as a single class.

TENTH: Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, employee, agent or stockholder of the Corporation arising pursuant to any provision of the DGCL, this Restated Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation or any director, officer, employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933. Failure to comply with the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. If any provision or provisions of this Article TENTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article TENTH shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

100    US FOODS HOLDING CORP. | 2023 PROXY STATEMENT

IN 2022, US FOODS® TOOK CONCRETE ACTION TO REDUCE GREENHOUSE GAS (GHG) EMISSIONS ACROSS ITS VALUE CHAIN

AS PART OF OUR COMMITMENT TO REDUCE GHG EMISSIONS, WE:

- √ **Reported scopes 1 and 2 emissions to CDP for 2021 and baseline scope 3 emissions for 2019**[1]
  - Scope 1: 591,416 metric tons CO_2e
  - Scope 2: 155,366 metric tons CO_2e
  - Scope 3: 22,356,202[2] metric tons CO_2e
- √ **Integrated these targets into our business strategy and financial planning under the US Foods Long-Range Plan**
- √ **Committed to report progress against these targets in our annual CSR Report and via the Climate Disclosure Project's (CDP) annual Climate Change questionnaire**

AND IN 2022, WE STARTED TO MAKE THIS COMMITMENT A REALITY.

Scope 1 GHG reduction initiatives:

- Optimizing routing to reduce miles driven
- Deploying new vehicle technologies
- Using alternative fuels for vehicles:
  - Compressed natural gas (CNG)
  - Renewable natural gas
  - Renewable diesel fuel
  - Electric vehicles (EV)

Scope 2 GHG reduction initiatives:

Scope 3 GHG reduction initiatives:

Expected Fleet Additions (by the end of 2023):

- 30 EV trucks
- 90 CNG vehicles

Further information about our GHG commitments can be found at usfoods.com/csr

(1) Calculated following both the average-data method and spend-based method. Most of our emissions were calculated using the weight of produce and protein purchased and were multiplied against their corresponding emissions factors which were derived from the EcoInvent or AGRIBALYSE 3.0.1 databases. All other purchased goods and service spend data was input into the GHG Protocol / Quantis Scope 3 Evaluator tool, which is based off the GHG Protocol's Technical Guidance for Calculating Scope 3 Emissions. The emissions data outputs are from a screening performed on US Foods's 2019 data as a baseline for its target reductions.

(2) Scope 3 consisted of metric tons CO_2e from: Purchased goods and services - 21,246,743; Capital goods - 71,435; Fuel and energy related activities - 302,383; Upstream transportation & distribution - 364,198; Waste generated in operations - 10,799; Business travel - 27,693; Employee commuting - 57,120; Processing of sold products - 199; End-of-life treatment of sold products - 270,436 and Investments - 5,196. Other Scope 3 emissions categories were determined to be not applicable.

US FOODS HOLDING CORP.
9399 WEST HIGGINS ROAD
SUITE 100
ROSEMONT, IL 60018

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/USFD2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V05369-P84248	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

US FOODS HOLDING CORP.

The Board of Directors recommends you vote FOR the election of the following twelve nominees as directors:

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Cheryl A. Bachelder	☐	☐	☐

	1b.	James J. Barber, Jr.	☐	☐	☐

	1c.	Robert M. Dutkowsky	☐	☐	☐

	1d.	Scott D. Ferguson	☐	☐	☐

	1e.	David E. Flitman	☐	☐	☐

	1f.	Marla Gottschalk	☐	☐	☐

	1g.	Sunil Gupta	☐	☐	☐

	1h.	Carl Andrew Pforzheimer	☐	☐	☐

	1i.	Quentin Roach	☐	☐	☐

	1j.	David M. Tehle	☐	☐	☐

	1k.	David A. Toy	☐	☐	☐

	1l.	Ann E. Ziegler	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

3.	To recommend, on an advisory basis, the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

4.	To approve an amendment to our Restated Certificate of Incorporation to add a federal forum selection provision.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

5.	To approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation and to remove obsolete provisions.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

6.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

7.	A stockholder proposal on a policy regarding limitations on accelerated vesting of performance-based share awards of senior executive officers upon a change in control, if properly presented at the Annual Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V05370-P84248

US FOODS HOLDING CORP.

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2023 AT 9:00 AM (CDT)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of 2023 Annual Meeting of Stockholders and Proxy Statement with respect to the 2023 Annual Meeting of Stockholders of US Foods Holding Corp. (the “Company”) to be held at 9:00 AM (CDT) on May 18, 2023, via the Internet at www.virtualshareholdermeeting.com/USFD2023. The undersigned hereby appoints Dirk J. Locascio, Andrew M. Johnstone and Stephanie D. Miller, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy, all the shares of common stock of the Company which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before such meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2, “1 YEAR” ON PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6 AND “AGAINST” PROPOSAL 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side

US FOODS HOLDING CORP.
9399 WEST HIGGINS ROAD
SUITE 100
ROSEMONT, IL 60018

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/USFD2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V05369-P84248	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

US FOODS HOLDING CORP.

The Board of Directors recommends you vote FOR the election of the following twelve nominees as directors:

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Cheryl A. Bachelder	☐	☐	☐

	1b.	James J. Barber, Jr.	☐	☐	☐

	1c.	Robert M. Dutkowsky	☐	☐	☐

	1d.	Scott D. Ferguson	☐	☐	☐

	1e.	David E. Flitman	☐	☐	☐

	1f.	Marla Gottschalk	☐	☐	☐

	1g.	Sunil Gupta	☐	☐	☐

	1h.	Carl Andrew Pforzheimer	☐	☐	☐

	1i.	Quentin Roach	☐	☐	☐

	1j.	David M. Tehle	☐	☐	☐

	1k.	David A. Toy	☐	☐	☐

	1l.	Ann E. Ziegler	☐	☐	☐

	1m.	Nathaniel H. Taylor	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

3.	To recommend, on an advisory basis, the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

4.	To approve an amendment to our Restated Certificate of Incorporation to add a federal forum selection provision.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

5.	To approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation and to remove obsolete provisions.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

6.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

7.	A stockholder proposal on a policy regarding limitations on accelerated vesting of performance-based share awards of senior executive officers upon a change in control, if properly presented at the Annual Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V05370-P84248

US FOODS HOLDING CORP.

ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2023 AT 9:00 AM (CDT)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of 2023 Annual Meeting of Stockholders and Proxy Statement with respect to the 2023 Annual Meeting of Stockholders of US Foods Holding Corp. (the “Company”) to be held at 9:00 AM (CDT) on May 18, 2023, via the Internet at www.virtualshareholdermeeting.com/USFD2023. The undersigned hereby appoints Dirk J. Locascio, Andrew M. Johnstone and Stephanie D. Miller, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy, all the shares of common stock of the Company which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before such meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2, “1 YEAR” ON PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “FOR” PROPOSAL 6 AND “AGAINST” PROPOSAL 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side